As filed with the Securities and Exchange Commission on July 7, 2010

                                                                                                                                REGISTRATION NO. 333-______
____333- -01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________

ENTERGY ARKANSAS, INC.
(Exact name of Registrant and Sponsor as specified in its charter)
ARKANSAS
(State or other jurisdiction of incorporation or organization)
71-0005900
(I.R.S. Employer Identification No.)
425 WEST CAPITOL AVENUE
LITTLE ROCK, ARKANSAS 72201
(501) 377-4372

ENTERGY ARKANSAS RESTORATION FUNDING, LLC
(Exact name of Registrant and Issuing Entity as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
27-2875268
(I.R.S. Employer Identification No.)
425 WEST CAPITOL AVENUE, 27TH FLOOR
LITTLE ROCK, ARKANSAS 72201
(501) 377-5886

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Theodore H. Bunting, Jr Senior Vice President and Chief Accounting Officer Entergy Arkansas, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-2517	Steven C. McNeal Vice President and Treasurer Entergy Arkansas, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-4363	Dawn A. Abuso Entergy Services, Inc. 639 Loyola Avenue New Orleans, Louisiana 70113 (504) 576-6755

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________

With a Copy to:

ERIC TASHMAN, ESQ. SIDLEY AUSTIN llp 555 CALIFORNIA STREET SAN FRANCISCO, CALIFORNIA 94104 (415) 772-1214	JEFFREY J. DELANEY, ESQ PILLSBURY WINTHROP SHAW PITTMAN LLP 1540 BROADWAY NEW YORK, NEW YORK 10036 (212) 858-1292

____________________________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
____________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   __________________.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  _________________.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer                                                                                                Accelerated Filer

Non-Accelerated Filer  X  (do not check if smaller reporting company)Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Secured Storm Recovery Bonds	$1,000,000	100% (1)	$1,000,000 (1)	$71.30

(1)           Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
______________________________________________________________________

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the prospectus is not complete and may be changed.   The storm recovery bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement and the prospectus are not an offer to sell nor do they seek an offer to buy storm recovery bonds in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Dated ______, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated ______, 2010)
$______________
Entergy Arkansas Restoration Funding, LLC
Issuing Entity
Senior Secured Storm Recovery Bonds

Tranche	Expected Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Issuing Entity (Before Expenses)

The total price to the public is $_________.  The total amount of the underwriting discounts and commissions is $_________.  The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $_________) is $___________.

Investing in the Senior Secured Storm Recovery Bonds involves risks. Please read “Risk Factors” beginning on page [10] of the accompanying prospectus.

Entergy Arkansas Restoration Funding, LLC is issuing $___________ of Senior Secured Storm Recovery Bonds, referred to herein as the Storm Recovery Bonds. Entergy Arkansas, Inc. is the seller, initial servicer and sponsor with regard to the Storm Recovery Bonds. The Storm Recovery Bonds are senior secured obligations of the issuing entity secured by storm recovery property, which includes the right to a special, irrevocable nonbypassable charge, known as a storm recovery charge, paid by all retail electric customers in the certificated service territory of the sponsor as described herein. Credit enhancement for the Storm Recovery Bonds will be provided by such statutory true-up mechanism as well as by general, excess funds and capital subaccounts held under the indenture.

In January 2009, Arkansas was struck by an ice storm, which caused widespread damage to infrastructure and power outages throughout Entergy Arkansas’ certificated service territory.  In response to the damage to the utility infrastructure the Arkansas legislature passed the Arkansas Electric Utility Storm Recovery Securitization Act, or the Act, codified as Subchapter 9 of Chapter 18 of Title 23 of the Arkansas Code, authorizing the Arkansas Public Service Commission to issue financing orders allowing for the securitization of storm recovery costs.

One of the purposes of this act was to lower the cost to consumers for reconstruction after the January 2009 ice storm and future natural disasters.  The Arkansas Public Service Commission issued a financing order to the sponsor on June 16, 2010 which became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the Storm Recovery Bonds.  Pursuant to the financing order, the sponsor established the issuing entity as a bankruptcy remote special purpose subsidiary company to issue the Storm Recovery Bonds.  In the financing order, the Arkansas Public Service Commission authorized a storm recovery charge to be imposed on all existing and future retail customers in Entergy Arkansas’ service territory receiving transmission or distribution service, or both from the sponsor or its successors or assignees under rate schedules approved by the Arkansas Public Service Commission.  Entergy Arkansas, Inc., as servicer, will collect storm recovery charges on behalf of the issuing entity and remit the estimated storm recovery charges to a trustee as described herein.  Please read “The Bonds—The Storm Recovery Property” in this prospectus supplement.

The financing order requires that the Arkansas Public Service Commission approve adjustments to storm recovery charges semi-annually to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the Storm Recovery Bonds, as described further in this prospectus supplement and the accompanying prospectus.

The Arkansas Public Service Commission guarantees that it will act pursuant to the financing order to ensure that storm recovery charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the Storm Recovery Bonds.  The true-up mechanism, and all other obligations of the State of Arkansas and the Arkansas Public Service Commission set forth in the financing order, are direct, explicit, irrevocable and unconditional upon issuance of the Storm Recovery Bonds and are legally enforceable against the State of Arkansas and the Arkansas Public Service Commission.

The Storm Recovery Bonds represent obligations only of the issuing entity, Entergy Arkansas Restoration Funding, LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity.  Please read “The Bonds—The Storm Recovery Property,” “—The Collateral” and “Credit Enhancement” in this prospectus supplement.  The Storm Recovery Bonds are not a debt or general obligation of the State of Arkansas, any of its political subdivisions agencies, or instrumentalities and are not a charge on their full faith and credit.  Neither the full faith and credit nor the taxing power of the State of Arkansas is pledged to the payment of the principal of, or interest on, the Storm Recovery Bonds.

Additional information is contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus carefully before you decide to invest in the Storm Recovery Bonds. This prospectus supplement may not be used to offer or sell the Storm Recovery Bonds unless accompanied by the prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the Storm Recovery Bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about ________, 2010. Each bond will be entitled to interest on [_____]  and [______] of each year, and on the final maturity date.  The first scheduled payment date is [______]. There currently is no secondary market for the Storm Recovery Bonds, and we cannot assure you that one will develop.

Morgan Stanley

The date of this prospectus supplement is _________, 2010.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
SUMMARY OF TERMS
THE BONDS
The Collateral
The Storm Recovery Property
Financing Order
Payment and Record Dates and Payment Sources
Principal Payments
EXPECTED SINKING FUND SCHEDULE
EXPECTED AMORTIZATION SCHEDULE
Weighted Average Life Sensitivity
Assumptions
Fees and Expenses
Distribution Following Acceleration
Interest Payments
Optional Redemption
THE TRUSTEE
CREDIT ENHANCEMENT
True-Up Mechanism
Collection Account and Subaccounts
How Funds in the Collection Account Will Be Allocated
THE STORM RECOVERY CHARGES
Initial Storm Recovery Charges
UNDERWRITING THE BONDS
The Underwriters’ Sales Price for the Bonds
No Assurance as to Resale Price or Resale Liquidity for the Bonds
[Various Types of Underwriter Transactions That May Affect the Price of the Bonds
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
WHERE YOU CAN FIND MORE INFORMATION
LEGAL PROCEEDINGS
LEGAL MATTERS
[OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

___________________________________

Until 90 days after the date of the prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering described in this prospectus supplement, may be required to deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

READING THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus provide information about us, the Storm Recovery Bonds and Entergy Arkansas, Inc., or Entergy Arkansas, as seller, sponsor and initial servicer. This prospectus supplement describes the specific terms of the Storm Recovery Bonds.  The accompanying prospectus describes terms that apply only to the Storm Recovery bonds we may issue, including the Storm Recovery Bonds offered hereby.

References in this prospectus supplement and the accompanying prospectus to the terms we, us, Entergy Arkansas Funding or the issuing entity mean Entergy Arkansas Restoration Funding, LLC, the entity which will issue the Storm Recovery Bonds.  References to Entergy Arkansas, EAI, the seller or the sponsor mean Entergy Arkansas, Inc. or to any successor to the rights and obligations of Entergy Arkansas under the sale agreement referred to in this prospectus supplement and the accompanying prospectus.  References to the servicer mean Entergy Arkansas and any successor servicer under the servicing agreement referred to in this prospectus supplement and the accompanying prospectus.  References to Entergy mean Entergy Corporation, the parent company of Entergy Arkansas.

Unless the context otherwise requires, the term customer, retail customer or retail electric customer means all existing and future customers in EAI’s service territory receiving  transmission or distribution service, or both, from EAI or its successors or assignees under APSC approved rate schedules as provided in the financing order. We refer to the Arkansas Public Service Commission as the Arkansas commission or the APSC. You can find a glossary of some of the other defined terms we use in this prospectus supplement and the accompanying prospectus on page [76] of the accompanying prospectus.

We have included cross-references to sections in this prospectus supplement and the accompanying prospectus where you can find further related discussions.  You can also find references to key topics in the table of contents on the preceding page of this prospectus supplement and in the table of contents beginning on page i of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the Arkansas commission or Entergy Arkansas has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the Storm Recovery Bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus supplement is current only as of the date of this prospectus supplement.

S-1

SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Storm Recovery Bonds, carefully read this entire document and the accompanying prospectus.

The following is a list of our managers as of the date of this prospectus supplement:
Securities offered:
$___________ Senior Secured Storm Recovery Bonds, or the Storm Recovery Bonds, scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule.  Only the Storm Recovery Bonds are being offered through this prospectus supplement.

Issuing entity and capital structure:
Entergy Arkansas Restoration Funding, LLC is a direct, wholly owned subsidiary of Entergy Arkansas and a limited liability company formed under Delaware law. We were formed solely to purchase and own storm recovery property, to issue storm recovery bonds secured by storm recovery property and to perform any activity incidental thereto.  The Storm Recovery Bonds offered by this prospectus supplement and the accompanying prospectus are the only bonds we are authorized to issue.  Please read “Entergy Arkansas Restoration Funding, LLC, the Issuing Entity” in the accompanying prospectus.

In addition to the storm recovery property, the assets of the issuing entity include a capital investment by Entergy Arkansas in the amount of 0.5% of the Storm Recovery Bonds’ principal amount issued.  This capital contribution will be held in the capital subaccount.  We have also created an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the Storm Recovery Bonds have been made.

Our address:	425 West Capitol Avenue, 27th Floor, Little Rock, Arkansas 72201
Our telephone number:	(501) 377 – 5886
Our managers:

Name	Age	Background
Hugh T. McDonald	51	President and Chief Executive Officer of Entergy Arkansas, Inc., a subsidiary of Entergy Corporation.
Steven C. McNeal	53	Vice President and Treasurer for Entergy Services, Inc., a subsidiary of Entergy Corporation.
Tucker Raney	58	Assistant General Counsel for Entergy Services, Inc., a subsidiary of Entergy Corporation.
Albert C. King	58	Director, Jurisdictional Finance for Entergy Services, Inc., a subsidiary of Entergy Corporation.
[________] (Independent Manager)	[__]	[_____________]

Required ratings:	“Aaa”/“AAA”/”AAA” by Moody’s, S&P and Fitch, respectively. Please read “Ratings for the Storm Recovery Bonds” in the accompanying prospectus.
The Seller, Sponsor and Servicer of the storm recovery property:
Entergy Arkansas is a public utility engaged in the generation, transmission, distribution and sale of electric energy in the State of Arkansas.  As of December 31, 2009, Entergy Arkansas provided electric service to approximately 689,380 retail customers, respectively, in its service territory.
Entergy Arkansas is an operating subsidiary of Entergy Corporation, a Delaware corporation based in New Orleans, Louisiana. Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. Neither Entergy Arkansas nor Entergy nor any other affiliate (other than us) is an obligor of the Storm Recovery Bonds.

Entergy Arkansas’ address:	425 West Capitol Avenue, Little Rock, Arkansas 72201
Entergy Arkansas’ telephone number:	(501) 377-4000
Use of proceeds:	Paid to Entergy Arkansas to reduce the amount of recoverable storm recovery costs, as determined by the APSC. Please read “Use of Proceeds” in the accompanying prospectus.
Bond structure:
Sinking fund bond; tranche A, expected average life [__] years, is scheduled to pay principal semi-annually and sequentially. Please read “Expected Amortization Schedule” in this prospectus supplement.

Trustee:	[_______________].
Trustee’s experience:
[_____________] currently serves as indenture trustee and trustee for numerous securitization transactions involving pools of utility company receivables that are structurally similar to the storm recovery charges.

Average life profile:
Stable.  Prepayment is not permitted; there is no prepayment risk. Extension risk is possible but is expected to be statistically insignificant. Please read “Weighted Average Life Sensitivity” in this prospectus supplement and “Weighted Average Life and Yield Considerations for the Storm Recovery Bonds” in the accompanying prospectus.

Optional redemption:	None. Non-call for the life of the Storm Recovery Bonds.
Minimum denomination:	$100,000, or integral multiples of $1,000 in excess thereof, except for one bond which may be of a smaller denomination.
Credit/security:
Pursuant to the financing order issued by the Arkansas commission, the irrevocable right to impose, bill, collect and receive a nonbypassable storm recovery charge from all retail electric customers (approximately 689,380 customers as of December 31, 2009) who receive transmission or distribution service in Entergy Arkansas’ service territory. Please read “The Act — Entergy Arkansas and other utilities may securitize financing costs—Storm Recovery Charges Are Nonbypassable” in the accompanying prospectus. The Act requires that storm recovery charges be set and adjusted to collect amounts sufficient to pay principal, interest and other amounts related to the Storm Recovery Bonds on a timely basis. Please read “Credit Enhancement—True-Up Mechanism” in this prospectus supplement, as well as the chart entitled “Parties to the Transaction and Responsibilities,” “The Act” and “Description of the Storm Recovery Property—Creation of Storm Recovery Property; Financing Order” in the accompanying prospectus.

The storm recovery property securing the Storm Recovery Bonds is not a pool of receivables. It consists of all of Entergy Arkansas’ rights and interests under the financing order transferred to us in connection with the issuance of the Storm Recovery Bonds, including the right to impose, bill, collect and receive nonbypassable storm recovery charges and the right to implement the true-up mechanism. The Act authorizes the creation of storm recovery property pursuant to the financing order.  The storm recovery property is protected by the State Pledge in the Act described below.

The Storm Recovery Bonds are secured only by our assets, consisting principally of the storm recovery property relating to the Storm Recovery Bonds and funds on deposit in the collection account for the Storm Recovery Bonds and related subaccounts.  The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.5% of the initial aggregate principal amount of the Storm Recovery Bonds, a general subaccount, into which the servicer will deposit all storm recovery charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made.  Amounts on deposit in each of these subaccounts will be available to make payments on the Storm Recovery Bonds on each payment date.  For a description of the storm recovery property, please read “The Bonds—The Storm Recovery Property” in this prospectus supplement.

State Pledge:
The State of Arkansas and its agencies, including the APSC, has pledged in the Act that the State will not alter the provisions of the Act that make storm recovery charges irrevocable, binding and nonbypassable charges not take or permit any action that impairs or would impair the value of the storm recovery property, or except for adjustments discussed in “Entergy Arkansas’ Financing Order—True-ups” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process,” in the accompanying prospectus, reduce, alter, or impair the storm recovery charges to be imposed, collected and remitted to storm recovery bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds have been paid and performed in full. The State Pledge does not preclude any limitation or alteration of the Act or a financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds. Please read “The Act— Entergy Arkansas and Other Utilities May Securitize Financing Costs” in the accompanying prospectus.

The true-up mechanism:
The Act authorizes, and the financing order requires that the servicer will make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final maturity and the legal final maturity of the Storm Recovery Bonds) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount. The Act does not cap the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up process.
The APSC must be given at least 15 days’ notice prior to implementing the true-up adjustment.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

The financing order provides that the true-up mechanism and all other obligations of the State of Arkansas and the APSC set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Storm Recovery Bonds, and are legally enforceable against the State of Arkansas and the APSC.
Please read “Credit Enhancement — True-Up Mechanism” in this prospectus supplement and “The Act — Entergy Arkansas’ and Other Utilities May Securitize Financing Costs” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process” in the accompanying prospectus.

Nonbypassable storm recovery charges:
The APSC has a right from the government of the State of Arkansas to require the imposition on, and collection of storm recovery charges from, all existing and future retail electric customers receiving transmission or distribution service from EAI located within EAI’s service territory. Please read “Risk Factors—Other Risks Associated with an Investment in the Storm Recovery Bonds—Technological Change Might Make Alternative Energy Sources More Attractive in the Future”, “The Act—Entergy Arkansas and Other Utilities May Securitize Financing Costs—Storm Recovery Charges Are Nonbypassable.”  The storm recovery charges are applied to retail electric customers individually and are adjusted among customer classes as necessary under the true-up mechanism. Please read “The Storm Recovery Charges” in this prospectus supplement and “Entergy Arkansas’ Financing Order” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process” in the accompanying prospectus.

Initial storm recovery charge as a percentage of customer’s total electricity bill:	The initial storm recovery charge would represent approximately 1% of the total bill received by a 1,000 kWh residential customer of Entergy Arkansas in its service territory as of July 1, 2010.
Priority of distributions:	On each payment date for the Storm Recovery Bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:
1. payment of the trustee’s fees, expenses and any outstanding indemnity amounts not to exceed $[1,000,000] in any 12-month period,
2. payment of the servicing fee relating to the Storm Recovery Bonds, plus any unpaid servicing fees from prior payment dates,
3. payment of the administration fee, and a pro rata portion of the fees of our independent manager(s), in each case with any unpaid administration or management fees from prior payment dates,

4. payment of all of our other ordinary periodic operating expenses relating to the Storm Recovery Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5. payment of the interest then due on the Storm Recovery Bonds, including any past-due interest,
6. payment of the principal then required to be paid on the Storm Recovery Bonds as a result of acceleration upon an event of default or at final maturity,
7. payment of the principal then scheduled to be paid on the Storm Recovery Bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,
8. payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,
9. replenishment of any amounts drawn from the capital subaccount,

10. if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11. allocation of the remainder, if any, to the excess funds subaccount, and

12. after the Storm Recovery Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

Please read “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement.  The annual servicing fee for the Storm Recovery Bonds payable to Entergy Arkansas or any affiliate thereof while it is acting as servicer shall not at any time exceed $145,000.  If a servicer not affiliated with Entergy Arkansas is appointed, the servicing fee will be negotiated by the successor servicer and us; however, the Arkansas commission must approve the appointment of, and any annual servicing fee in excess of 1.25% of the aggregate initial principal amount of all outstanding Storm Recovery Bonds for any replacement servicer.  In addition, the servicing fee for any replacement servicer may not exceed 1.25% of the aggregate initial principal amount of all outstanding Storm Recovery bonds unless the rating agency condition is satisfied.

Issuance of additional storm recovery bonds:
Entergy Arkansas has in the past and may in the future sell storm recovery property to one or more entities other than us in connection with the issuance of a new issuance of Storm Recovery bonds without your prior review or approval. Please read “Entergy Arkansas’ Financing Order” in the accompanying prospectus.  We may not issue additional storm recovery bonds in addition to the storm recovery bonds offered hereby.  Entergy Arkansas may not sell storm recovery property to other entities issuing storm recovery bonds if the issuance would result in the credit ratings on any outstanding issuance of Storm Recovery Bonds being reduced or withdrawn. It will be a condition of issuance for each new issuance of storm recovery bonds that the new issuance be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch, Inc.  Please read “Description of the Storm Recovery Bonds” in the accompanying prospectus.

Tax treatment:
Storm Recovery Bonds will be treated as debt of Entergy Arkansas, our sole member, for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

ERISA eligible:	Yes; please read “ERISA Considerations” in the accompanying prospectus.
Payment dates and interest accrual:
Semi-annually, [____] and [____], and on the final maturity date, or, if any such day is not a business day, the following business day.  Interest will be calculated on a 30/360 basis. The first scheduled payment date is [______].

Expected settlement:	[______, 2010], settling flat. DTC, Clearstream and Euroclear.
Risk factors:	You should consider carefully the risk factors beginning on page [10] of the accompanying prospectus before you invest in the Storm Recovery Bonds.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

THE BONDS

We will issue the Storm Recovery Bonds and secure their payment under an indenture that we will enter into with [______________________], as trustee, referred to in this prospectus supplement and the accompanying prospectus as the trustee. We will issue the Storm Recovery Bonds in minimum denominations of $100,000 and in integral multiples of $1,000, except that we may issue one bond in a smaller denomination. The expected average life in years, initial principal amount, scheduled final payment date, final maturity date and interest rate of the Storm Recovery Bonds are stated in the table below.

Tranche	Expected Average Life (Years)	Principal Amount Issued	Scheduled Final Payment Date	Final Maturity Date	Interest Rate

The scheduled final payment date of the Storm Recovery Bonds is the date when the outstanding principal balance of the Storm Recovery Bonds will be reduced to zero if we make payments according to the expected amortization schedule. The final maturity date of Storm Recovery Bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding Storm Recovery Bonds.  The failure to pay principal of the Storm Recovery Bonds by the final maturity date is an event of default under the indenture, but the failure to pay principal of the Storm Recovery Bonds by the scheduled final payment date will not be an event of default under the indenture.  Please read “Description of the Storm Recovery Bonds—Interest and Principal on the Storm Recovery Bonds” and “—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

 The Collateral

The Storm Recovery Bonds will be secured under the indenture by all of our assets relating to the Storm Recovery Bonds.  The principal asset pledged will be the storm recovery property relating to the Storm Recovery Bonds, which is a present property right created under the Act and by the financing order issued by the Arkansas commission on June 16, 2010, referred to in this prospectus supplement as the financing order. The collateral also consists of:

•
our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under the administration agreement and under all bills of sale delivered by Entergy Arkansas pursuant to the sale agreement,

•	our rights under the true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the Storm Recovery Bonds and all subaccounts of the collection account,

•	all of our other property related to the Storm Recovery Bonds, other than any cash released to us by the trustee on any payment date from earnings on amounts in the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

Please read “Security for the Storm Recovery Bonds” in the accompanying prospectus.

 The Storm Recovery Property

In general terms, all of the rights and interests of Entergy Arkansas that relate to the Storm Recovery Bonds under the financing order, upon transfer to us pursuant to the sale agreement, are referred to in this prospectus supplement and the accompanying prospectus as the storm recovery property. The storm recovery property includes the right to impose, bill, collect and receive, through the storm recovery charges payable by retail electric customers within Entergy Arkansas’ service territory which receive transmission or distribution service from Entergy Arkansas, an amount sufficient to pay principal and interest and to make other deposits in connection with the Storm Recovery Bonds.  During the twelve months ended December 31, 2009, approximately 32% of Entergy Arkansas’ total retail electric deliveries in its service territory were to industrial customers, 29.2% were to commercial customers, 37.5% were to residential customers and 1.3% were to government and municipal customers.

We will purchase the storm recovery property from Entergy Arkansas.  The storm recovery property is not a receivable, and the principal collateral securing the Storm Recovery Bonds is not a pool of receivables.  Storm recovery charges authorized in the financing order that relate to the Storm Recovery Bonds are irrevocable and not subject to reduction, impairment, or adjustment by further action of the Arkansas commission, except for true-up adjustments to correct overcollections or undercollections and to provide the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Storm Recovery Bonds. Please read “Credit Enhancement—True-Up Mechanism” in this prospectus supplement. All revenues and collections resulting from storm recovery charges provided for in the financing order that relate to the Storm Recovery Bonds are part of the storm recovery property.

The storm recovery property relating to the Storm Recovery Bonds is described in more detail under “The Sale Agreement—Sale and Assignment of the Storm Recovery Property” in the accompanying prospectus.

The servicer will bill and collect storm recovery charges allocable to the Storm Recovery Bonds from retail electric customers and will remit the collections to the trustee as described herein.

Entergy Arkansas will include the storm recovery charges in their bills to their customers but are not required to show the storm recovery charges as a separate line item or footnote.  However, Entergy Arkansas will be required to provide annual written notice to their customers that storm recovery charges have been included in their customers’ bills.  Prior to the date on which Entergy Arkansas remits the storm recovery charges to the servicer, the storm recovery charges may be commingled with Entergy Arkansas’ other funds, although Entergy Arkansas will remit collections no later than the third business day following the receipt of such storm recovery charges.

For information on how electric service to retail electric customers may be terminated, please read “Risk Factors—Servicing Risks—Limits on rights to terminate service might make it more difficult to collect the storm recovery charges” in the accompanying prospectus. Because the amount of storm recovery charge collections will depend largely on the amount of electricity consumed by customers within Entergy Arkansas’ service territory, the amount of collections may vary substantially from year to year. Please read “The Seller, Initial Servicer and Sponsor” in the accompanying prospectus.

Under the Act and the indenture, the trustee or the holders of the Storm Recovery Bonds have the right to foreclose or otherwise enforce the lien on the storm recovery property. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Storm Recovery Property—Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” in the accompanying prospectus.

 Financing Order

On June 16, 2010, the APSC issued its financing order which authorized Entergy Arkansas to securitize and cause to be issued storm recovery bonds, in the estimated aggregate principal amount of $126.3 million, consisting of: (i) $121.7 million in storm recovery costs (including $11.5 million of carrying costs through September 23, 2010, which was the expected issuance date of the storm recovery bonds used in the financing order), plus (ii) costs of issuing the storm recovery bonds  in an estimated amount of $4.6 million. We sometimes refer to these costs of issuance as “upfront financing costs.”  To the extent the storm recovery bonds are issued on a date other than September 23, 2010, the financing order requires Entergy Arkansas to adjust the carrying costs for the difference in the number of days and the 7% per annum rate of return as of the effective date of new rates, either greater than or less than assumed in the calculation based on the projected issuance date of September 23, 2010.  The Arkansas commission guarantees that it will act pursuant to the financing order to ensure that expected storm recovery charge revenues are sufficient to timely pay scheduled principal and interest on the Storm Recovery Bonds and all ongoing financing costs.  The financing order provides that the true-up mechanism and all other obligations of the State of Arkansas and the Arkansas commission set forth in the financing order are irrevocable upon issuance of the Storm Recovery Bonds, and are legally enforceable against the State of Arkansas and the Arkansas commission.  Please read “Entergy Arkansas’ Financing Order” in the accompanying prospectus.

 Payment and Record Dates and Payment Sources

Beginning [_______], we will make payments on the Storm Recovery Bonds semi-annually on [______] and [______] of each year, and on the final maturity date, or, if any such day is not a business day, the following business day (each, a payment date). So long as the Storm Recovery Bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to as the “record date.”  If we issue certificated Storm Recovery Bonds to beneficial owners of the Storm Recovery Bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding Storm Recovery Bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Credit Enhancement—How Funds in the Collection Account Will Be Allocated” in this prospectus supplement. These available amounts, which will include amounts collected by the servicer for us with respect to the storm recovery charges, are described in greater detail under “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in the accompanying prospectus.

 Principal Payments

On each payment date, we will pay principal of the Storm Recovery Bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any Storm Recovery Bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any Storm Recovery Bond upon acceleration following an event of default relating to the Storm Recovery Bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any Storm Recovery Bond on that payment date,

but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and expenses and after payment of interest as described below under “—Interest Payments.”

However, we will not pay principal of the Storm Recovery Bonds on any payment date if making the payment would reduce the principal balance to an amount lower than the amount specified in the expected amortization schedule below on that payment date.  Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.  The entire unpaid principal balance of the Storm Recovery Bonds will be due and payable on the final maturity date.

If an event of default under the indenture has occurred and is continuing, the trustee or the holders of a majority in principal amount of the Storm Recovery Bonds then outstanding may declare the unpaid principal balance of the Storm Recovery Bonds, together with accrued interest thereon, to be due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the Storm Recovery Bonds being made as funds become available. Please read “Risk Factors—Risk Associated With the Unusual Nature of the Storm Recovery Property—Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors—Risk Related to Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for the Storm Recovery Bonds from the issuance date to the scheduled final payment date.  Similarly, the expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for the Storm Recovery Bonds from the issuance date to the scheduled final payment date.

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EXPECTED SINKING FUND SCHEDULE*

Semi-Annual Payment Date	Tranche A Principal Repayment
Initial Tranche Balance

__________________

*Dollar amounts in the schedule are rounded to the nearest dollar.

We cannot assure you that the principal balance of the Storm Recovery Bonds will be reduced at the rate indicated in the table above. The actual reduction in principal balance may occur more slowly. The actual reduction in principal balance will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The Storm Recovery Bonds will not be in default if principal is not paid as specified in the schedule above unless the principal is not paid in full on or before the final maturity date of the Storm Recovery Bonds.

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EXPECTED AMORTIZATION SCHEDULE*

Outstanding Principal Balance

Semi-Annual Payment Date	Tranche A Balance
Closing Date

__________________

*Dollar amounts in the schedule are rounded to the nearest dollar.

On each payment date, the trustee will make principal payments to the extent the principal balance of the Storm Recovery Bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

 Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on the Storm Recovery Bonds, the aggregate amount of each interest payment on the Storm Recovery Bonds and the actual final payment date of the Storm Recovery Bonds will depend on the timing of the servicer’s receipt of storm recovery charges from retail electric consumers. Please read “Weighted Average Life and Yield Considerations for the Storm Recovery Bonds” in the accompanying prospectus for further information. Changes in the expected weighted average life of the Storm Recovery Bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below. Severe stress cases on electricity consumption result in no measurable changes in the weighted average life of the Storm Recovery Bonds.

Weighted Average Life Sensitivity

Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	WAL
		-5% ([__] Standard Deviations from Mean)		-15% ([__] Standard Deviations from Mean)
		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A

* Number is rounded to whole days.

 Assumptions

[For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) the forecast error stays constant over the life of the Storm Recovery Bonds and is equal to an overestimate of electricity consumption of [5.0]% ([___] standard deviations from mean) or [15]% ([___] standard deviations from mean) and (ii) the Servicer makes timely and accurate filings to true-up the storm recovery charges semi-annually.  There can be no assurance that the weighted average life of the Storm Recovery Bonds will be as shown.]

 Fees and Expenses

As set forth in the table below, we are obligated to pay fees to the servicer, the trustee, our independent manager and Entergy Arkansas as administrator.  The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	storm recovery charge collections and investment earnings.	$145,000 per annum (so long as servicer is Entergy Arkansas or an affiliate), plus expenses
Trustee	storm recovery charge collections and investment earnings.	Approximately $[5,150] per annum, plus expenses
Independent Manager	storm recovery charge collections and investment earnings.	$[5,000] per annum, plus expenses
Administration Fee	storm recovery charge collections and investment earnings.	$100,000 per annum, plus expenses

If a servicer not affiliated with Entergy Arkansas is appointed, the servicing fee will be negotiated by the successor servicer and us; however, the Arkansas commission must approve the appointment of any replacement servicer, and the annual servicing fee may not exceed 1.25% of the aggregate initial principal amount of all outstanding Storm Recovery bonds without the approval of the Arkansas commission and the satisfaction of the rating agency condition.

The storm recovery charges will also be used by the trustee for the payment of our other ordinary periodic operating expenses relating to the Storm Recovery Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement.

 Distribution Following Acceleration

Upon an acceleration of the maturity of the Storm Recovery Bonds, the total outstanding principal balance of and interest accrued on the Storm Recovery Bonds will be payable, without priority of interest over principal or principal over interest. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risk Associated with the Unusual Nature of the Storm Recovery Property—Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors—Risk Related to Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus.

 Interest Payments

Holders of Storm Recovery Bonds will receive interest at the rate as set forth in the table on page [S-7] of this prospectus supplement.

Interest on the Storm Recovery Bonds will accrue from and including the date of issuance to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the Storm Recovery Bonds have been paid in full, at the interest rate indicated in the table on page [S-7] of this prospectus supplement. Each of those periods is referred to as an “interest accrual period.” On each payment date, we will pay interest on the Storm Recovery Bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of the Storm Recovery Bonds as of the close of business on the preceding payment date, or the date of the original issuance of the Storm Recovery Bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the Storm Recovery Bonds before we pay principal on the Storm Recovery Bonds. Please read “Description of the Storm Recovery Bonds—Interest and Principal on the Storm Recovery Bonds” in the accompanying prospectus.  Please read “Credit Enhancement—Collection Account and Subaccounts” in this prospectus supplement. We will calculate interest on the Storm Recovery Bonds on the basis of a 360-day year of twelve 30-day months.

 Optional Redemption

We may not voluntarily redeem the Storm Recovery Bonds prior to the scheduled final payment date.

THE TRUSTEE

[________] is a [_______] banking corporation.  [________] has acted as indenture trustee on numerous asset-backed securities transactions involving pools of utility company receivables that are structurally similar to the storm recovery charges, including the prior Storm Recovery Bonds.

CREDIT ENHANCEMENT

Credit enhancement for the Storm Recovery Bonds is intended to protect you against losses or delays in scheduled payments on your Storm Recovery Bonds. Please read “Risk Factors—Risk Related to Limited Source of Funds—You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited” in the accompanying prospectus.

 True-Up Mechanism

The Act mandates that storm recovery charges be adjusted at least annually to correct any overcollections or undercollections in the preceding period and to ensure the timely payment of scheduled debt service for the storm recovery bonds and other required amounts and charges in connection with the storm recovery bonds.  The financing order requires that the servicer will make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final maturity and the legal final maturity of the Storm Recovery Bonds) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount.  The first semi-annual true-up adjustment will be made approximately [___] months following the issuance of the Storm Recovery Bonds.  The Act does not cap the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up process.  The servicer is required to use its most recent billing determinants, estimates of ongoing financing costs and forecasted uncollectibles in making each true-up calculation.

The APSC must be given at least 15 days’ notice prior to implementing the true-up adjustment.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

The financing order provides that the true-up mechanism and all other obligations of the State of Arkansas and the APSC set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the Storm Recovery Bonds and are legally enforceable binding covenants of the State of Arkansas and the APSC.  Please read “The Storm Recovery Charges” below and “Entergy Arkansas’ Financing Order” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process” in the accompanying prospectus.

 Collection Account and Subaccounts

We will establish a collection account for the Storm Recovery Bonds, to be held by the trustee, to hold the capital contribution from Entergy Arkansas and estimated storm recovery charges daily remitted to the trustee by the servicer.  The collection account will consist of various subaccounts, including the following:

•	the general subaccount,

•	the excess funds subaccount, and

•	the capital subaccount.

For administrative purposes, the subaccounts may, but need not, be established as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  Withdrawals from and deposits to these subaccounts will be made as described below in this prospectus supplement and under “Security for the Storm Recovery Bonds—Description of Indenture Accounts” and “—How Funds in the Collection Account Will Be Allocated” in the accompanying prospectus.

The General Subaccount. The trustee will deposit collected storm recovery charges remitted to it by the servicer with respect to the Storm Recovery Bonds into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount as described under “—How Funds in the Collection Account Will Be Allocated” below.

The Excess Funds Subaccount. The excess funds subaccount will be funded with collected storm recovery charges and earnings on amounts in the collection account, other than earnings on amounts allocated to the capital subaccount, in excess of the amount necessary to pay on any payment date:

•	fees and expenses, including any indemnity payments, of the trustee, our independent manager(s), the servicer and the administrator and other fees, expenses, costs and charges,

•	principal and interest payments on the Storm Recovery Bonds required to be paid or scheduled to be paid on that payment date, and

•	any amount required to replenish any amounts drawn from the capital subaccount.

The periodic adjustments of the storm recovery charges will be calculated to eliminate any amounts held in the excess funds subaccount. These adjustments will occur semi-annually to ensure all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount.  Under additional limited circumstances, these adjustments may occur more frequently, but not more frequently than every three months following the scheduled final payment date of the Storm Recovery Bonds.

If amounts available in the general subaccount are not sufficient to pay the fees and expenses due on any payment date, to make required or scheduled payments to the bondholders and to replenish any amounts drawn from the capital subaccount, the trustee will first draw on any amounts in the excess funds subaccount to make those payments.

The Capital Subaccount. On the date we issue the Storm Recovery Bonds, Entergy Arkansas will deposit $[_______] into the capital subaccount as a capital contribution to us, which is equal to 0.5% of the initial outstanding principal balance of the Storm Recovery Bonds. The capital contribution has been set at a level sufficient to obtain the ratings on the Storm Recovery Bonds described in “Ratings for the Storm Recovery Bonds” in the accompanying prospectus.  If amounts available in the general subaccount and the excess funds subaccount are not sufficient to make required or scheduled payments to the bondholders and to pay the fees and expenses specified in the indenture due on any payment date, the trustee will draw on amounts in the capital subaccount to make those payments.

 How Funds in the Collection Account Will Be Allocated

Amounts remitted by the servicer to the trustee with respect to the Storm Recovery Bonds, including any indemnity amounts, and all investment earnings on amounts in the subaccounts in the collection account will be deposited into the general subaccount of the collection account.

On each payment date, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the Storm Recovery Bonds in the following priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts, not to exceed $[1,000,000] in any 12-month period;

2.	payment of the servicing fee relating to the Storm Recovery Bonds described in the table on page [S-13] of this prospectus supplement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee and of the fees of our independent manager(s), each as described in the table on page [S-13] of this prospectus supplement in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses relating to the Storm Recovery Bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the Storm Recovery Bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the Storm Recovery Bonds as a result of acceleration upon an event of default or at final maturity,

7.
payment of the principal then scheduled to be paid on the Storm Recovery Bonds in accordance with the expected sinking fund schedule set forth on page [S-11] of this prospectus supplement, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the Storm Recovery Bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

If, on any payment date, funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection, the trustee will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:

1.	from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.	from the capital subaccount for allocations and payments contemplated in clauses 1 through 8.

If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the related storm recovery charges will take into account, among other things, the need to replenish those amounts.

THE STORM RECOVERY CHARGES

Storm Recovery Charge Customer Class	Initial Storm Recovery Charge Rate
Residential	$[_______] per kWh
Small General Service	$[_______] per kWh
Large General Service	$[_______] per kWh
Lighting	$[_______] per kWh

Beginning on or about [_____, 2010], the initial storm recovery charges listed in the table below will be imposed on retail electric customers in each customer rate class at the applicable rate for the class determined pursuant to the financing order.  The servicer must remit storm recovery charges to the trustee within three business days of receipt thereof.  These storm recovery charges may be adjusted semi-annually (or quarterly following the scheduled final payment date for the Storm Recovery Bonds) by the servicer in accordance with its filings with the Arkansas commission. Please read “Description of the Storm Recovery Property—Creation of Storm Recovery Property; Financing Order” in the accompanying prospectus.

 Initial Storm Recovery Charges

UNDERWRITING THE BONDS

Subject to the terms and conditions in the underwriting agreement among us, Entergy Arkansas and the underwriters, for whom Morgan Stanley & Co. Incorporated [and ____________ are] acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the Storm Recovery Bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A
Morgan Stanley & Co. Incorporated
[______________]

Total

Under the underwriting agreement, the underwriters will take and pay for all of the Storm Recovery Bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

 The Underwriters’ Sales Price for the Bonds

The Storm Recovery Bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Storm Recovery Bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below.

	Selling Concession	Reallowance Discount
Tranche A

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

 No Assurance as to Resale Price or Resale Liquidity for the Bonds

The Storm Recovery Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the Storm Recovery Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the Storm Recovery Bonds.

 [Various Types of Underwriter Transactions That May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Storm Recovery Bonds in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Storm Recovery Bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the Storm Recovery Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Storm Recovery Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Storm Recovery Bonds to be higher than they would otherwise be. Neither we, Entergy Arkansas, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

[We expect that delivery of the Storm Recovery Bonds will be made on or about [________, 2010] (such settlement being referred to as “T+[6]”).  Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days (such settlement referred to as “T+3”), unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Storm Recovery Bonds on the date of this prospectus supplement or on the next two (2) business days will be required, by virtue of the fact that the Storm Recovery Bonds initially will settle at T+[6], to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Storm Recovery Bonds who wish to trade the Storm Recovery Bonds on the date of pricing or the next two (2) business days should consult their advisors.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Entergy Arkansas and its affiliates for which they have in the past received, and in the future may receive, customary fees.  Morgan Stanley & Co. Incorporated, as financial advisor, has rendered certain financial advisory/structuring services to us and will receive a net fee of $[____] for such services, which is included in the expenses estimate below.  In addition, each underwriter may from time to time take positions in the Storm Recovery Bonds.

We estimate that the total expenses of the offering to be paid from the proceeds of the sale of the Storm Recovery Bonds will be $[___________].

We and Entergy Arkansas have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Storm Recovery Bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the Storm Recovery Bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions.  The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Sidley Austin LLP, tax counsel to us and to Entergy Arkansas, interest paid on the Storm Recovery Bonds generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Sidley Austin LLP has also issued an opinion, based on Revenue Procedure 2005-62, 2005-2 CB 507, that, for U.S. federal income tax purposes (1) we will not be treated as a taxable entity separate and apart from Entergy Arkansas, our sole member, and (2) the Storm Recovery Bonds will be treated as debt of Entergy Arkansas. Each beneficial owner of a bond, by acquiring a beneficial interest, agrees to treat such bond as debt of Entergy Arkansas, our sole member, for U.S. federal income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are incorporating into this prospectus supplement any future filing, which we or Entergy Arkansas, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any annual reports on Form 10-K). These reports will be filed under our own name as issuing entity.  Please read “Where You Can Find More Information” in the accompanying prospectus.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against us, the sponsor, seller, trustee or servicer, or of which any property of the foregoing is subject, that is material to the holders of the Storm Recovery Bonds.

LEGAL MATTERS

Certain legal matters relating to the Storm Recovery Bonds, including certain U.S. federal income tax matters, will be passed on by Sidley Austin LLP, counsel to Entergy Arkansas and the issuing entity, by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity, by Williams & Anderson PLC, regulatory Arkansas counsel to Entergy Arkansas and the issuing entity, and by Pillsbury Winthrop Shaw Pittman LLP, counsel to the underwriters. Pillsbury Winthrop Shaw Pittman LLP regularly represents affiliates of Entergy Arkansas in connection with various legal matters not relating to the offering of the Storm Recovery Bonds.

[OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

______]

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The information in this prospectus is not complete and may be changed.  The storm recovery bonds may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Dated ______, 2010

PRELIMINARY PROSPECTUS

Entergy Arkansas Restoration Funding, LLC
Issuing Entity

Senior Secured Storm Recovery Bonds

Entergy Arkansas, Inc.
Seller, Initial Servicer and Sponsor
________________

You should carefully consider the Risk Factors beginning on page [10] of this prospectus before you invest in the storm recovery bonds.

We, the issuing entity, may, in the future, issue the storm recovery bonds as described in this prospectus. The bonds may have one or more tranches. The storm recovery bonds represent only our obligations and are backed only by our assets. Entergy Arkansas, Inc. and its affiliates, other than us, are not liable for any payments on the storm recovery bonds. The storm recovery bonds are not a debt or general obligation of the State of Arkansas, the Arkansas Public Service Commission or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Arkansas or any governmental agency or instrumentality.

We are a special purpose entity and own no property other than the collateral described in this prospectus. The collateral is the sole source of payment for the storm recovery bonds.

We may offer and sell the storm recovery bonds by use of this prospectus. We will provide the specific terms of any offerings in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the storm recovery bonds. This prospectus may not be used to offer and sell the storm recovery bonds unless accompanied by a prospectus supplement.

________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________

The date of this prospectus is [_________], 2010.

TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

PROSPECTUS SUMMARY
Summary of the Storm Recovery Bonds
Parties to Transaction and Responsibilities
Flow of Funds
The Collateral
The Storm Recovery Property
Interest Payments
Principal Payments and Record Dates and Payment Sources
Priority of Distributions
Credit Enhancement
State Pledge
Optional Redemption
Scheduled Final Payment Dates and Final Maturity Dates
Ratings for the Storm Recovery Bonds
Reports to Storm Recovery Bondholders
Servicing Compensation
U.S. Federal Income Tax Status
ERISA Considerations

RISK FACTORS

RISK RELATED TO LIMITED SOURCE OF FUNDS
You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
We are not obligated to indemnify you for changes in law.
Future judicial action could reduce the value of your investment in the storm recovery bonds.
Future state legislative action might attempt to reduce the value of your investment in the storm recovery bonds.
The APSC might attempt to take actions that could reduce the value of your investment in the storm recovery bonds.

SERVICING RISKS
Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds.
Changes to billing and collection practices may reduce the amount of funds available for payments on the bonds.
Your investment in the storm recovery bonds depends on Entergy Arkansas or its successor or assignee, acting as servicer of the storm recovery property.
If we replace Entergy Arkansas as the servicer, we may experience difficulties finding and using a replacement servicer.
Limits on rights to terminate service might make it more difficult to collect the storm recovery charges.
Future adjustments to storm recovery charges by customer class might result in insufficient collections.

RISK ASSOCIATED WITH THE UNUSUAL NATURE OF THE STORM RECOVERY PROPERTY

Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect.

STORM-RELATED RISK
Storm damage to Entergy Arkansas’ service territory could impair payment of the storm recovery bonds.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

The servicer will commingle the storm recovery charges with other revenues it collects, which might obstruct access to the storm recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the storm recovery bonds.

The bankruptcy of Entergy Arkansas or any successor seller might result in losses or delays in payments on the storm recovery bonds.
The sale of the storm recovery property might be construed as a financing and not a sale in a case of Entergy Arkansas’ bankruptcy which might delay or limit payments on the storm recovery bonds.

If the servicer enters bankruptcy proceedings, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the storm recovery bonds.

Claims against Entergy Arkansas or any successor seller might be limited in the event of a bankruptcy of the seller.
The bankruptcy of Entergy Arkansas or any successor seller might limit the remedies available to the trustee.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE STORM RECOVERY BONDS
Entergy Arkansas’ indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the storm recovery bonds.
Entergy Arkansas may cause the issuance of additional storm recovery bonds through another affiliated entity.
Entergy Arkansas’ ratings might affect the market value of the storm recovery bonds.
Technological change might make alternative energy sources more attractive in the future.
The absence of a secondary market for the storm recovery bonds might limit your ability to resell your storm recovery bonds.
You might receive principal payments for your storm recovery bonds later than you expect.

THE ACT
The Act authorizes utilities to recover storm-related costs through the issuance of bonds.
Entergy Arkansas and other utilities may securitize financing costs

ENTERGY ARKANSAS’ FINANCING ORDER
Entergy Arkansas’ Securitization Proceeding and Financing Order
Collection of Storm Recovery Charges
Initial Tariff
True-Ups
Commission Pledge
Allocation
Servicing Agreement
Binding on Successors
Informational Post Issuance Filings

DESCRIPTION OF THE STORM RECOVERY PROPERTY
Creation of Storm Recovery Property; Financing Order
Tariff; Storm Recovery Charges
Storm Recovery Charge Retail Customer Class Allocation Percentages
Billing and Collection Terms and Conditions

THE SELLER, INITIAL SERVICER AND SPONSOR
General
Entergy Arkansas Customer Base and Electric Energy Consumption
Percentage Concentration Within Entergy Arkansas’ Largest Customers
Forecasting Electricity Consumption
Credit Policy; Billing Process; Collections Process; Termination of Service
Write-off and Delinquency Experience
Delinquencies

ENTERGY ARKANSAS RESTORATION FUNDING, LLC, THE ISSUING ENTITY
Restricted Purpose
Our Relationship with Entergy Arkansas
Our Management
Manager Fees and Limitation on Liabilities
We Are a Separate and Distinct Legal Entity from Entergy Arkansas
Administration Agreement

USE OF PROCEEDS

DESCRIPTION OF THE STORM RECOVERY BONDS
General
Interest and Principal on the Storm Recovery Bonds
Payments on the Storm Recovery Bonds
Registration and Transfer of the Storm Recovery Bonds
Storm Recovery Bonds Will Be Issued in Book-Entry Form
Definitive Storm Recovery Bonds
Optional Redemption
Allocations as Between Storm Recovery Bond Issuances
Access of Bondholders
Reports to Bondholders
Enhanced Continuing Disclosure
We and the Trustee May Modify the Indenture
Our Covenants
Events of Default; Rights Upon Event of Default
Actions by Bondholders
Annual Report of Trustee
Annual Compliance Statement
Satisfaction and Discharge of Indenture
Our Legal and Covenant Defeasance Options

THE TRUSTEE

SECURITY FOR THE STORM RECOVERY BONDS
General
Pledge of Collateral
Security Interest in the Collateral
Right of Foreclosure
Description of Indenture Accounts
How Funds in the Collection Account Will Be Allocated
State Pledge

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE STORM RECOVERY BONDS

THE SALE AGREEMENT
Sale and Assignment of the Storm Recovery Property
Conditions to the Sale of Storm Recovery Property
Seller Representations and Warranties
Covenants of the Seller
Indemnification
Successors to the Seller
Amendment

THE SERVICING AGREEMENT
Servicing Procedures
Servicing Standards and Covenants
The Storm Recovery Charge Adjustment Process
Remittances to Collection Account
Servicing Compensation
Servicer Representations and Warranties; Indemnification
The Servicer Will Indemnify Us, Other Entities and the APSC in Limited Circumstances
Alternative Energy Suppliers
Evidence as to Compliance
Matters Regarding the Servicer
Servicer Defaults
Rights Upon a Servicer Default
Waiver of Past Defaults
Successor Servicer
Amendment

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
Taxation of the Issuing Entity and Characterization of the Storm Recovery Bonds
Tax Consequences To U.S. Holders
Tax Consequences to Non-U.S. Holders
Backup Withholding
Recently Enacted Legislation

ERISA CONSIDERATIONS
General
Regulation of Assets Included in a Plan
Prohibited Transaction Exemptions
Consultation with Counsel

PLAN OF DISTRIBUTION

RATINGS FOR THE STORM RECOVERY BONDS

WHERE YOU CAN FIND MORE INFORMATION

LEGAL MATTERS

GLOSSARY OF DEFINED TERMS

READING THIS PROSPECTUS AND THE ACCOMPANYING SUPPLEMENT

This prospectus is part of a registration statement we and EAI have filed with the SEC using a “shelf” registration process. By using this process, we may offer the storm recovery bonds in the future. This prospectus provides you with a general description of the storm recovery bonds we may offer. When we offer the storm recovery bonds, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also contain information that supplements the information contained in this prospectus, and you should rely on the supplementary information in that prospectus supplement.  Please read carefully this prospectus, the prospectus supplement and the information, if any, contained in the documents we refer to in this prospectus under the heading “Where You Can Find More Information.”

References in this prospectus and the prospectus supplement to the terms we, us, Entergy Arkansas Funding or the issuing entity mean Entergy Arkansas Restoration Funding, LLC, the entity which will issue the storm recovery bonds. References to Entergy Arkansas, EAI, the seller or the sponsor refer to Entergy Arkansas, Inc. or to any successor to the rights and obligations of EAI under the sale agreement referred to in this prospectus.  References to the servicer refer to EAI and any successor servicer under the servicing agreement referred to in this prospectus.  Unless the context otherwise requires, the term customer, retail customer or retail electric customer means all existing and future customers within EAI’s service territory receiving transmission or distribution service, or both, from EAI or its successors or assignees under APSC approved rate schedules as provided in the financing order.  References to the Arkansas Commission or APSC refer to the Arkansas Public Service Commission.  You can find a glossary of some of the other defined terms we use in this prospectus on page [76] of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the table of contents on the preceding pages.  Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the storm recovery bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this prospectus and the prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements in the documents that are incorporated by reference as discussed in this prospectus under the heading “Where You Can Find More Information,” are forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those expressed or implied by these statements. In some cases, you can identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will,” or other similar words.

We have based our forward-looking statements on our management’s belief, expectations and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

•
state and federal legislative and regulatory actions or developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or changes in application of, laws or regulations applicable to other aspects of our business;

•
weather variations and other natural phenomena, including hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters, affecting retail electric customer energy usage in Entergy Arkansas’ service territory;

•	non-payment of storm recovery charges due to financial distress of retail electric customers or Entergy Arkansas;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth in Entergy Arkansas’ service territory;

•	changes in market demand and demographic patterns;

•	the operating performance of Entergy Arkansas’ facilities;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of storm recovery charges;

•	the reliability of the systems, procedures and other infrastructure necessary to operate the retail electric business in Entergy Arkansas’ service territory;

•	national or regional economic conditions affecting retail electric customer energy usage in Entergy Arkansas’ service territory;

•	acts of war or terrorism or other catastrophic events affecting retail electric customer energy usage in Entergy Arkansas’ service territory; and

•	other factors we discuss in this prospectus, any prospectus supplement and any of our SEC filings.

You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement, except as may be required by the federal securities laws.

PROSPECTUS SUMMARY

This summary contains a brief description of the storm recovery bonds we may offer by use of this prospectus. You will find a more detailed description of the terms of the offering of the storm recovery bonds following this summary.

You should carefully consider the Risk Factors beginning on page [10] of this prospectus before you invest in the storm recovery bonds.

Summary of the Storm Recovery Bonds

The issuing entity:
Entergy Arkansas Restoration Funding, LLC is a direct, wholly owned subsidiary of Entergy Arkansas and a limited liability company formed under Delaware law. We were formed solely to purchase and own storm recovery property, to issue the storm recovery bonds secured by the storm recovery property and to perform any activity incidental thereto.  The storm recovery bonds offered by this prospectus are the only bonds we are authorized to issue.  Please read “Entergy Arkansas Restoration Funding, LLC, The Issuing Entity.”

Our address:	425 West Capitol Avenue, 27th floor, Little Rock, Arkansas 72201
Our telephone number:	(501) 377 – 5886
Seller, initial servicer and sponsor:
Entergy Arkansas is a public utility engaged in the generation, transmission, distribution and sale of electric energy in the State of Arkansas.  As of December 31, 2009, Entergy Arkansas provided electric service to approximately 689,380 retail customers in its service territory.  During the 12 months ended December 31, 2009, Entergy Arkansas’ total retail electric deliveries were approximately 37.5% residential, 29.2% commercial, 32% industrial, and 1.3% government and municipal.
Entergy Arkansas is an operating subsidiary of Entergy Corporation, referred to as Entergy, a Delaware corporation based in New Orleans, Louisiana.  Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations. Neither Entergy Arkansas nor Entergy nor any other affiliate (other than us) is an obligor of the storm recovery bonds.

Entergy Arkansas’ address:	425 West Capitol Avenue, Little Rock, Arkansas 72201
Entergy Arkansas’ phone number:	(501) 377 – 4000
The trustee:	The trustee for the storm recovery bonds will be named in the prospectus supplement.
Transaction overview:
In January 2009, Arkansas was struck by an ice storm, which caused widespread damage to infrastructure and power outages throughout Entergy Arkansas’ service territory.  In response to the damage to utility infrastructure, the Arkansas legislature passed the Arkansas Electric Utility Storm Recovery Securitization Act, or the Act, Ark. Code Ann. §§ 23-18-901 et seq.
The Act authorizes electric utilities in Arkansas, including Entergy Arkansas, to finance the recovery of certain costs incurred as a result of any named tropical storm or hurricane, tornado, ice or snow storm, flood, earthquake or other significant weather event or natural disaster that occurred in 2009 or thereafter, which are referred to under the Act and in this prospectus as storm recovery costs, as well as the debt service costs and other costs of issuing, supporting and servicing storm recovery bonds, which are referred to under the Act and in this prospectus as financing costs, through the issuance of storm recovery bonds.  An Arkansas utility must apply to the APSC for a financing order under the Act to authorize the issuance of storm recovery bonds.  We sometimes refer to storm recovery bonds as bonds and when we refer to storm recovery bonds or bonds we mean bonds issued under the Act unless otherwise specified.
In order to recover storm recovery costs associated with the ice storm which affected Entergy Arkansas’ service area in 2009, Entergy Arkansas applied for a financing order under the Act.  On June 16, 2010, the APSC issued its financing order to Entergy Arkansas authorizing the issuance of storm recovery bonds, in an estimated principal amount of $126.3 million.  The financing order became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the storm recovery bonds.  Please read “Entergy Arkansas’ Financing Order.”  Any references in this prospectus to the financing order, unless the context indicates otherwise, are to this financing order issued on June 16, 2010 by the APSC.

Pursuant to the Act, a financing order imposes an irrevocable, nonbypassable storm recovery charge on all retail customers within a utility’s certificated Arkansas service area, for payment of the storm recovery bonds.  We refer to this certificated service area as of June 16, 2010 (the date of issuance of the financing order), and as such certificated service area may be expanded after such date, in this prospectus and the prospectus supplement as Entergy Arkansas’ service territory.  The amount and terms for collections of these storm recovery charges are governed by the financing order issued by the APSC. The Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, bill, collect and receive storm recovery charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the storm recovery charges.  The electric utility’s right to receive the storm recovery charges, all revenues and collections resulting from the storm recovery charges and its other rights and interests under a financing order, upon transfer to the issuing entity in connection with the issuance of storm recovery bonds, constitute storm recovery property.  Storm recovery property continues to exist until the storm recovery bonds are paid in full.

Under the financing order, the APSC guarantees that it will act pursuant to the financing order to ensure that expected storm recovery charge revenues are sufficient to timely pay scheduled principal and interest on the storm recovery bonds and all ongoing financing costs in connection with the storm recovery bonds.

The primary transactions underlying the offering of the storm recovery bonds are as follows:
• EAI will sell storm recovery property to us in exchange for the net proceeds from the sale of the storm recovery bonds,
• we will sell the storm recovery bonds, which will be secured primarily by the storm recovery property, to the underwriters named in the prospectus supplement, and
• EAI will act as the initial servicer of the storm recovery property.

The storm recovery bonds are not obligations of the trustee, our managers (who, under our limited liability company agreement, manage us), EAI, Entergy or of any of their affiliates other than us. The storm recovery bonds are also not obligations of the State of Arkansas or any governmental agency, authority or instrumentality of the State of Arkansas.

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Parties to Transaction and Responsibilities

The following chart represents a general summary of the parties to the transactions underlying the offering of the storm recovery bonds, their roles and their various relationships to the other parties:

Flow of Funds

The following chart represents a general summary of the flow of funds following issuance of the storm recovery bonds:

___________
*	As of December 31, 2009, EAI had approximately 689,380 retail customers in its service territory.
**	Payments of principal and interest will follow payment of certain fees and operating expenses.

The Collateral

The storm recovery bonds will be secured by the collateral. The principal asset pledged will be storm recovery property, which is a present property right created under the Act by a financing order issued by the APSC.  The collateral will also consist of:

•
our rights under the sale agreement pursuant to which we will acquire the storm recovery property, under an administration agreement and under all bills of sale delivered by Entergy Arkansas pursuant to the sale agreement,

•	our rights under the true-up mechanism,

•	our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•	the collection account for the storm recovery bonds and all related subaccounts,

•	all of our other property related to the storm recovery bonds, other than any cash released to us by the trustee on any payment date from earnings on amounts in the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all payments on or under and all proceeds in respect of any or all of the foregoing.

Please read “Security for the Storm Recovery Bonds.”

The Storm Recovery Property

In general terms, all of the rights and interests of Entergy Arkansas under a financing order that are transferred to us pursuant to the sale agreement are referred to in this prospectus and the prospectus supplement as storm recovery property. Storm recovery property includes the right to impose, bill, collect and receive storm recovery charges in amounts sufficient to pay principal and interest and to make other deposits in connection with the storm recovery bonds. Storm recovery charges are payable by retail customers within Entergy Arkansas’ service territory who consume electricity that is delivered through the transmission or distribution system of Entergy Arkansas (or its successors or assignees).  During the twelve months ended December 31, 2009, approximately 32% of Entergy Arkansas’ total retail electric deliveries in its service territory were to industrial customers, 29.2% were to commercial customers, 37.5% were to residential customers and 1.3% were to government and municipal customers.

The storm recovery property is not a receivable, and the principal collateral securing the storm recovery bonds will not be a pool of receivables. Storm recovery charges authorized in a financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the APSC, except for semi-annual true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds.  Please read “The Servicing Agreement—The Storm Recovery Charge Adjustment Process.”  All revenues and collections resulting from storm recovery charges are part of the storm recovery property with respect to the storm recovery bonds.

We will purchase the storm recovery property from EAI to support the issuance of the storm recovery bonds. EAI, as the servicer, will collect the applicable storm recovery charges through billing and collecting the storm recovery charge from its retail electric customers.  EAI will then remit the received collections to the trustee not later than the third business day after receipt of such collections.

Interest Payments

Interest on each tranche of storm recovery bonds will accrue from the date we issue the tranche of storm recovery bonds at the interest rate stated in the prospectus supplement. On each payment date, we will pay interest on each tranche of storm recovery bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of storm recovery bonds as of the close of business on the preceding payment date (or, in the case of the first payment date, on the date of the original issuance of each tranche of storm recovery bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of storm recovery bonds before we pay the principal of each tranche of storm recovery bonds. Please read “Description of the Storm Recovery Bonds—Interest and Principal on the Storm Recovery Bonds.” If there is a shortfall in the amounts available in the applicable collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the storm recovery bonds based on the amount of interest payable on each outstanding tranche. We will calculate interest on the basis of a 360-day year of twelve 30-day months.

Principal Payments and Record Dates and Payment Sources

On each payment date specified in the prospectus supplement for the storm recovery bonds, we will pay amounts then due or scheduled to be paid on outstanding storm recovery bonds from amounts available in the collection account and the subaccounts held by the trustee. We will make these payments to the holders of record of the storm recovery bonds on the related record date specified in the prospectus supplement.

Amounts available to make these payments will include the applicable storm recovery charges collected by the servicer for us since the last payment date, as described in greater detail under “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated” and “The Servicing Agreement—Remittances to Collection Account.” The trustee will pay the principal of each tranche of storm recovery bonds in the amounts and on the payment dates specified in the expected sinking fund schedule described in the prospectus supplement, but only to the extent storm recovery charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated.”

Priority of Distributions

On each payment date for the storm recovery bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1.	payment of the trustee’s fees, expenses and any outstanding indemnity amounts, the total amount of which may be paid in any 12-month period may be capped as set forth in the prospectus supplement,

2.	payment of the servicing fee, which will be a fixed amount specified in the servicing agreement, plus any unpaid servicing fees from prior payment dates,

3.
payment of the administration fee, which will be a fixed amount specified in the administration agreement between us and Entergy Arkansas, and of the fees of our independent manager(s), which will be in an amount specified in an agreement between us and our independent manager(s), in each case with any unpaid administration or management fees from prior payment dates,

4.
payment of all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.	payment of the interest then due on the storm recovery bonds, including any past-due interest,

6.	payment of the principal then required to be paid on the storm recovery bonds at final maturity or upon acceleration,

7.	payment of the principal then scheduled to be paid on the storm recovery bonds, including any previously unpaid scheduled principal,

8.	payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining indemnity amounts owed to the trustee,

9.	replenishment of any amounts drawn from the capital subaccount,

10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of any remaining balance and the investment earnings on amounts in the capital subaccount,

11.	allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the storm recovery bonds have been paid in full and discharged, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The trustee’s fees, expenses and indemnity amounts referred to in clause 1 above and the amount of the servicer’s fee referred to in clause 2 above will be described in the prospectus supplement. The priority of distributions for the collected storm recovery charges, as well as available amounts in the subaccounts, are described in more detail under “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated,” as well as in the prospectus supplement.

Credit Enhancement

Credit enhancement for the storm recovery bonds, which is intended to protect you against losses or delays in scheduled payments on the storm recovery bonds, will be as follows:

•
The APSC will approve adjustments to the storm recovery charges, upon request of the servicer, to make up for any shortfall or reduce any excess in collected storm recovery charges. We sometimes refer to these adjustments as the true-up adjustments or true-up mechanism.  These adjustments will be made semi-annually to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the storm recovery bonds. Please read “Entergy Arkansas’ Financing Order—True-Ups.”

•
Collection Account—Under the indenture, the trustee will hold a collection account for the storm recovery bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•	the general subaccount—the trustee will deposit into the general subaccount all storm recovery charge collections remitted to it by the servicer;

•	the capital subaccount—EAI will deposit an amount equal to the required capital level into the capital subaccount on the date of issuance of the storm recovery bonds; and

•	the excess funds subaccount—any excess amount of collected storm recovery charges and investment earnings not released to us will be held in the excess funds subaccount.

Each of these subaccounts will be available to make payments on the storm recovery bonds on each payment date.

State Pledge

The State of Arkansas and its agencies, including the APSC, has pledged in the Act that the State will not alter the provisions of the Act that make storm recovery charges irrevocable, binding and nonbypassable charges, nor take or permit any action that impairs or would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the Act, reduce, alter or impair the storm recovery charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds, have been paid and performed in full.

Nothing in this pledge, which we refer to as the State Pledge, shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds and any assignee or financing party entering into a contract with EAI.  Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future state legislative action might attempt to reduce the value of your investment in the storm recovery bonds.”

The storm recovery bonds are not a debt or a general obligation of the State of Arkansas or any other governmental agency, instrumentality or political subdivision, nor are they a charge on the full faith and credit or the taxing power of the State of Arkansas or any governmental agency, instrumentality or political subdivision.

Optional Redemption

We will not have the option to redeem or otherwise prepay any storm recovery bonds prior to their scheduled final payment date.

Scheduled Final Payment Dates and Final Maturity Dates

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the storm recovery bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the storm recovery bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche. We will specify the scheduled final payment date and the final maturity date of each tranche of storm recovery bonds in the prospectus supplement.

Ratings for the Storm Recovery Bonds

It will be a condition of issuance for the storm recovery bonds that the bonds be rated “Aaa” by Moody’s, “AAA” by S&P and “AAA” by Fitch, Inc.  Please read “Ratings for the Storm Recovery Bonds.”

Reports to Storm Recovery Bondholders

Pursuant to the indenture, the trustee will provide to the holders of record of the storm recovery bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral for the storm recovery bonds. Unless and until the storm recovery bonds are issued in definitive certificated form, the reports for such bonds will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the storm recovery bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Storm Recovery Bonds—Reports to Bondholders.”

Servicing Compensation

We will pay the servicer on each payment date the servicing fee with respect to the storm recovery bonds. As long as Entergy Arkansas or any affiliated entity acts as servicer, this fee will be $145,000 annually.  If a third-party servicer is appointed, the servicing fee will be negotiated by the successor servicer and us; however, the APSC must approve the appointment of such third-party servicer, and the annual servicing fee may not exceed 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds without the approval of the APSC and notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and us, that such action would not result in the credit ratings on any outstanding storm recovery bonds being suspended, reduced or withdrawn.  We sometimes refer to this condition as the rating agency condition.  In no event will the trustee be liable for any servicing fee in its individual capacity.

U.S. Federal Income Tax Status

In the opinion of Sidley Austin LLP, counsel to us and to Entergy Arkansas, for U.S. federal income tax purposes, the storm recovery bonds will constitute indebtedness of Entergy Arkansas, our sole member.  If you purchase a beneficial interest in any storm recovery bond, you agree by your purchase to treat the storm recovery bonds as debt of Entergy Arkansas, our sole member, for U.S. federal income tax purposes.

ERISA Considerations

Pension plans and other investors subject to ERISA may acquire the storm recovery bonds subject to specified conditions. The acquisition and holding of the storm recovery bonds could be treated as a direct or indirect prohibited transaction under ERISA. Accordingly, by purchasing the storm recovery bonds, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the storm recovery bonds would be exempt from the prohibited transaction rules of ERISA. Please read “ERISA Considerations.”

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus and the prospectus supplement, including the risks described below and the statements in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the storm recovery bonds.

RISK RELATED TO LIMITED SOURCE OF FUNDS

You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.

The only source of funds for payment of the storm recovery bonds will be our assets, which consist of:

•	the storm recovery property securing the storm recovery bonds, including the right to impose, bill, collect and receive the storm recovery charges;

•	the rights under a financing order, including the statutory true-up mechanism;

•	the funds on deposit in the accounts held by the trustee; and

•	our rights under various contracts we describe in this prospectus.

The storm recovery bonds are not a debt or a charge on the full faith and credit or taxing power of the State of Arkansas or any governmental agency,  instrumentality or political subdivision,  nor will the storm recovery bonds be insured or guaranteed by Entergy Arkansas, including in its capacity as the servicer, or by its parent, Entergy, any of their respective affiliates (other than us), the trustee or any other person or entity. Thus, you must rely for payment of the storm recovery bonds solely upon the Act, state and federal constitutional rights to enforcement of the Act, the financing order, collections of the storm recovery charges and funds on deposit in the accounts held by the trustee relating to the storm recovery bonds. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Entergy Arkansas Restoration Funding, LLC, The Issuing Entity.”

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law.

Neither we nor Entergy Arkansas will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Act, that may affect the value of your storm recovery bonds. Entergy Arkansas will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Act that would be materially adverse to us, the trustee or storm recovery bondholders. Please read “The Sale Agreement—Covenants of the Seller” and “The Servicing Agreement—Servicing Standards and Covenants.” However, we cannot assure you that Entergy Arkansas would be able to take this action or that any such action would be successful.

Future judicial action could reduce the value of your investment in the storm recovery bonds.

The storm recovery property is the creation of the Act and the financing order that has been issued by the APSC to Entergy Arkansas.  There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. Because the storm recovery property is a creation of the Act, any judicial determination affecting the validity of or interpreting the Act, the storm recovery property or our ability to make payments on the storm recovery bonds might have an adverse effect on the storm recovery bonds.  A federal or state court could be asked in the future to determine whether the relevant provisions of the Act are unlawful or invalid.  If the Act is invalidated, the financing order might also be invalidated.

Other states have passed electric utility deregulation laws similar to the Act, and some of these laws have been challenged by judicial actions.  To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Act or the financing order, but it might provoke a challenge to the Act, establish a legal precedent for a successful challenge to the Act or heighten awareness of the political and other risks of the storm recovery bonds, and in that way may limit the liquidity and value of the storm recovery bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the storm recovery bonds.

Future state legislative action might attempt to reduce the value of your investment in the storm recovery bonds.

Despite its pledge in the Act not to alter the provisions of the Act that make storm recovery charges imposed by a financing order irrevocable, binding and nonbypassable, or to take or permit other actions that would impair the value of the storm recovery property or the storm recovery charges, the Arkansas legislature might attempt to repeal or amend the Act in a manner that limits or alters the storm recovery property so as to reduce its value. For a description of the State Pledge, please read “The Act—Entergy Arkansas and Other Utilities May Securitize Financing Costs—State Pledge.”  It might be possible for the Arkansas legislature to repeal or amend the Act notwithstanding the State Pledge if the legislature acts in order to serve a significant and legitimate public purpose.  Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the storm recovery bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the storm recovery bonds.

If an action of the Arkansas legislature adversely affecting the storm recovery property or the ability to collect storm recovery charges were considered a “taking” under the United States or Arkansas Constitutions, the State of Arkansas might be obligated to pay compensation for the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the storm recovery bonds or to offset interest lost pending such recovery.

Further, nothing in the State Pledge precludes any limitation or alteration of the Act or a financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds.  It is unclear what “full compensation” and “full protection” would be afforded to holders of the bonds by the State if such limitation or alteration were attempted.  Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the storm recovery bonds, or the timing or receipt of payments with respect to such bonds.

In addition, under the Arkansas Constitution, the electorate has both the power to initiate a change of law through the power of initiative and to revoke a law through the power of referendum.  The approval of any initiative or referendum requires the approval of a majority of the voters in the state casting their vote.  There are also procedural requirements to place an initiative or referendum before the voters, including the circulation of a petition and its signature by a requisite number of voters within a specified time period.  The time period for challenging the Act through the referendum process has expired.  However, the voters may still exercise their right of initiative.  In order to place an initiative before the voters, among other procedural requirements, at least eight percent (in the case of a statutory initiative) or ten percent (in the case of a constitutional initiative) of the legal voters must sign and file a petition with the Secretary of State requesting that the initiative be placed on the ballot.  We are unaware of any petition which has been circulated among the voters or filed with the Secretary of State which attempts to amend the Act or otherwise which affects the issuance of or security for the storm recovery bonds.  Please read “The Act — Entergy Arkansas and other utilities may securitize financing costs — Constitutional Matters.”

The enforcement of any rights against the State of Arkansas or the APSC under the State Pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Arkansas.  These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Arkansas or the APSC may be sued.

The APSC might attempt to take actions that could reduce the value of your investment in the storm recovery bonds.

The Act provides that following the issuance of the storm recovery bonds, the financing order is irrevocable and that the APSC may not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate or otherwise adjust the storm recovery charges approved in the financing order, except for the true-up adjustments to the storm recovery charges.  Further, under the financing order, the APSC guarantees that it will act pursuant to the financing order to ensure that expected storm recovery charge revenues are sufficient to timely pay scheduled principal and interest on the storm recovery bonds and all ongoing financing costs in connection with the storm recovery bonds.

However, the APSC retains the power to adopt, revise or rescind rules or regulations affecting Entergy Arkansas.  The APSC also retains the power to interpret the financing order granted to Entergy Arkansas, and in that capacity might be called upon to rule on the meanings of provisions of the financing order that might need further elaboration. Any new or amended regulations or orders from the APSC might attempt to affect the ability of the servicer to collect the storm recovery charges in full and on a timely basis, the rating of the storm recovery bonds or their price and, accordingly, the amortization of such storm recovery bonds and their weighted average lives.

The servicer is required to file with the APSC, on our behalf, semi-annual adjustments of the storm recovery charges. Please read “Entergy Arkansas’ Financing Order—True-Ups” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process.”  True-up adjustment procedures in other states have been challenged in the past.  Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the storm recovery bonds. Also, any litigation might materially delay storm recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the storm recovery bonds.

SERVICING RISKS

Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds.

The storm recovery charges are generally assessed based on forecasted customer usage, which includes both kilowatts demanded and kilowatt-hours of electricity consumed by retail customers. The amount and the rate of storm recovery charge collections will depend in part on actual electricity usage and the amount of collections and write-offs for each customer class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate customer delinquency or charge-off data when setting or adjusting the storm recovery charges, there could be a shortfall or material delay in storm recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the storm recovery bonds. Please read “Entergy Arkansas’ Financing Order—True-Ups” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process.”

Entergy Arkansas, the servicer, has historically forecasted customer usage based on kilowatt-hours and has historically forecasted peak demand annually on a total company basis.  The servicer does not generally forecast demand by customer rate class.  Inaccurate forecasting of electricity consumption by the servicer might result from, among other things, unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions being worse than expected, causing retail electric customers to migrate from Entergy Arkansas’ service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane or an act of terrorism or other catastrophic event; unanticipated changes in the market structure of the electric industry; customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric usage efficiency; or customers unexpectedly switching to alternative sources of energy, including self-generation of electric power.

The servicer’s use of inaccurate delinquency or charge-off rates might result also from, among other things, unexpected deterioration of the economy or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of extreme weather, either of which would cause greater delinquencies or charge-offs than expected or force Entergy Arkansas to grant additional payment relief to more customers; or any other unanticipated change in law that makes it more difficult for Entergy Arkansas to terminate service to nonpaying customers or that requires Entergy Arkansas to apply more lenient credit standards in accepting retail electric customers.  Please read “The Seller, Initial Servicer and Sponsor — Write Off and Delinquency Experience.”

Changes to billing and collection practices may reduce the amount of funds available for payments on the bonds.

The methodology of determining the amount of the storm recovery charge billed to each customer is specified in the financing order.  Although Entergy Arkansas may not change this methodology, Entergy Arkansas, as servicer, may set, and may change, its own billing and collection arrangements with each retail electric customer.  For example, to recover part of an outstanding electricity bill, Entergy Arkansas may agree to extend a customer’s payment schedule or to write off the remaining portion of the bill.  Similarly, the APSC may require changes to these practices.  Under the methodology specified in the financing order, this might result in an extension of the customer’s payment of storm recovery charges.  Thus, any changes in billing and collection practices or regulations might make it more difficult for the servicer to collect the storm recovery charge and might adversely affect the value of the storm recovery bonds and their weighted average lives.  The servicing agreement provides, however, that the servicer will not take any action that will adversely impair our interest in the storm recovery property.

Your investment in the storm recovery bonds depends on Entergy Arkansas or its successor or assignee, acting as servicer of the storm recovery property.

 Entergy Arkansas, as servicer, will be responsible for, among other things, calculating, billing and collecting the storm recovery charges from its retail electric customers, submitting requests to the APSC to adjust these charges, monitoring the collateral for the storm recovery bonds and taking certain actions in the event of non-payment by retail electric customers. The trustee’s receipt of collections in respect of storm recovery charges, which will be used to make payments on the storm recovery bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems the State of Arkansas and servicer have in place for storm recovery charge billings and collections might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the storm recovery charges might be delayed or reduced.  In that event, our payments on the storm recovery bonds might be delayed or reduced.

If we replace Entergy Arkansas as the servicer, we may experience difficulties finding and using a replacement servicer.

If Entergy Arkansas ceases to service the storm recovery property, it might be difficult to find a successor servicer.  Under the financing order, the appointment of a successor servicer and the annual servicing fee payable to a successor servicer require APSC approval if it exceeds 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds.  In addition, the servicing fee for any replacement servicer may not exceed 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds unless the rating agency condition is satisfied.  Please read “The Servicing Agreement—Servicing Compensation.”  Also, any successor servicer might have less experience and ability than Entergy Arkansas and might experience difficulties in collecting storm recovery charges and determining appropriate adjustments to the storm recovery charges, and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might charge fees that are substantially higher than the fees paid to Entergy Arkansas as servicer. In the event of the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment.

Limits on rights to terminate service might make it more difficult to collect the storm recovery charges.

If the servicer is billing customers for storm recovery charges, the servicer may terminate transmission and distribution service to the customer for non-payment of storm recovery charges pursuant to the applicable rules of the APSC. Nonetheless, Arkansas statutory requirements and the rules and regulations of the APSC, which may change from time to time, regulate and control the right to disconnect service.  Current APSC rules forbid termination during certain weather conditions, such as freezing temperatures or “heat advisory” conditions; other rules forbid termination of service to critical care customers.  To the extent these retail electric customers do not pay for their electric service, Entergy Arkansas will not be able to collect storm recovery charges from these retail electric customers.

Future adjustments to storm recovery charges by customer class might result in insufficient collections.

The customers who pay storm recovery charges are divided into customer classes.  Each customer class will be allocated a fixed percentage responsibility for the revenue requirements associated with the storm recovery bonds.  Please read “Description of the Storm Recovery Property—Tariff; Storm Recovery Charges.”

A shortfall in collections of storm recovery charges in one customer class may be corrected by making adjustments to the storm recovery charges payable by that customer class and any other customer class. If certain customers in a class fail to pay storm recovery charges or cease to be customers, the servicer might have to substantially increase the storm recovery charges for the remaining customers in that customer class and for other customer classes. This effect might be more extreme in the case of Entergy Arkansas’ industrial class customers. Other factors, such as economic conditions, could also lead to industrial customers reducing their demand for electricity or to abandon operation of their facilities. The inability to impose and collect storm recovery charges or the failure to collect storm recovery charges from such retail customers could lead to increases in storm recovery charges for other customers. These increases could lead to further unanticipated failures by the remaining customers to pay storm recovery charges, thereby increasing the risk of a shortfall in funds to pay the storm recovery bonds.

RISK ASSOCIATED WITH THE UNUSUAL NATURE OF THE STORM RECOVERY PROPERTY

Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect.

Under the Act and the indenture, the trustee or the storm recovery bondholders have the right to foreclose or otherwise enforce the lien on the storm recovery property securing the storm recovery bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the storm recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the storm recovery bonds will be due and payable upon acceleration of the storm recovery bonds before maturity, storm recovery charges would not likely be accelerated and the nature of our business will result in principal of the storm recovery bonds being paid as funds become available. If there is an acceleration of the storm recovery bonds, all tranches of the storm recovery bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

STORM-RELATED RISK

Storm damage to Entergy Arkansas’ service territory could impair payment of the storm recovery bonds.

Entergy Arkansas’ service territory was adversely affected by the ice storm in 2009.  In response to the damage inflicted by the 2009 ice storm, the Arkansas legislature enacted the Act.  Future storms could have similar or more drastic effects.  Transmission and/or distribution facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of storm recovery charges.  There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in Entergy Arkansas’ service territory, which could cause the per-kWh storm recovery charge to be greater than expected.  Legislative action adverse to the bondholders might be taken in response, and such legislation, if challenged as violative of the State Pledge, might be defended on the basis of public necessity.  Please read “The Act—The Act authorizes utilities to recover storm-related costs through the issuance of bonds” and “—Entergy Arkansas and other utilities may securitize financing costs—State Pledge” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment.”

The servicer will commingle the storm recovery charges with other revenues it collects, which might obstruct access to the storm recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the storm recovery bonds.

The servicer will be required to remit to the trustee the storm recovery charge collections it receives within three business days.  The servicer will not segregate the storm recovery charges from the other funds it collects from retail electric customers or its general funds. The storm recovery charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the storm recovery charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of storm recovery charge collections available to make payments on the storm recovery bonds.

The Act provides that the priority of a lien and security interest perfected in storm recovery property is not impaired by the commingling of the funds arising from storm recovery charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Act and might decline to recognize our right to collections of the storm recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the storm recovery bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts, which is a creditor’s claim against a debtor without a priority for payment and for which the creditor holds no security or collateral.  This decision could cause material delays in payments of principal or interest, or losses, on your storm recovery bonds and could materially reduce the value of your investment in the storm recovery bonds.

The bankruptcy of Entergy Arkansas or any successor seller might result in losses or delays in payments on the storm recovery bonds.

The Act and the financing order provide that as a matter of Arkansas state law:

•	the rights and interests of a selling utility under the financing order, including the right to impose, bill, collect and receive storm recovery charges, are contract rights of the seller,

•
the seller may make a present transfer of its rights under the financing order, including the right to impose, bill, collect and receive future storm recovery charges that retail customers do not yet owe,

•
upon the transfer to us, the rights will become storm recovery property, and storm recovery property constitutes a present property right, even though the imposition and collection of storm recovery charges depend on further acts that have not yet occurred, and

•
a transfer of the storm recovery property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the storm recovery property and not a pledge of the storm recovery property (other than for federal or state income tax purposes) to secure a financing by the seller.

These provisions are important to maintaining payments on the storm recovery bonds in accordance with their terms during any bankruptcy of Entergy Arkansas. In addition, the transaction has been structured with the objective of keeping us legally separate from Entergy Arkansas and its affiliates in the event of a bankruptcy of Entergy Arkansas or any such affiliates.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a Entergy Arkansas bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the storm recovery bonds might be similar to the treatment you would receive in a Entergy Arkansas bankruptcy if the storm recovery bonds had been issued directly by Entergy Arkansas. A decision by the bankruptcy court that, despite our separateness from Entergy Arkansas, our assets and liabilities and those of Entergy Arkansas should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with Entergy Arkansas, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of Entergy Arkansas or an affiliate. Nonetheless, these steps might not be completely effective, and thus if Entergy Arkansas or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of Entergy Arkansas or an affiliate of the seller. This might cause material delays in payment of, or losses on, your storm recovery bonds and might materially reduce the value of your investment in the storm recovery bonds. For example:

•
without permission from the bankruptcy court, the trustee might be prevented from taking actions against Entergy Arkansas or recovering or using funds on your behalf or replacing Entergy Arkansas as the servicer,

•	the bankruptcy court might order the trustee to exchange the storm recovery property for other property, of lower value,

•
tax or other government liens on Entergy Arkansas’ property might have priority over the trustee’s lien and might be paid from collected storm recovery charges before payments on the storm recovery bonds,

•
the trustee’s lien might not be properly perfected in the collected storm recovery property collections prior to or as of the date of Entergy Arkansas’ bankruptcy, with the result that the storm recovery bonds would represent only general unsecured claims against Entergy Arkansas,

•
the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to storm recovery charges in respect of electricity consumed after the commencement of Entergy Arkansas’ bankruptcy case, with the result that the storm recovery bonds would represent only general unsecured claims against Entergy Arkansas,

•
we and Entergy Arkansas might be relieved of any obligation to make any payments on the storm recovery bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	Entergy Arkansas might be able to alter the terms of the storm recovery bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the storm recovery charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•
the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against Entergy Arkansas that may be difficult to prove or, if proven, to collect in full.

Furthermore, if Entergy Arkansas enters bankruptcy proceedings, it might be permitted to stop acting as servicer and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the storm recovery bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the storm recovery bonds and on the value of the storm recovery bonds.

The sale of the storm recovery property might be construed as a financing and not a sale in a case of Entergy Arkansas’ bankruptcy which might delay or limit payments on the storm recovery bonds.

The Act provides that the characterization of a transfer of storm recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and Entergy Arkansas will treat the transaction as a sale under applicable law, although for financial reporting and income tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Entergy Arkansas, a party in interest in the bankruptcy might assert that the sale of the storm recovery property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of Entergy Arkansas in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against Entergy Arkansas. Even if we had a security interest in the storm recovery property, we would not likely have access to the storm recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the storm recovery bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the storm recovery charge collections and therefore the amount and timing of funds available to us to pay storm recovery bondholders.

If the servicer enters bankruptcy proceedings, the collections of the storm recovery charges held by the servicer as of the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the storm recovery bonds.

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement or an intercreditor agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that storm recovery charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. In this case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future storm recovery charges would be increased through the true-up mechanism to recover such amount.

Claims against Entergy Arkansas or any successor seller might be limited in the event of a bankruptcy of the seller.

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement could be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in the sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of Entergy Arkansas or any successor seller might limit the remedies available to the trustee.

Upon an event of default of the storm recovery bonds under the indenture, the Act permits the trustee to enforce the security interest in the storm recovery property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the Pulaski County (Arkansas) Circuit Court to order the sequestration and payment to the bondholders of all revenues arising with respect to the storm recovery property. There can be no assurance, however, that the Pulaski County (Arkansas) Circuit Court would issue this order after a Entergy Arkansas bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Arkansas court, and an order requiring an accounting and segregation of the revenues arising from the storm recovery property. There can be no assurance that a court would grant either order.  Any failure to grant such order could result in the losses or material delays in payment on your storm recovery bonds and could materially reduce the value of your investment.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE STORM RECOVERY BONDS

Entergy Arkansas’ indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the storm recovery bonds.

Entergy Arkansas is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the storm recovery bondholders, only in specified circumstances and will not be obligated to repurchase any storm recovery property in the event of a breach of any of its representations, warranties or covenants regarding the storm recovery property. Similarly, Entergy Arkansas is obligated under the servicing agreement to indemnify us, the trustee, for itself and on behalf of the storm recovery bondholders, and the APSC only in specified circumstances.  Please read “The Sale Agreement” and “The Servicing Agreement.”

Neither the trustee nor the storm recovery bondholders will have the right to accelerate payments on the storm recovery bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture as described in “Description of the Storm Recovery Bonds—Events of Default; Rights Upon Event of Default.”  Furthermore, Entergy Arkansas might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by Entergy Arkansas might not be sufficient for you to recover all of your investment in the storm recovery bonds. In addition, if Entergy Arkansas becomes obligated to indemnify storm recovery bondholders, the ratings on the storm recovery bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that storm recovery bondholders will be unsecured creditors of Entergy Arkansas with respect to any of these indemnification amounts.

Entergy Arkansas may cause the issuance of additional storm recovery bonds through another affiliated entity.

Entergy Arkansas may in the future sell storm recovery property to one or more entities other than us in connection with the issuance of a new issuance of storm recovery bonds, in any such case without your prior review or approval.  Any new issuance may include terms and provisions that would be unique to that particular issue. We may not issue additional storm recovery bonds.  Entergy Arkansas will likely serve as servicer for any new issuance.

Entergy Arkansas may not sell storm recovery property to other entities issuing storm recovery bonds if the issuance would result in the credit ratings on any outstanding series of storm recovery bonds being reduced or withdrawn. In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, Entergy Arkansas, as servicer, is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the bonds, amounts owing to us and any amounts owing to any subsequently created affiliate of Entergy Arkansas which issues storm recovery bonds.  However, we cannot assure you that a new issuance would not cause reductions or delays in payments on your storm recovery bonds.

Entergy Arkansas’ ratings might affect the market value of the storm recovery bonds.

A downgrading of the credit ratings on the debt of Entergy Arkansas might have an adverse effect on the market value of your storm recovery bonds.

Technological change might make alternative energy sources more attractive in the future.

Technological developments might result in the introduction of economically attractive alternatives to purchasing electricity through Entergy Arkansas’ transmission or distribution facilities for increasing numbers of retail customers. Manufacturers of self-generation facilities may develop smaller-scale, more fuel-efficient generating units that can be cost-effective options for a greater number of retail customers. Technological developments might allow greater numbers of retail customers to avoid storm recovery charges under such provisions, which may reduce the total number of retail customers from which storm recovery charges will be collected.

The absence of a secondary market for the storm recovery bonds might limit your ability to resell your storm recovery bonds.

The underwriters for the storm recovery bonds might assist in resales of the storm recovery bonds, but they are not required to do so. A secondary market for the storm recovery bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your storm recovery bonds.  Please read “Plan of Distribution.”

You might receive principal payments for your storm recovery bonds later than you expect.

The amount and the rate of collection of the storm recovery charges for the storm recovery bonds, together with the storm recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of storm recovery bond principal.  If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the storm recovery bonds.

THE ACT

The Act authorizes utilities to recover storm-related costs through the issuance of bonds.

In January 2009, an ice storm caused widespread damage to Entergy Arkansas’ service territory.  The ice storm resulted in widespread power outages, significant damage to distribution, transmission, and generation infrastructure, and the loss of sales during the power outages.  In response to the damage caused by the ice storm, the Arkansas legislature passed the Arkansas Electric Utility Storm Recovery Securitization Act, codified as Subchapter 9 of Chapter 18 of Title 23 of the Arkansas Code (Ark. Code Ann. §§ 23-18-901 et seq.), authorizing the Arkansas Commission to issue financing orders allowing for the securitization of storm recovery costs and financing costs.

The Act authorizes electric utilities in Arkansas, including Entergy Arkansas, to finance the recovery of certain costs incurred as a result of any named tropical storm or hurricane, tornado, ice or snow storm, flood, earthquake or other significant weather event or natural disaster that occurred in 2009 or thereafter, which are referred to under the Act and in this prospectus as storm recovery costs, as well as debt service and other costs of issuing, supporting and servicing storm recovery bonds, which are referred to under the Act and in this prospectus as financing costs, through the issuance of storm recovery bonds.  An Arkansas utility must apply to the APSC for a financing order under the Act to authorize the issuance of storm recovery bonds.  Entergy Arkansas applied for a financing order under the Act, which was issued by the APSC on June 16, 2010.  The financing order became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the storm recovery bonds.

Entergy Arkansas and other utilities may securitize financing costs

We May Issue Storm Recovery Bonds to Recover Entergy Arkansas’ Storm Recovery Costs.

The Act authorizes the APSC to issue financing orders approving the issuance of storm recovery bonds to permit an electric utility to recover storm recovery costs, including cost of carrying storm recovery costs on the books of the utility as well as costs of funding storm recovery reserves.  A utility, its successors or a third-party assignee of a utility may issue storm recovery bonds.  The Act requires the proceeds of the storm recovery bonds to be used for the purposes of recovering, financing or refinancing APSC approved storm recovery costs as well as the payment of upfront financing costs (i.e. costs associated with the issuance of the storm recovery bonds).  The storm recovery bonds are secured by and payable from storm recovery property, which includes the right to impose, bill, collect and receive storm recovery charges.  Under the Act, storm recovery costs are to be allocated to customer classes as provided in the financing order.  Storm recovery charges can be imposed only when and to the extent that storm recovery bonds are issued.

The Act contains a number of provisions designed to facilitate the securitization of storm recovery costs and financing costs.

Creation of Storm Recovery Property.

The Act authorizes the creation of storm recovery property pursuant to a financing order.  The electric utility’s right to receive the storm recovery charges, all revenues and collections resulting from the storm recovery charges and its other rights and interests under a financing order, upon transfer to the issuing entity in connection with the issuance of storm recovery bonds, constitute storm recovery property.  Storm recovery property continues to exist until the storm recovery bonds and all associated financing costs are paid in full.

A Financing Order is Irrevocable.

Upon issuance of the storm recovery bonds, a financing order, together with the storm recovery charges authorized in the financing order, is irrevocable and not subject to reduction, impairment, or adjustment by the APSC, except for adjustments pursuant to the Act in order to correct overcollections or undercollections and to provide that sufficient funds are available to provide on a timely basis for payments of debt service and other required amounts in connection with the storm recovery bonds. Although a financing order is irrevocable, the Act allows for applicants to apply for one or more new financing orders to provide for retiring and refunding storm recovery bonds if such retirement or refunding would result in lower storm recovery charges.

State Pledge.

Under the Act, the State of Arkansas and its agencies, including the APSC, has pledged, for the benefit and protection of storm recovery bondholders and Entergy Arkansas, that the State will not alter the provisions of the Act that make storm recovery charges irrevocable, binding and nonbypassable charges nor take or permit any action that impairs or would impair the value of the storm recovery property, or, except for adjustments discussed in “Entergy Arkansas’ Financing Order—True-ups” and “The Servicing Agreement—The Storm Recovery Charge Adjustment Process,” reduce, alter, or impair the storm recovery charges to be imposed, collected and remitted to storm recovery bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds have been paid and performed in full. The State Pledge does not preclude any limitation or alteration of the Act or a financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds.  Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

Constitutional Matters.

To date, no federal or Arkansas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Act have been decided.  There have been cases in which federal courts have applied the Contract Clause of the United States Constitution and Arkansas courts (to the extent addressed by such courts) have applied the Contract Clause of the Arkansas Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness.  Based upon this case law, Sidley Austin LLP expects to deliver an opinion, prior to the closing of an offering of the storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that the language of the State Pledge constitutes a contractual relationship with the bondholder and therefore the storm recovery bondholders (or the trustee acting on their behalf) could, absent a demonstration that such action was necessary to serve a significant and legitimate public purpose, challenge successfully the constitutionality under the United States Constitution of any act by the State of Arkansas (including the APSC or the voters of the State in the exercise of their initiative powers) of a legislative character to repeal or amend the Act, or to take or refuse to take any action required under its pledge described above if the repeal or amendment or the action or inaction would limit, alter, impair or reduce the value of the storm recovery property or the storm recovery charges so as to substantially impair (x) the terms of the indenture or the storm recovery bonds or (y) the rights and remedies of the storm recovery bondholders (or the trustee acting on their behalf) prior to the time that the storm recovery bonds are fully paid and discharged.  Based upon this case law, Williams & Anderson PLC expects to deliver an opinion, prior to the closing of an offering of the storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that the State Pledge described above provides a basis upon which the bondholders (or the trustee acting on their behalf) could challenge successfully in the Arkansas state courts under the Contract Clause of the Arkansas Constitution the constitutionality of any action by the State of Arkansas (including the APSC or the voters of the State in the exercise of their initiative powers ) of a legislative character that repeals the State Pledge or limits, alters, impairs or reduces the value of the storm recovery property so as to cause a substantial impairment under the Contract Clause of the Arkansas Constitution of (i) the terms of the indenture or the storm recovery bonds or (ii) the rights and remedies of the bondholders (or the trustee acting on their behalf) prior to the time the storm recovery bonds are fully paid and discharged. It may be possible for the Arkansas legislature to repeal or amend the Act or for the APSC to amend or revoke the financing order notwithstanding the State Pledge, if the legislature or the APSC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting Entergy Arkansas’ service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power.

In addition, any action of the Arkansas legislature adversely affecting the storm recovery property or the ability to collect storm recovery charges may be considered a “taking” under the United States or Arkansas Constitutions.  Each of Sidley Austin LLP and Williams & Anderson PLC has advised us that they are not aware of any federal or Arkansas court cases, respectively, addressing the applicability of the Takings Clause of the United States or Arkansas Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Act.  It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied.  Assuming a Takings Clause analysis were applied under the United States Constitution, Sidley Austin LLP expects to render an opinion, prior to the closing of the offering of the storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, the State of Arkansas would be required under the United States Constitution to pay just compensation to the bondholders if the State (including the voters in exercise of the initiative powers) were to repeal or amend the Act, or if the APSC were to amend or revoke the financing order or take any other action in contravention of the State Pledge, in either case which (i) permanently appropriates the storm recovery property or denies all economically productive use of the storm recovery property; or (ii) destroys the storm recovery property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the storm recovery property, if the law unduly interferes with the bondholders’ reasonable expectations arising from their investments in the storm recovery bonds.  In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the bondholders.  Assuming a Takings Clause analysis were applied under the Arkansas Constitution, Williams & Anderson PLC expects to render an opinion, prior to the closing of the offering of the storm recovery bonds described in a prospectus supplement accompanying this prospectus, to the effect that under existing case law, an Arkansas state court would find a compensable taking under the Takings Clause of the Arkansas Constitution if (a) it concludes that the storm recovery property is property of a type protected by the Takings Clause of the Arkansas Constitution and (b) the State of Arkansas (including the APSC or the voters in exercise of the initiative powers) takes action that, without paying just compensation to the bondholders, (i) permanently appropriates the storm recovery property or denies all economically productive use of the storm recovery property; or (ii) destroys the storm recovery property, other than in response to emergency conditions; or (iii) substantially reduces, alters or impairs the value of the storm recovery property, if the action unduly interferes with the bondholders’ reasonable investment-backed expectations.  In examining whether action of the Arkansas legislature amounts to a regulatory taking, both federal and state courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the bondholders, and the extent to which the governmental action interferes with distinct investment-backed expectations.  There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the storm recovery bonds.

In connection with the foregoing, each of Sidley Austin LLP and Williams & Anderson PLC has advised us that issues relating to the Contract and Takings Clauses of the United States and Arkansas Constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and both firms have further advised us that there are no reported controlling judicial precedents that are directly on point.  The opinions described above will be subject to the qualifications included in them.  The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a storm recovery bondholder would consider material.

We and Entergy Arkansas will file a copy of each of the Sidley Austin LLP and Williams & Anderson PLC opinions as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions.”

The APSC May Adjust Storm Recovery Charges.

The Act requires the APSC to provide in all financing orders a mechanism requiring that storm recovery charges be adjusted at least annually. The purposes of these adjustments are:

•	to correct any overcollections or undercollections during the preceding 12 months, and

•	to ensure the timely payment as scheduled of debt service for the storm recovery bonds and other required amounts and charges in connection with the storm recovery bonds.

Storm Recovery Charges Are Nonbypassable.

The Act provides that the storm recovery charges are nonbypassable subject to the terms of the financing order. “Nonbypassable” means that such charges are separate and apart from the utility’s base rates and must be collected from all existing and future retail customers of a utility receiving transmission or distribution service from the utility or its successors or assignees within the utility’s service territory, as provided in the financing order.

The Act Protects the Bondholders’ Lien on Storm Recovery Property.

The Act provides that a valid and enforceable lien and security interest in storm recovery property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of the storm recovery bonds. The security interest automatically attaches from the time value is received by the issuer of the storm recovery bonds and, on perfection through filing of a financing statement with the Secretary of State of Arkansas, such security interest will be a continuously perfected lien and security interest in the storm recovery property.

Upon perfection, the statutorily created lien attaches both to storm recovery property and to all proceeds of storm recovery property, whether the storm recovery charges have accrued or not, and shall have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.  The Act provides that the transfer of an interest in storm recovery property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:

•	the issuance of a financing order,

•	transfer and security documents have been delivered to the assignee,

•	receipt of value for the storm recovery bonds and

•	the applicable financing statement describing the storm recovery property has been filed with the Secretary of State of Arkansas.

The transfer is perfected against third parties as of the date the applicable financing statement is filed. The Act provides that priority of security interests in storm recovery property will not be impaired by:

•	commingling of funds arising from storm recovery charges with other funds, or

•	later modifications to the financing order or the storm recovery property, including resulting from any true-up adjustment.

Please read “Risk Factors—Risks Associated with the Unusual Nature of the Storm Recovery Property.”

The Act Characterizes the Transfer of Storm Recovery Property as a True Sale.

The Act provides that an electric utility’s transfer of storm recovery property is a “true sale” under Arkansas law and is not a secured transaction (other than for federal and state income tax purposes) and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risk Factors—The Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer.”

ENTERGY ARKANSAS’ FINANCING ORDER

Entergy Arkansas’ Securitization Proceeding and Financing Order

We and Entergy Arkansas have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.

On February 1, 2010, Entergy Arkansas filed an application with the APSC seeking authority to securitize and cause the issuance of storm recovery bonds in the amount of approximately $127.5 million to recover storm recovery costs plus costs of issuing the storm recovery bonds.

On June 16, 2010, the APSC issued its financing order which authorized Entergy Arkansas to securitize and cause to be issued storm recovery bonds, in the estimated aggregate principal amount of $126.3 million, consisting of: (i) $121.7 million in storm recovery costs (including $11.5 million of costs through September 23, 2010, which was the expected issuance date of the storm recovery bonds used in the financing order), plus (ii) costs of issuing the storm recovery bonds  in an estimated amount of $4.6 million. We sometimes refer to these costs of issuance as “upfront financing costs.”  The financing order became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the storm recovery bonds.  To the extent the storm recovery bonds are issued on a date other than September 23, 2010, the financing order requires Entergy Arkansas to adjust the carrying costs for the difference in the number of days and the 7% per annum rate of return as of the effective date of new rates, either greater than or less than assumed in the calculation based on the projected issuance date of September 23, 2010.  The financing order requires Entergy Arkansas to update the upfront financing costs in the issuance report letter required to be submitted to the APSC not later than two business days after the issuance of the storm recovery bonds to reflect the actual issuance date and other more current information.

Collection of Storm Recovery Charges

The financing order authorizes Entergy Arkansas to collect storm recovery charges from retail electric customers in Entergy Arkansas’ certificated service territory as it existed on June 16, 2010 (as such certificated service area may be expanded) in an amount sufficient to provide for timely recovery of Entergy Arkansas’ aggregate storm recovery costs and financing costs, which include principal and interest and certain ongoing fees and expenses associated with the storm recovery bonds. There is no “cap” on the level of storm recovery charges that may be imposed on customers of electricity to pay on a timely basis scheduled principal and interest on the storm recovery bonds, nor is there a time limit on the collection of storm recovery charges.  Storm recovery charges remain in effect so long as the storm recovery bonds and any related financing costs are outstanding or unpaid.

Initial Tariff

We will compute the initial storm recovery charge rates at the time of issuance of the storm recovery bonds.  These rates will be final and effective upon issuance of the storm recovery bonds without further action by the APSC.  We will impose the initial storm recovery charges beginning no earlier than on the first day of the billing cycle of the revenue month next following the issuance date of the storm recovery bonds.  This date will be provided in the prospectus supplement.

True-Ups

The Act mandates that storm recovery charges be adjusted at least annually to correct any overcollections or undercollections in the preceding period and to ensure the timely payment of scheduled debt service for the storm recovery bonds and other required amounts and charges in connection with the storm recovery bonds.  The financing order requires that the servicer will make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final maturity and the legal final maturity of the last bond tranche or class) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount.  As stated, the Act does not cap the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up process.  The servicer is required to use its most recent billing determinants, estimates of ongoing financing costs and forecasted uncollectibles in making each true-up calculation.

The APSC must be given at least 15 days’ notice prior to implementing the true-up adjustment.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

Commission Pledge

In the financing order, the APSC guarantees that it will act pursuant to the financing order to ensure that expected storm recovery charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the storm recovery bonds and all ongoing costs in connection with the storm recovery bonds.  Such financing order, pursuant to the provisions of the Act, is irrevocable and is not subject to reduction, impairment, postponement, termination or adjustment by further action of the APSC, except as contemplated by the periodic true-up adjustments.  The financing order also provides that the true-up mechanism and all other obligations of the State of Arkansas and the APSC set forth in the irrevocable financing order are direct, explicit, irrevocable and unconditional upon issuance of the storm recovery bonds, and are legally enforceable against the State of Arkansas and the APSC.  Please read “Risks Associated With Potential Judicial, Legislative or Regulatory Actions.”

Allocation

Entergy Arkansas will allocate storm recovery costs to customer classes as provided in the financing order.  The allocation percentages and methodology are described below under “Description of the Storm Recovery Property—Tariff; Storm Recovery Charges” and are not subject to change for the life of the storm recovery bonds.

Servicing Agreement

In the financing order, the APSC authorized Entergy Arkansas, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus.

Binding on Successors

The financing order, together with the storm recovery charges authorized in the financing order, is binding on:

•	Entergy Arkansas

•	any successor to Entergy Arkansas that provides transmission and distribution service directly to retail customers in Entergy Arkansas’ service territory,

•	any other entity responsible that provides transmission and distribution service to retail customers in Entergy Arkansas’ service territory, and

•	any successor to any such entity.

Informational Post Issuance Filings

No later than two business days following issuance of the storm recovery bonds, Entergy Arkansas is required to file with the APSC an issuance report letter describing the final structure and terms of the storm recovery bond issuance.  The report will also include the initial storm recovery charges.  The issuance report letter will be provided for informational purposes, and does not affect in any manner validity of the storm recovery bonds or the imposition of the storm recovery charges authorized under the financing order.

In addition, no later than 90 days following the date of issuance of the storm recovery bonds, Entergy Arkansas is required to file with the APSC a report substantiating and explaining all deviations from the estimated interest rate and costs of issuance estimated by Entergy Arkansas in its financing order application and testimony.  Lastly, within 90 days of the end of each year while the storm recovery bonds are outstanding, Entergy Arkansas will file with the APSC a report detailing its ongoing financing costs and explaining all deviations from estimates in the financing order.  These reports will also be for informational purposes and shall not affect in any manner the validity of the storm recovery bonds or the imposition of the storm recovery charges authorized under the financing order.  If the actual costs of issuance are less than the original estimates, we will apply the excess as a credit to ratepayers in the next true-up adjustment.  Any differences between actual ongoing financing costs and estimates will be addressed in the next true-up adjustment.  If the actual costs of issuance are more than the amount included in the bond issuance, Entergy Arkansas may request recovery of the remaining costs through traditional ratemaking mechanisms.

DESCRIPTION OF THE STORM RECOVERY PROPERTY

Creation of Storm Recovery Property; Financing Order

The Act defines storm recovery property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, bill, collect and receive storm recovery charges, which charges include amounts to be charged to recover storm recovery costs, established in the financing order.  Storm recovery property are only contract rights until the time that it is first transferred to an assignee or pledged in connection with the issuance of storm recovery bonds. The storm recovery bonds will be secured by storm recovery property, as well as the other collateral described under “Security for the Storm Recovery Bonds.”

In addition to the right to impose, bill, collect and receive storm recovery charges, the financing order:

•	authorizes the transfer of storm recovery property to us and the issuance of storm recovery bonds;

•	establishes procedures for periodic true-up adjustments to storm recovery charges in the event of overcollection or undercollection; and

•	provides that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the APSC (except for the periodic adjustments to the storm recovery charges).

Tariff; Storm Recovery Charges

The following is a description of the initial tariff filed by Entergy Arkansas with the APSC together with the application for the financing order creating storm recovery property.

The storm recovery charges will be payable by all existing and future retail customers located within Entergy Arkansas’ service territory who consume electricity that is delivered through the transmission or distribution system from Entergy Arkansas and its successors and assignees.  Please read “The Act—Entergy Arkansas and other utilities may securitize financing costs —Storm Recovery Charges Are Nonbypassable.”  The defined classes of storm recovery charge retail customers are:

•	Residential Rate Class – This service is for single family residences and individual apartments.

•
Small General Service Rate Class – This service is applicable to commercial and industrial customers using less than 100kW (i.e. retail stores and schools), farms and agricultural water pumping companies, cable television providers, municipal pumping agencies and traffic signal service.

•
Large General Service Rate Class – This service is for commercial and industrial customers that use more than 101kW. Typical customers range from apartment building operations and grocery stores that use between 101kW to 1000kW to lumber companies and shopping malls that use over 1000kW.

•	Lighting Rate Class – This service is for municipal street lighting and all customers that have EAI installed all night outdoor lighting service.

Because of differences in the tariff rate for each class of retail customers and the provisions of the Act, the storm recovery charges payable by each class of retail customers will differ.

Set forth below are the allocation percentages for the four storm recovery charge retail customer classes, each of which was adopted in the financing order issued by the APSC.

Storm Recovery Charge Retail Customer Class Allocation Percentages

Storm Recovery Charge Retail Customer Class	Allocation Percentage
Residential	50.87%
Small General Service	27.33%
Large General Service	20.83%
Lighting	0.97%
Although the cost allocation percentages will not change for the life of the storm recovery bonds, in the event that forecasted sales to any customer class decreases by more than 10% of “base period sales”, this lost sales impact will be spread among the remaining customer classes.  This mechanism prevents the remaining customers of any class from experiencing excess storm recovery charges due to loss of sales and ensures the recovery of the periodic billing requirement.

All retail electric customers will be billed on either a kilowatt-hour basis or a demand metered basis. Each new retail electric customer will be assigned to the appropriate customer class.

The initial storm recovery charge rates will be calculated by Entergy Arkansas, as servicer, at the time of issuance of the storm recovery bonds and will be final and effective upon issuance of the storm recovery bonds without any further action by the APSC. Entergy Arkansas will impose storm recovery charges commencing no earlier than on the first day of the billing cycle of the revenue month next following the issuance date of the storm recovery bonds.  The initial average storm recovery charge for an average retail customer, as well as the first date on which such charges will be imposed will be set forth in the prospectus supplement.

Billing and Collection Terms and Conditions

Storm recovery charges will be assessed by the servicer, for our benefit as owner of the storm recovery property, based on a retail customer’s actual consumption of electricity or electric demand from time to time. Storm recovery charges will be collected by the servicer directly from retail customers as part of its normal collection activities.  Storm recovery charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the collection account received payments of storm recovery charges within three business days.

The obligation to pay storm recovery charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity. Storm recovery charges are “nonbypassable” in accordance with the provisions set forth in the Act and the financing order. If a retail customer pays only a portion of its bill, such partial payments will be first applied to any amounts due with respect to customer deposits.  Next, the servicer will allocate the partial payment to all electric service charges of the servicer and storm recovery charges pro rata based on the total amount billed, with amounts owed for storm recovery charges allocated before amounts owed for late charges.  Finally, any remaining moneys will be allocated to taxes and charges billed to customers. The portion owed in respect of storm recovery charges may be further allocated as between different issuances of storm recovery bonds, including amounts owed to other special-purpose subsidiaries of Entergy Arkansas who may in the future issue storm recovery bonds under the Act.  Such allocations shall be pro rata based upon the amount billed with respect to each such issuance.

THE SELLER, INITIAL SERVICER AND SPONSOR

General

Entergy Arkansas will be the seller and initial servicer of the storm recovery property securing the storm recovery bonds, and will be the sponsor of the securitization in which the storm recovery bonds covered by this prospectus are issued.

Entergy Arkansas is a wholly-owned subsidiary of Entergy Corporation, a Delaware corporation (“Entergy”). In addition to Entergy Arkansas, the principal operating utility subsidiaries of Entergy are Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc, and Entergy Texas, Inc.  Entergy also owns, among other things, all of the common stock of System Energy Resources, Inc., a generating company that owns the Grand Gulf Electric Generating Station, and Entergy Operations, Inc., a nuclear management services company.

Capacity and energy from Grand Gulf are allocated among Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Arkansas under a unit power sales agreement. Entergy Arkansas’ allocated share of Grand Gulf’s capacity and energy, together with related costs is 36%. Payments that Entergy Arkansas makes under the unit power sales agreement are generally recovered through rates set by the Arkansas Public Service Commission and the Tennessee Regulatory Authority, which regulate its electric service, rates and charges. Entergy Arkansas is also subject to regulation by the Federal Energy Regulatory Commission.

Together with Entergy Louisiana Properties, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc., Entergy Arkansas owns all of the capital stock of System Fuels, Inc. System Fuels, Inc. is a special purpose company which implements and maintains certain programs for the purchase, delivery and storage of fuel supplies for Entergy Corporation’s utility subsidiaries.

As of December 31, 2009, Entergy Arkansas provided electric service to approximately 689,380 retail customers in its service territory in Arkansas.  The retail customer base includes a mix of residential, commercial and diversified industrial retail customers. During the twelve months ended December 31, 2009, Entergy Arkansas delivered approximately 19.9 billion kilowatt hours of electricity resulting in billed electric revenue of $ 1,698.1 million.  Entergy Arkansas also provides retail electric service to a small number of customers in Tennessee who will not be subject to the storm recovery charges.

Entergy Arkansas operates within most of its service area pursuant to franchise agreements with municipalities.  These franchise agreements automatically renew on an annual basis, unless the municipality elects to purchase Entergy Arkansas’ facilities.

Under Arkansas law a municipality may purchase a utility’s facilities within its jurisdiction only if approved by a vote of its electorate and if the terms and conditions are approved by the APSC.  If the utility and the municipality cannot agree upon “just compensation” and “damages” to be paid to the utility, the APSC will determine the amount to be paid.  Arkansas law further provides that if any municipal acquisition will adversely affect the utility, the APSC shall deny the application. We and Entergy Arkansas are unaware of any acquisition or proposed acquisition by a municipality of an electric utility’s property utilizing this law in recent years.

The Act specifies that storm recovery charges will be collected by an electric utility as well as its “successors.”  In the servicing agreement, Entergy Arkansas will covenant to assert in an appropriate forum that any municipality that acquires any portion of Entergy Arkansas’ electric distribution facilities must be treated as a successor to Entergy Arkansas under the Act and the financing order and that retail customers in such municipalities remain responsible for payment of storm recovery charges.

Where to Find Information About Entergy Arkansas.  Entergy Arkansas files periodic reports with the SEC as required by the Exchange Act.  Reports filed with the SEC are available for inspection without charge at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of periodic reports and exhibits thereto may be obtained at the above location at prescribed rates.  Information as to the operation of the public reference facilities is available by calling the SEC at 1-800-SEC-0330.  Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.  You may access a copy of Entergy Arkansas’ filings at http://www.entergy.com.  Except as provided in any related prospectus supplement, no information contained on that website constitutes part of this prospectus or any prospectus supplement related to the storm recovery bonds.

Entergy Arkansas Customer Base and Electric Energy Consumption

The following tables show the electricity billed to retail customers, electric billed revenues and average number of retail customers for each of Entergy Arkansas’ revenue-reporting customer classes for the five preceding years within its service territory. All data is for all of Entergy Arkansas’ retail customers, including those who are not under the jurisdiction of the APSC and will not pay the Storm Recovery Charges.  As of December 31, 2009, approximately 21 of EAI’s 689,380 customers are not subject to the jurisdiction of the APSC.  There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

	Electricity Billed to Retail Customers (As Measured by GWh Sales) by Customer Class and Percentage Composition*
Customer Class	2005		2006		2007		2008		2009
Residential	7,653	36.44%	7,655	35.89%	7,726	36.15%	7,678	36.50%	7,464	37.46%
Commercial	5,730	27.28%	5,816	27.26%	5,945	27.82%	5,875	27.93%	5,817	29.19%
Industrial	7,334	34.91%	7,587	35.57%	7,424	34.74%	7,212	34.28%	6,376	32.00%
Government & Municipal	288	1.37%	273	1.28%	277	1.29%	273	1.30%	269	1.35%
Total Retail	21,005	100.00%	21,332	100.00%	21,371	100.00%	21,038	100.00%	19,926	100.00%

	Electric Billed Revenues by Customer Class and Percentage Composition (Dollars in thousands)*
Customer Class	2005		2006		2007		2008		2009
Residential	$620,327	46.03%	$705,998	44.71%	$689,885	45.26%	$755,780	44.43%	$768,500	45.26%
Commercial	$347,641	25.80%	$417,914	26.46%	$408,561	26.80%	$462,599	27.20%	$474,543	27.95%
Industrial	$361,879	26.85%	$435,931	27.60%	$406,984	26.70%	$461,486	27.13%	$433,321	25.52%
Government & Municipal	$17,722	1.32%	$19,390	1.23%	$18,972	1.24%	$21,043	1.24%	$21,731	1.28%
Total Retail	$1,347,568	100.00%	$1,579,234	100.00%	$1,524,401	100.00%	$1,700,907	100.00%	$1,698,096	100.00%

	Arkansas Service Territory Average Number of Retail Customers and Percentage Composition*
Customer Class	2005		2006		2007		2008		2009
Residential	566,699	84.22%	573,571	84.19%	576,884	84.16%	579,303	84.08%	580,574	84.08%
Commercial	83,254	12.37%	84,864	12.46%	85,948	12.54%	87,141	12.65%	87,712	12.70%
Industrial	22,321	3.32%	22,222	3.26%	21,989	3.21%	21,889	3.18%	21,558	3.12%
Government & Municipal	637	0.09%	659	0.10%	681	0.10%	637	0.09%	657	0.10%
Total Retail	672,910	100.00%	681,316	100.00%	685,502	100.00%	688,969	100.00%	690,501	100.00%

*           Columns may not add due to rounding.

Percentage Concentration Within Entergy Arkansas’ Largest Customers

For the year ended December 31, 2009, the ten largest electric customers in Entergy Arkansas’ service territory represented approximately 9% of Entergy Arkansas’ retail gigawatt-hour sales.  All ten customers are industrial class accounts.  There are no material concentrations in the residential and commercial classes.

Forecasting Electricity Consumption

Entergy uses econometric models for forecasting residential, commercial, industrial and governmental and municipal sales for all of its regulated electric utilities, including Entergy Arkansas.  The models use ten years of monthly historical sales data when possible, although several models use only 5-8 years because of reliability issues with older data.  Entergy’s largest 150 industrial customers (the “Top 150”) are forecasted and tracked individually through account managers.  Of the Top 150 accounts, 27 are located in Entergy Arkansas’ service territory.

Economic driver data used in the econometric models, both historical and forecasted, are obtained from Moody’s Economy.com.  The data includes both customized data for Entergy Arkansas’ service territory, as well as national drivers for a wide variety of economic variables.  Temperature data is obtained from the national weather service and converted to cooling and heating degree days for use in all the models except for those instances (such as for all the industrial class models) where no dependence of sales to weather could be established.  Actual data is used for the historical time periods and normal (defined as 15-year average) cooling and heating days are used for the forecasted time periods.

Econometric sales forecasts for Entergy Arkansas’s residential class are derived from separate usage per customer (“UPC”) and customer count models, the outputs of which are multiplied together on a monthly basis to produce estimated total sales volumes.  For the other classes, total usage is directly calculated by the models.  The key drivers for the UPC models are generally gross area economic output (similar to national gross domestic product) or real income, while customer count models are typically based on drivers such as population or households. The residential UPC and commercial usage models additionally incorporate end use variables such as appliance efficiencies and home size to account for the impact of changing end use characteristics through time.  These models are generically known as Statistically Adjusted End Use (SAE) models.

Once per year (typically in June), Entergy completes a comprehensive five-year sales forecast where the econometric models are completely re-estimated and where each Top 150 account forecast is produced.  The output of this exercise is the sales forecast that underlies Entergy’s annual five-year business plan.  This forecast is typically completed during June as the first step in a multi-stage planning process that determines the hourly demand (gigawatt), generation mix and fuel cost assumptions in the business plan.  In the past, the final sales forecast, although largely based on the econometric model outputs, has been revised by qualitative judgments from management.  Starting in the five-year (2007 to 2011) business plan, however, the sales forecast for Entergy Arkansas’ service territory in the five-year business plan is based solely on the econometric modeling and large industrial forecasting processes.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)*

	2005	2006	2007	2008	2009
Residential
Forecast	7,381	7,592	7,703	7,877	7,692
Actual	7,653	7,655	7,726	7,678	7,464
Variance (%)	3.7%	0.8%	0.3%	-2.5%	-3.0%
Commercial
Forecast	5,628	5,768	5,859	6,005	5,968
Actual	5,730	5,816	5,945	5,875	5,817
Variance (%)	1.8%	0.8%	1.5%	-2.2%	-2.5%
Industrial
Forecast	7,179	7,471	7,540	7,596	7,231
Actual	7,334	7,587	7,424	7,212	6,376
Variance (%)	2.2%	1.6%	-1.5%	-5.1%	-11.8%
Government
Forecast	280	292	294	308	282
Actual	288	273	277	273	269
Variance (%)	2.7%	-6.6%	-5.8%	-11.4%	-4.7%
Total
Forecast	20,468	21,123	21,395	21,785	21,174
Actual	21,005	21,332	21,371	21,038	19,926
Variance (%)	2.6%	1.0%	-0.1%	-3.4%	-5.9%

*           Percentages may not calculate due to rounding.

Credit Policy; Billing Process; Collections Process; Termination of Service

Entergy Arkansas bills its retail customers in its service territory directly, and its current credit policies, billing process, and termination of service policies are described below.  All information below pertains only to Entergy Arkansas’ service territory.

Credit Policy

Entergy Arkansas is required to provide electric utility service to applicants within its certificated service area once outstanding debts are cleared and any deposit requirements are met. Using information provided by the Customer Care System (CCS, Entergy’s legacy customer accounting system), Entergy Arkansas determines whether Entergy Arkansas has previously provided service to an applicant. Certain accounts are secured with deposits or guarantees as a precautionary measure. The amount of the deposit for residential customers is based upon the customer’s previous payment history with Entergy Arkansas. New applicants will be billed twice the state’s average bill amount for their deposit.  If the applicant had prior history with Entergy Arkansas and did not have more than two delinquencies within a twelve month period, then their deposit will be waived.  If the applicant had prior history with Entergy and had more than two delinquencies within a twelve month period, then they will be charged the sum of their two highest bills at their previous account for their deposit amount.

Entergy Arkansas uses specific criteria for establishing credit. Entergy Arkansas uses a positive identification and customer credit scoring service from a third-party provider (currently Experian) to determine creditworthiness of its new residential applicants. If a deposit is required to establish credit, residential applicants are billed twice the state’s average bill amount.  APSC rules require deposits to be returned when the customer has paid bills for service for 12 consecutive residential billings without having any occasions in which a bill was delinquent.  APSC rules require Entergy Arkansas to pay simple interest at a rate determined annually, and, as of January 1, 2010, at a rate of 1.6%, for any cash deposits held by Entergy Arkansas on a customer’s account. APSC rules require interest to be refunded annually. A residential applicant may also have their deposit requirement satisfied by an existing residential customer in good standing acting as guarantor for the deposit or portion of deposit. Entergy Arkansas does not accept third party guarantors for commercial accounts.

Entergy Arkansas’ current business practices require industrial and commercial customers to provide deposits based on the type of business and square footage of the building.

Cash deposits are accounted for as an obligation, but are not required to be escrowed, and are available in working capital.

Billing Process

Entergy Arkansas bills its customers on average every 30 days. For the year ended December 31, 2009, Entergy Arkansas in its service territory mailed out an average of 31,024 bills on each business day to its customers.  For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, possible meter malfunctions and/or unbilled accounts. The APSC  requires that the bill provided to customers shall include a payment due date that shall not be less than 21 days after issuance.

Collection, Termination of Service and Write-Off Policy

In 2009, Entergy Arkansas received approximately 44% of payments by mail, 25% were walk-in payments, and 10% were electronic payments (EFT funds pushed to Entergy via customer’s bank on-line, bill consolidators and unauthorized walk-ins), 6% were made by phone and 6% at Entergy’s website. Walk-in payments are handled by a third party and payment centers are located in each town in Entergy Arkansas’ service territory.  These numbers are based on the volume of payments and not the revenue tied to them.

Customers are sent a bill which is due and payable upon receipt and is considered past due if not paid within 21 calendar days from the mail date. If the bill is not paid on the last day to pay indicated on the statement, and the customer’s payment history makes the past due amount eligible for collection activity, a disconnect notice is mailed on the 4th business day after the past due date to ensure that consideration is given to any payment that may be en route by mail on the last day to pay. The disconnect notice gives the customer an additional 10 calendar days to pay the bill. On the last day to pay indicated on the disconnect notice, a courtesy call is attempted with a predictive dialer. If the bill is not paid or if the customer has not called for extended payment arrangements, a disconnect order will be generated on the next business day. Once the disconnect order has been generated, payment in full is required to stop the termination. If the customer is disconnected, payment in full is required. In addition, the customer may be subject to an additional deposit and/or a collection or reconnection fee. For non-residential customers, additional deposits are billed per APSC rule based on the customer reaching the disconnect register two or more times within the most recent twelve months.

Termination of service is subject to APSC rules that forbid termination during certain weather conditions, such as freezing temperatures or “heat advisory” conditions.  In addition, the APSC has rules forbidding termination of service to critical care customers.

Entergy Arkansas provides several payment options to help customers manage their electric usage and payments. Entergy Arkansas customer service representatives are available to assist customers with payment arrangements Monday through Friday from 7 a.m. until 7 p.m. central time.  An Interactive Voice Response system (IVR) is available 24 hours a day, 365 days a year to assist customers with payment arrangements. Most customers can receive an extension on their scheduled disconnect date through the IVR or by talking with a customer service representative. Extensions are denied in some cases based on the customer having either existing payment arrangements or having a history of prior broken agreements.  Programs such as Pick-A-Date, which allows the customer to choose a preferred due date and Levelized Billing Programs, which allow customers to pay an average bill each month while spreading the difference over the remaining months, are available to most residential customers. Automated draw draft and internet billing and payments are also available.

Unpaid final bills are written off after 120 days. Entergy Arkansas does mail a final bill to all customers. If not paid in 45 days, an in-house collection letter is mailed. A second letter is mailed approximately 15 days later. If not paid, a third letter is mailed by a third-party collector approximately 75 days from the time that the final bill is mailed. Once the account is written off, it is turned over to a third-party collection agency on a contingency basis.

Write-off and Delinquency Experience

The following table shows gross write-offs for electricity and gross write-offs as a percentage of total electric billed revenue for the past five years for Entergy Arkansas’ service territory.

Gross Write-Offs as a Percentage of Revenues*

	For Year Ended December 31,
	2005	2006	2007	2008	2009
Billed Electric Revenues ($000)	$1,347,568	$1,579,234	$1,524,401	$1,700,907	$1,698,096
Gross Write-Offs ($000)	$12,729	$15,777	$42,793	$12,190	$18,479
Percentage of Billed Revenue	0.94%	1.00%	2.81%	0.72%	1.09%

*Numbers not exact due to rounding.

The following table shows, for its service territory, total Entergy Arkansas net write-offs for electricity and total net write-offs as a percentage of total electric billed revenue for the past five years.  Net write-offs include amounts recovered by Entergy Arkansas from deposits, bankruptcy proceedings and payments received after an account has been either written-off by Entergy Arkansas or transferred to one of its external collection agencies.

Net Write-Offs as a Percentage of Revenues*

	For Year Ended December 31,
	2005	2006	2007	2008	2009
Billed Electric Revenues ($000)	$1,347,568	$1,579,234	$1,524,401	$1,700,907	$1,698,096
Net Write-Offs ($000)	$4,150	$9,108	$8,807	$6,735	$11,605
Percentage of Billed Revenue	0.31%	0.58%	0.58%	0.40%	0.68%

*Numbers not exact due to rounding.

Delinquencies

The following table sets forth information relating to the delinquency experience of Entergy Arkansas for residential, commercial, industrial and governmental customers on December 31 of each of the five preceding years:

Customer Delinquency Data*

	Dec. 2005	Dec. 2006	Dec. 2007	Dec. 2008	Dec. 2009
Residential
Percent of Billed Revenue Collected Within:
31-60 days	12.53%	14.06%	14.61%	13.71%	12.90%
61-90 days	1.98%	1.98%	2.11%	1.95%	1.69%
91 days or more	0.60%	0.47%	0.40%	0.35%	0.36%
Commercial, Industrial, Governmental & Residential
Percent of Billed Revenue Collected Within:
31-60 days	7.81%	7.74%	8.02%	7.37%	7.07%
61-90 days	1.21%	1.00%	1.11%	0.91%	0.92%
91 days or more	0.34%	0.26%	0.28%	0.22%	0.21%

*	Data shows statistics for combined gas and electric revenues for open accounts for each year and is calculated based upon amounts collected as a percentage of the year’s billed revenue.

Entergy Arkansas does not believe that the delinquency experience with respect to storm recovery charge collections will differ substantially from the approximate rates indicated above.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member or owner, Entergy Arkansas, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for administrative services in accordance with our limited liability company agreement. We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  On the date of issuance of the storm recovery bonds, our capital will be equal to 0.5% of the principal amount of the storm recovery bonds issued or such other amount as may allow us to achieve the desired security rating and treat the storm recovery bonds as debt under applicable IRS regulations.  Our capitalization after giving effect to the issuance of the storm recovery bonds will be set forth in the prospectus supplement.

As of the date of this prospectus, we have not carried on any business activities and have no operating history. We are not an agency or instrumentality of the State of Arkansas.

Our assets will consist of:

•	the storm recovery property,

•	our rights under the sale agreement (and under any bills of sale delivered thereunder), the servicing agreement, the administration agreement, and the other basic documents,

•	collections of storm recovery charges that are allocated to us and the trust accounts held by the trustee, and

•	any money distributed to us by the trustee from the collection account in accordance with the indenture.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing and owning the storm recovery property and the other collateral;

•	registering and issuing from time to time storm recovery bonds, which may be comprised of one or more tranches;

•	making payment on the storm recovery bonds;

•	distributing amounts released to us;

•
pledging our interest in the storm recovery property and other collateral to the trustee under the indenture in order to secure the repayment of storm recovery bonds and certain qualified expenses; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the storm recovery bonds), borrowing money or making loans to other persons.  We may not issue any other storm recovery bonds other than the storm recovery bonds offered by this prospectus. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of all of our independent manager(s).

Our Relationship with Entergy Arkansas

On the issue date of the storm recovery bonds, Entergy Arkansas will sell the storm recovery property to us pursuant to the sale agreement between us and Entergy Arkansas. Entergy Arkansas will service the storm recovery property pursuant to the servicing agreement between us and Entergy Arkansas. Please read “The Sale Agreement” and “The Servicing Agreement.”

Our Management

Pursuant to our limited liability company agreement, our business will be managed by five managers appointed from time to time by Entergy Arkansas.  We refer to Entergy Arkansas or any successor as our owner or owners. Following the initial issuance of storm recovery bonds, we will have at least one independent manager who, among other things, is not and has not been for at least five years from the date of their appointment:

•	a direct or indirect legal or beneficial owner of us, our owner, any of our respective affiliates or any of our owner’s affiliates,

•	a relative, supplier, employee, officer, director, manager, contractor or material creditor of us, our owner or any of our affiliates or any of our owner’s affiliates, or

•
a person who controls (whether directly, indirectly or otherwise) our owner or its affiliates or any creditor, employee, officer, director, manager or material supplier or contractor of our owner or its affiliates; provided, that the indirect or beneficial ownership of stock of our owner or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager.

The remaining managers will be employees or officers of Entergy Arkansas, its affiliates or any new owner. The managers will devote the time necessary to conduct our affairs.

Entergy Arkansas, as our sole member, will appoint the independent manager(s) prior to the issuance of the storm recovery bonds.  None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K.

Manager Fees and Limitation on Liabilities

We have not paid any compensation to any manager since we were formed. We will not compensate our managers, other than the independent manager(s), for their services on our behalf. We will pay the independent manager(s) annual fees from our revenues and will reimburse them for their reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent manager(s) may employ in connection with the exercise and performance of their rights and duties under our limited liability company agreement, the indenture, the sale agreement and the servicing agreement. Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful.  We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct.  In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection account, subject to the priority of payments described in “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated.”

We Are a Separate and Distinct Legal Entity from Entergy Arkansas

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including each independent manager(s). Our limited liability company agreement requires us, except for financial reporting purposes and for U.S. federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from Entergy Arkansas including:

•	taking all reasonable steps to continue our identity as a separate legal entity;

•
making it apparent to third persons that we are an entity with assets and liabilities distinct from those of Entergy Arkansas, other affiliates of Entergy Arkansas, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of Entergy Arkansas or any of its affiliated entities or any other person.

Administration Agreement

Entergy Arkansas will, pursuant to an administration agreement between Entergy Arkansas and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings.  We will pay Entergy Arkansas a fixed fee of $100,000 per annum, payable in installments of $50,000 on each payment date for performing these services, plus we will reimburse Entergy Arkansas for all costs and expenses for services performed by unaffiliated third parties and actually incurred by Entergy Arkansas in performing such services described above.

USE OF PROCEEDS

We will use the proceeds of the issuance of the storm recovery bonds to pay the expenses of the issuance and sale of the storm recovery bonds and to purchase storm recovery property from Entergy Arkansas. In accordance with the financing order, Entergy Arkansas will use the proceeds it receives from the sale of the storm recovery property for the purpose of reducing the amount of recoverable storm recovery costs, as determined by the APSC.

DESCRIPTION OF THE STORM RECOVERY BONDS

General

We will issue the storm recovery bonds pursuant to the terms of an indenture between us and the trustee specified in the prospectus supplement. The particular terms of the storm recovery bonds will be established in a supplement to the indenture referred to herein as a series supplement and the material terms will be described in the prospectus supplement. Although we have summarized below selected provisions of the indenture and the storm recovery bonds, this summary does not purport to be complete and is subject to the terms and provisions of the indenture and related supplements, forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.  Please read “Where You Can Find More Information.”

We may issue the storm recovery bonds in the future in one or more tranches. Tranches of storm recovery bonds may differ as to the interest rate, maturity and the timing, sequential order and amount of payments of principal or interest, or both.

The prospectus supplement will describe the specific terms of the storm recovery bonds (and the tranches (if any)). All storm recovery bonds will be identical in all respects except for the denominations, unless there is more than one tranche, in which case all storm recovery bonds of the same tranche will be identical in all respects except for the denominations.

All storm recovery bonds that we issue under the indenture will be payable solely from, and secured solely by, a pledge of and lien on the storm recovery property and the other collateral as provided in the indenture. Please read “Security for the Storm Recovery Bonds—Pledge of Collateral.”

The prospectus supplement will describe the following terms of the storm recovery bonds and, if applicable, the tranches of the storm recovery bonds:

•	the number of tranches, if any,

•	the principal amount of the bonds and, if applicable, the tranches,

•	the storm recovery charges,

•	the annual rate at which interest accrues or the method or methods of determining such annual rate and, if applicable, the tranches,

•	the payment dates,

•	the collateral,

•	the scheduled final payment date and the final maturity date of the storm recovery bonds and, if applicable, the tranches,

•	the issuance date,

•	the authorized denominations,

•	the expected sinking fund schedule for principal and, if applicable, the tranches,

•
any other material terms of the tranches that are not inconsistent with the provisions of the indenture and that will not result in any rating agency reducing or withdrawing its rating of any outstanding tranche of storm recovery bonds, and

•	the identity of the trustee.

The storm recovery bonds are not a debt, liability or other obligation of the State of Arkansas, the APSC or of any political subdivision, governmental agency, authority or instrumentality of the State or Arkansas and do not represent an interest in or legal obligation of Entergy Arkansas, Entergy or any of their affiliates, other than us. Neither Entergy Arkansas, Entergy nor any of their affiliates will guarantee or insure the storm recovery bonds. Financing orders authorizing the issuance of the storm recovery bonds do not constitute a pledge of the full faith and credit of the State of Arkansas or of any of its political subdivisions. The issuance of the storm recovery bonds under the Act will not directly, indirectly or contingently obligate the State of Arkansas or any of its political subdivisions to levy or to pledge any form of taxation for the storm recovery bonds or, except in their capacity as retail electric customers, to make any appropriation for their payment.

Interest and Principal on the Storm Recovery Bonds

Interest will accrue on the principal balance of a tranche of storm recovery bonds at the interest rate specified in or determined in the manner specified in the prospectus supplement.  Interest will be payable on each payment date, commencing on the date specified in the prospectus supplement. Interest payments will be made from collections of storm recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. Please read “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated.”

Principal of the storm recovery bonds of each tranche will be payable in the amounts and on the payment dates specified in the prospectus supplement, but only to the extent that amounts in the applicable collection account are available, and subject to the other limitations described below, under “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated.” Accordingly, principal of the storm recovery bonds may be paid later, but generally not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration.  The prospectus supplement will set forth the expected sinking fund schedule and expected amortization schedule for the storm recovery bonds and, if applicable, the tranches. The expected sinking fund schedule will be established in a manner required by the financing order. If principal of any tranche is not paid in full on the final maturity date for such tranche, an event or default will occur.  On any payment date, unless an event of default has occurred and is continuing and the storm recovery bonds have been declared due and payable, the trustee will make principal payments on the storm recovery bonds only until the outstanding principal balances of those storm recovery bonds have been reduced to the principal balances specified in the applicable expected amortization schedule for that payment date. The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of storm recovery charges in excess of amounts payable as:

•	fees and expenses of the servicer, the independent manager(s) and the trustee (including the indemnity amounts and the servicing fee),

•	payments of interest on and principal of the storm recovery bonds,

•	investment earnings on amounts in the capital subaccount released to us, and

•	allocations to the capital subaccount (all as described under “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated”).

If the trustee receives insufficient collections of storm recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of storm recovery bonds may be payable later than expected, as described in this prospectus. Please read “Risk Factors—Other Risks Associated with an Investment in the Storm Recovery Bonds.”  The failure to make a scheduled payment of principal on the storm recovery bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.  If an event of default (other than a breach by the State of Arkansas of its pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the storm recovery bonds then outstanding may declare the storm recovery bonds to be immediately due and payable, in which event the entire unpaid principal amount of the storm recovery bonds will become due and payable.  Please read “—Events of Default; Rights Upon Event of Default.”

Unless the context requires otherwise, all references in this prospectus to principal of the storm recovery bonds include any premium that might be payable if storm recovery bonds are redeemed, as described in the prospectus supplement.

Payments on the Storm Recovery Bonds

The trustee will pay on each payment date to the holders of each tranche of storm recovery bonds, to the extent of available funds in the applicable collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any storm recovery bonds to the holders of record of the storm recovery bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of storm recovery bonds, however, only upon presentation and surrender of the storm recovery bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the related bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in storm recovery charges received) will result in an event of default for the storm recovery bonds unless such failure is cured within five business days. Please read “—Events of Default; Rights Upon Event of Default.”  Any interest not paid within such five business day period (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

At the time, if any, we issue the storm recovery bonds in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by check mailed to each holder of a definitive bond of the tranche of record on the applicable record date at its address appearing on the register maintained with respect to the storm recovery bonds. Upon application by a holder of any tranche of storm recovery bonds in the principal amount of $10,000,000 or more to the trustee not later than the applicable record date, the trustee will make payments by wire transfer to an account maintained by the payee in New York, New York.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Registration and Transfer of the Storm Recovery Bonds

If specified in the prospectus supplement, we may issue one or more tranches of storm recovery bonds in definitive form, which will be transferable and exchangeable at the office of the registrar identified in the prospectus supplement.  Generally, there will be no service charge for any registration or transfer of the storm recovery bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.

We will issue each tranche of storm recovery bonds in the minimum initial denominations set forth in the prospectus supplement.

The trustee will make payments of interest and principal on each payment date to the bondholders in whose names the storm recovery bonds were registered on the record date.

Storm Recovery Bonds Will Be Issued in Book-Entry Form

Unless we specify otherwise in the prospectus supplement, the storm recovery bonds will be available to investors only in the form of book-entry storm recovery bonds. You may hold your bonds through DTC in the United States or through Clearstream Banking, société anonyme, referred to herein as Clearstream, or Euroclear Bank S.A./N.V., referred to herein as Euroclear, in Europe, or in any other manner we describe in the prospectus supplement. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the storm recovery bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the storm recovery bonds. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV.  Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the storm recovery bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving storm recovery bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Storm Recovery Bonds

Storm recovery bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, storm recovery bonds may do so only through participants and indirect participants. In addition, storm recovery bondholders will receive all distributions of principal of and interest on the storm recovery bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, storm recovery bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or storm recovery bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize storm recovery bondholders as bondholders, as that term is used in the indenture, and storm recovery bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of storm recovery bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the storm recovery bonds and is required to receive and transmit distributions of principal and interest on the storm recovery bonds. Participants and indirect participants with whom storm recovery bondholders have accounts with respect to the storm recovery bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective storm recovery bondholders. Accordingly, although storm recovery bondholders will not possess storm recovery bonds, storm recovery bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a storm recovery bondholder to pledge storm recovery bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those storm recovery bonds.

DTC has advised us that it will take any action permitted to be taken by a storm recovery bondholder under the indenture only at the direction of one or more participants to whose account with DTC the storm recovery bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

How Storm Recovery Bond Payments Will Be Credited by Clearstream and Euroclear

Distributions with respect to storm recovery bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a storm recovery bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the storm recovery bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Storm Recovery Bonds

We will issue storm recovery bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) DTC or us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a qualified successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of storm recovery bonds representing not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds, the storm recovery bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the storm recovery bonds and instructions for registration, the trustee will issue the storm recovery bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the storm recovery bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture and the prospectus supplement. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by check mailed to the address of the bondholder as it appears on the register maintained by the trustee or in such other manner as may be provided in the series supplement, except that certain payments will be made by wire transfer as described in the indenture. The trustee will make the final payment on any storm recovery bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Optional Redemption

The indenture does not permit an optional redemption of storm recovery bonds under any circumstances.

Allocations as Between Storm Recovery Bond Issuances

Although each issuance of storm recovery bonds under the Act will have its own storm recovery property, storm recovery charges relating to each issuance will be collected through single bills to individual retail customers that include all charges related to the purchase of electricity, without separately itemizing the storm recovery charge component of the bill or the storm recovery charge components applicable to separate issuances.  In the event a customer does not pay in full all amounts owed under any bill including storm recovery charges, Entergy Arkansas is required to allocate any resulting shortfalls in storm recovery charges ratably based on the amounts of storm recovery charges owing in respect of the bonds, amounts owing to us and amounts owing to any other subsequently created affiliate of Entergy Arkansas which may issue storm recovery bonds.  Please read “The Servicing Agreement—Remittances to Collection Account.”

Access of Bondholders

Upon written request of any bondholder or group of bondholders of all outstanding storm recovery bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the storm recovery bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders, for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to the storm recovery bonds, the trustee will deliver, to the APSC and bondholders, a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to principal and interest,

•	the aggregate outstanding principal balance of the storm recovery bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected amortization schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until storm recovery bonds are no longer issued in book-entry form, the reports will be provided to the depository for the storm recovery bonds, or its nominee, as sole beneficial owner of the storm recovery bonds. The reports will be available to bondholders upon request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the storm recovery bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the storm recovery bonds, will, upon written request by us or any storm recovery bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the storm recovery bonds, a statement containing certain information for the purposes of the bondholder’s preparation of U.S. federal and state income tax returns.

Enhanced Continuing Disclosure

To the extent permitted by and consistent with our legal obligations, we will furnish or file in the periodic reports and other reports to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, as described below, the following information with respect to the outstanding storm recovery bonds to the extent such information is reasonably available to us:

•	statements of storm recovery charge remittances made to the trustee during the six month period ending on the most recent payment date (to be included in a Form 10-D),

•
a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of  business on the most recent payment date (to be included in a Form 10-D or Form 10-K),

•
a statement showing the balance of outstanding storm recovery bonds as of the end of business on the most recent payment date that reflects the actual periodic payments made on the storm recovery bonds versus the expected periodic payments (to be included in the next Form 10-D or Form 10-K filed),

•
the semi-annual servicer’s certificates, (which will include the preceding monthly servicer certificates) which are required to be submitted pursuant to the servicing agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K),

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies (to be filed or furnished in a Form 8-K), and

•	material legislative or regulatory developments directly relevant to the outstanding storm recovery bonds (to be filed or furnished in a Form 8-K).

• Nothing in the indenture shall preclude us from voluntarily suspending or terminating our filing obligations with the SEC to the extent permitted by applicable law.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Storm Recovery Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

•
to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•
to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•	to evidence the succession of another person to us or to the trustee in accordance with the terms of the indenture,

•	to effect qualification under the Trust Indenture Act,

•	to qualify the storm recovery bonds for registration with a clearing agency, or

•	to satisfy any rating agency requirements.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any holders of storm recovery bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Consent of Storm Recovery Bondholders.

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the storm recovery bonds or tranches (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

•
change the date of payment of any installment of principal of or premium, if any, or interest on any storm recovery bond of such tranche, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the storm recovery bonds of such tranche, or change the coin or currency in which any storm recovery bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment,

•
reduce the percentage of the aggregate amount of the outstanding storm recovery bonds, or of a tranche thereof, the consent of the storm recovery bondholders of which is required for any supplemental indenture, or the consent of the storm recovery bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture,

•	reduce the percentage of the outstanding amount of the storm recovery bonds of such tranche the holders of which are required to consent to direct the trustee to sell or liquidate the collateral,

•
modify any of the provisions of the indenture in a manner so as to affect the amount of any payment of interest, principal or premium, if any, payable on any storm recovery bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any storm recovery bonds of such tranche,

•	decrease the required capital amount,

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the storm recovery bonds of such tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any storm recovery bond of the security provided by the lien of the indenture, or

•	cause any material adverse U.S. federal income tax consequences to us, our managers, the seller, the trustee or the then existing bondholders.

Promptly following the execution of any supplement to the indenture, the trustee will furnish written notice of the substance of the supplement to each bondholder.

Notification of the Rating Agencies, the APSC, the Trustee and the Storm Recovery Bondholders of Any Modification

If we, Entergy Arkansas or the servicer or any other party to the applicable agreement:

•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, or

•	waives timely performance or observance by Entergy Arkansas or the servicer under the sale agreement or a servicing agreement,

in each case in a way which would materially and adversely affect the interests of the storm recovery bondholders, we must first notify the rating agencies of the proposed amendment, modification, supplement, waiver or other action. Upon receiving notification regarding satisfaction of the rating agency condition, we must thereafter notify the trustee and the APSC in writing and the trustee shall notify the storm recovery bondholders of the proposed amendment, modification, supplement, waiver or other action and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement, waiver or other action only with the written consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds of the tranches materially and adversely affected thereby.  In determining whether a majority of holders have consented, storm recovery bonds owned by us, Entergy Arkansas or any affiliate of us to Entergy Arkansas shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any storm recovery bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the storm recovery bondholders.  However, any such amendment may not adversely affect the interest of any storm recovery bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the storm recovery bonds  The parties to the servicing agreement will acknowledge that the financing order provides that the APSC, acting through its authorized legal representative and for the benefit of Arkansas ratepayers, may enforce the servicer’s obligations imposed under the servicing agreement pursuant to the financing order to the extent permitted by law.

Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, and the servicing agreement. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by Entergy Arkansas, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, and the servicing agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the storm recovery charges, we must notify the trustee and the APSC in writing and the trustee must notify the storm recovery bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding storm recovery bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the storm recovery bonds shall, exercise all of our rights, remedies, powers, privileges and claims against Entergy Arkansas, the administrator and servicer, under or in connection with the sale agreement, administration agreements and servicing agreement, and any right of ours to take this action shall be suspended.

Our Covenants

We may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any State;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and any series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

•
we have delivered to Entergy Arkansas, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to Entergy Arkansas and the trustee) regarding such consolidation or merger;

•
any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of independent counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of independent counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a U.S. citizen or an entity organized under the laws of the United States or any State,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and each series supplement,

•	expressly agrees by a supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders,

•
unless otherwise specified in the supplemental indenture, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, each series supplement and the outstanding storm recovery bonds,

•
expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Securities Exchange Act of 1934 in connection with the storm recovery bonds; and

•
if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

•
we have delivered to Entergy Arkansas, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel (as selected by us, in form and substance reasonably satisfactory to Entergy Arkansas and the trustee) regarding such disposition;

•
any action necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and each series supplement has been taken as evidenced by an opinion of counsel of independent counsel; and

•
we have delivered to the trustee an officer’s certificate and an opinion of independent counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

•	We will not, among other things, for so long as any storm recovery bonds are outstanding:

•	except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the storm recovery bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture or any series supplement to be impaired;

•
permit the lien of the indenture and any series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the storm recovery bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the indenture and the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture and each series supplement not to constitute a valid first priority perfected security interest in the collateral;

•	enter into any swap, hedge or similar financial arrangement;

•
elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes or otherwise take any action, file any tax return, or make any election inconsistent with our treatment, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

•
change our name, identity or structure or the location of our chief executive office, unless at least ten (10) days prior to the effective date of any such change, we deliver to the trustee such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture and each series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade; or

•	issue any storm recovery bonds under the Act or any similar legislation (other than the storm recovery bonds offered by this prospectus).

We may not engage in any business other than financing, purchasing, owning and managing the storm recovery property and the other collateral and the issuance of the storm recovery bonds in the manner contemplated by the financing order and the basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the storm recovery bonds.  Also, we will not, except as contemplated by the storm recovery bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except as contemplated by the storm recovery bonds and the basic documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either real or personal).

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An “event of default” with respect to the storm recovery bonds will be defined in the indenture as any one of the following events:

•
a default for five business days in the payment of any interest on any storm recovery bond (whether such failure to pay interest is caused by a shortfall in storm recovery charges received or otherwise),

•	a default in the payment of the then unpaid principal of the storm recovery bonds on the final maturity date for that tranche,

•
a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•
any representation or warranty made by us in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the storm recovery bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation,

•	a breach by the State of Arkansas or any of its agencies (including the APSC), officers or employees that violates or is not in accordance with the State’s pledge, or

•	any other event designated as such in the series supplement and described in the prospectus supplement.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the storm recovery bonds, the trustee or holders of not less than a majority in principal amount of the storm recovery bonds then outstanding may declare the unpaid principal of the storm recovery bonds and all accrued and unpaid interest thereon to be immediately due and payable.  However, the nature of our business will result in payment of principal upon an acceleration of the storm recovery bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Storm Recovery Property—Foreclosure of the trustee’s lien on the storm recovery property securing the storm recovery bonds might not be practical, and acceleration of the storm recovery bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the storm recovery bonds because the source of funds for payment is limited.”  The holders of a majority in principal amount of the storm recovery bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement. If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State’s pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The servicer would be required to advance its own funds in order to bring any suits, actions or proceedings and, for so long as the legal actions were pending, the servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at that time, be required to bill and collect the storm recovery charges, perform adjustments and discharge its obligations under the servicing agreement. The costs of any such action would be payable by the seller pursuant to the sale agreement.

If the storm recovery bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of a majority in principal amount of the storm recovery bonds, either sell the storm recovery property or elect to have us maintain possession of the storm recovery property and continue to apply storm recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the storm recovery property following a foreclosure, in light of the event of default, the unique nature of the storm recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the storm recovery property following an event of default, other than a default in the payment of any principal at final maturity or a default for five business days or more in the payment of any interest on any storm recovery bond, unless:

•	the holders of all the outstanding storm recovery bonds consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding storm recovery bonds, or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the storm recovery bonds as those payments would have become due if the storm recovery bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the storm recovery bonds.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the storm recovery bonds at the request or direction of any of the holders of storm recovery bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture:

•
the holders of not less than a majority in principal amount of the outstanding storm recovery bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee and

•
the holders of not less than a majority in principal amount of the storm recovery bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding storm recovery bonds of all tranches affected thereby.

With respect to the storm recovery bonds, no holder of any such storm recovery bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Act or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding storm recovery bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding storm recovery bonds.

In addition, each of the trustee, the bondholders and the servicer will covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the Pulaski County (Arkansas) Circuit Court to order sequestration and payment of revenues arising with respect to the storm recovery property.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the storm recovery bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the storm recovery bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•	subject to any other conditions specified in the indenture, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the storm recovery bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of storm recovery bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its storm recovery bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of any tranche of its storm recovery bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee, and

•	any action taken by it that materially affects the storm recovery bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the trustee, the rating agencies and the APSC, a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the storm recovery bonds and the trustee, on our written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture, when:

•
either all storm recovery bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or either (1) the final scheduled payment date has occurred with respect to all storm recovery bonds not delivered to the trustee for cancellation or (2) such storm recovery bonds will be due and payable on their respective final scheduled payment date within one year, and in any such case of clause (1) or (2), we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds and all other sums payable by us with respect to such storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on the storm recovery bonds when due,

•	we have paid all other sums payable by us under the indenture with respect to the storm recovery bonds, and

•
we have delivered to the trustee an officer’s certificate, an opinion of independent counsel and if required, by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture with respect to the storm recovery bonds.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture with respect to the storm recovery bonds, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “—Our Covenants,” referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the storm recovery bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. The storm recovery bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If we exercise the covenant defeasance option, the final payment of the storm recovery bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option only if:

•
we irrevocably deposit or cause to be deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the storm recovery bonds and other sums payable by us under the indenture with respect to the storm recovery bonds when scheduled to be paid and to discharge the entire indebtedness on the storm recovery bonds when due,

•
we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash will provide cash at times and in sufficient amounts to pay in respect of the storm recovery bonds:

•	principal in accordance with the expected sinking fund schedule,

•	interest when due, and

•	all other sums payable by us under the indenture with respect to the storm recovery bonds,

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•
in the case of the legal defeasance option, we deliver to the trustee an opinion of independent tax counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, and in either case confirming that the holders of the storm recovery bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•
in the case of the covenant defeasance option, we deliver to the trustee an opinion of independent tax counsel to the effect that the holders of the storm recovery bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•
we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•
we deliver to the trustee an opinion of independent counsel to the effect that (a) in a case under the Bankruptcy Code in which Entergy Arkansas (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Entergy Arkansas (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event Entergy Arkansas (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Entergy Arkansas (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of Entergy Arkansas or such other affiliate, and

•	the rating agency condition will be satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

THE TRUSTEE

The trustee for the storm recovery bonds will be identified in the prospectus supplement.  You will find the address of the principal office of the trustee, as well as a description of its experience as a trustee, in the prospectus supplement.  The trustee may resign at any time by so notifying us. The holders of a majority in principal amount of the storm recovery bonds then outstanding may remove the trustee by so notifying the trustee and may appoint a successor trustee. We will remove the trustee if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent, a receiver, other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide to us certain information we reasonably request which is necessary for us to satisfy our reporting obligations under the securities laws.  If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee.  We are responsible for payment of the expenses associated with any such removal or resignation.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 under the Investment Company Act of 1940 and have a combined capital and surplus of at least $50 million and a long term debt rating of “BBB” (or the equivalent thereof) or better by all of the rating agencies from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that its conduct does not constitute willful misconduct, negligence or bad faith.  We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith.

SECURITY FOR THE STORM RECOVERY BONDS

General

The storm recovery bonds issued will be payable solely from and secured solely by a pledge of and lien on the storm recovery property and the other collateral as provided in the indenture. As noted under “Description of the Storm Recovery Bonds,” we will issue the storm recovery bonds pursuant to the terms of the indenture. We will establish the particular terms of the storm recovery bonds in a series supplement. We will describe the material terms of the storm recovery bonds in the prospectus supplement.

Pledge of Collateral

To secure the payment of principal of and interest on the storm recovery bonds and certain other financing costs, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the storm recovery property and all storm recovery charges,

•	our rights under the true-up mechanism,

•	our rights under the sale agreement pursuant to which we will acquire the storm recovery property, and under all bills of sale delivered by Entergy Arkansas pursuant to the sale agreement,

•	our rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement,

•
the collection account and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•	all of our other property related to the storm recovery bonds, other than any cash released to us by the trustee on any payment date from earnings on the capital subaccount,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts representing investment earnings on the capital subaccount or any other subaccount that has been released to us,

•	amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of all storm recovery bonds, and

•	amounts deposited with us on any issuance date for payment of costs of issuance with respect to the storm recovery bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral.

Security Interest in the Collateral

Section 23-18-907 of the Act provides that storm recovery property does not constitute property in which a security interest may be created under the Arkansas Uniform Commercial Code – Secured Transactions, § 4-9-101 et seq.  Rather, Section 23-18-907(c) of the Act provides that a valid and enforceable security interest in storm recovery property will attach and be perfected only by a financing order and the execution and delivery of a security agreement in connection with issuance of financing instruments such as the storm recovery bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing a financing statement with the Arkansas Secretary of State under Section 23-18-907(d) of the Act, the lien and security interest will be a continuously perfected lien and security interest in the storm recovery property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.

The financing order creates a valid and enforceable lien and security interest in the storm recovery property and the indenture will state that it constitutes a security agreement within the meaning of the Act. The servicer pledges in the servicing agreement to file with the Arkansas Secretary of State on or before the date of issuance of the storm recovery bonds the filing required by Section 23-18-907 of the Act to perfect the lien of the trustee in the storm recovery property. The seller will represent, at the time of issuance of the storm recovery bonds, that no prior filing has been made under the terms of Section 23-18-907 of the Act with respect to the storm recovery property securing the storm recovery bonds to be issued other than a filing which provides the trustee with a first priority perfected security interest in the storm recovery property.

Certain items of the collateral may not constitute storm recovery property, and the perfection of the trustee’s security interest in those items of collateral would therefore be subject to the UCC or common law and not Section 23-18-907 of the Act. These items consist of our rights in:

•	the sale agreement, the servicing agreement, the administration agreement and any other basic documents,

•
the capital subaccount or any other funds on deposit in the collection account which do not constitute storm recovery charge collections, together with all instruments, investment property or other assets on deposit therein or credited thereto and all financial assets and securities entitlements carried therein or credited thereto which do not constitute storm recovery charge collections,

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters-of-credit, letter-of-credit rights, money, commercial tort claims and supporting obligations and all of our other property to the extent not storm recovery property, and

•	proceeds of the foregoing items.

Additionally, any contractual rights we have against retail customers (other than the right to impose storm recovery charges and rights otherwise included in the definition of storm recovery property) would be collateral to which the UCC applies.

As a condition to the issuance of the storm recovery bonds, we will have made all filings and taken any other action required by the UCC or common law to perfect the lien of the trustee in all the items included in collateral which do not constitute storm recovery property. We will also covenant to take all actions necessary to maintain or preserve the lien and security interest on a first priority basis. We will represent, along with the seller, at the time of issuance of the storm recovery bonds, that no prior filing has been made with respect to the party under the terms of the UCC, other than a filing which provides the trustee with a first priority perfected security interest in the collateral.

Right of Foreclosure

Section 23-18-907(f) of the Act provides that if an event of default occurs with respect to the storm recovery bonds, the holders of the storm recovery bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien in the storm recovery property as if they were secured parties under Article 9 of the UCC. The APSC may order that amounts arising from storm recovery charges be transferred to a separate account for the holders’ benefit, to which their lien and security interest will apply.

Description of Indenture Accounts

Collection Account

Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, for the storm recovery bonds called the collection account. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as for the benefit of the bondholders. The collection account for the storm recovery bonds will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts.  For administrative purposes, the subaccounts may, but need not, be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account.  All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount.  We may establish additional subaccounts to provide credit enhancement for the storm recovery bonds as provided in the series supplement.  Unless the context indicates otherwise, references in this prospectus to the collection account include each of the subaccounts contained therein.

Permitted Investments for Funds in the Collection Account

Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

•	time deposits and certificates of deposit of depository institutions meeting the requirements of the definition of “eligible institution” in the Glossary,

•
commercial paper (other than commercial paper issued by Entergy Arkansas or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each rating agency from which a rating is available,

•	money market funds which have the highest rating from Moody’s, S&P and Fitch, if rated by Fitch, or

•	any other investment permitted by each rating agency.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit storm recovery charge payments to the collection account in the manner described under “The Servicing Agreement—Remittances to Collection Account.”

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all storm recovery charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the storm recovery bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The servicer will allocate to the excess funds subaccount storm recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

Capital Subaccount

In connection with the issuance of the storm recovery bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will equal 0.50% of the principal amount of the storm recovery bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the storm recovery bonds, and will be deposited into the capital subaccount at the time of issuance.  In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses contemplated by the first six bullets under “—How Funds in the Collection Account Will Be Allocated,” the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount.  In the event of any such withdrawal, collected storm recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the storm recovery bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the storm recovery bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account Will Be Allocated

On each payment date, the trustee will pay or allocate, at the direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) which have accumulated from the first billing date of the month in which the prior payment date occurred until the final billing date of the month immediately preceding the month of the relevant payment date, to pay the following amounts in the following priority:

1.	amounts owed by us to the trustee, and the total amount of which may be paid in any 12-month period may be capped, as set forth in the prospectus supplement;

2.
a servicing fee, which will be a fixed amount specified in the servicing agreement, and any unpaid servicing fees from prior payment dates as described under “The Servicing Agreement—Servicing Compensation,” to the servicer;

3.
an administration fee, which will be a fixed amount specified in the administration agreement between us and Entergy Arkansas and the fees owed to our independent manager(s), which will be a fixed amount specified in an agreement between us and our independent manager(s);

4.
all of our other ordinary periodic operating expenses, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement, and the total amount of which may be paid in any 12-month period may be capped, as set forth in the prospectus supplement;

5.	interest then due on the storm recovery bonds, including any past-due interest;

6.	principal then due and payable on the storm recovery bonds as a result of an event of default or on the final maturity date;

7.	scheduled principal payments of the storm recovery bonds according to the expected sinking fund schedule, together with any overdue scheduled principal payments;

8.	any remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including indemnity amounts owed to the trustee;

9.	replenishment of any shortfalls in the applicable capital subaccount;

10.
if there is a positive balance after making the foregoing allocations, so long as no event of default has occurred and is continuing, release to us of an amount not to exceed the lesser of such balance and the investment earnings on amounts in the applicable capital subaccount;

11.	the trustee will pay the remainder, if any, to the applicable excess funds subaccount for distribution on subsequent payment dates; and

12.
after principal of and premium, if any, and interest on all storm recovery bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the series supplement.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by the first eight clauses above, the trustee will first, draw from amounts on deposit in the applicable excess funds subaccount, and second, draw from amounts on deposit in the applicable capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the applicable capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the storm recovery charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the applicable general subaccount are insufficient to make the transfers described in the ninth clause above, the trustee will draw from amounts on deposit in the applicable excess funds subaccount to make the transfers notwithstanding the fact that, on that payment date, the obligation to pay unpaid operating expenses to the persons entitled thereto may not have been fully satisfied.

The trustee will make payments to the bondholders on the payment date as specified in the prospectus supplement.

State Pledge

Section 23-18-911(b) of the Act provides:  “The state and its agencies, including the Arkansas Public Service Commission, pledge to and agree with bondholders, the owners of the storm recovery property, and other financing parties that the state will not:

(1) Alter the provisions of this section which make the storm recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

(2) Take or permit any action that impairs or would impair the value of the storm recovery property; or

(3) Except as allowed under this section, reduce, alter or impair storm recovery charges that are to be imposed, collected, and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed in connection with the related storm recovery bonds have been paid and performed in full.

Nothing in this paragraph shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of storm recovery bonds and any assignee or financing party entering into a contract with the electric utility.”

The bondholders and the trustee, for the benefit of the bondholders and the trustee, will be entitled to the benefit of the pledges and agreements of the State of Arkansas set forth in Section 23-18-911 of the Act, and we are authorized to include these pledges and agreements in any contract with the bondholders, the trustee or with any assignees pursuant to the Act.  We have included these pledges and agreements in the indenture and the storm recovery bonds for the benefit of the trustee and the bondholders, and acknowledge that any purchase by a bondholder of a storm recovery bond is made in reliance on these agreements and pledges of the State of Arkansas.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS

FOR THE STORM RECOVERY BONDS

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the storm recovery bonds and the weighted average life thereof will depend primarily on the timing of receipt of storm recovery charges by the trustee and the true-up mechanism. The aggregate amount of collected storm recovery charges and the rate of principal amortization on the storm recovery bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The storm recovery charges are required to be adjusted from time to time based in part on the actual rate of collected storm recovery charges.  However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the storm recovery charges that will cause collected storm recovery charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks,” “—Inaccurate consumption forecasting or unanticipated delinquencies or charge-offs might reduce scheduled payments on the storm recovery bonds” and “Entergy Arkansas’ Financing Order—APSC Guaranteed True-Ups.”

If the servicer receives storm recovery charges at a slower rate than expected, the storm recovery bonds may be retired later than expected.  Except in the event of an acceleration of the storm recovery bonds after an event of default, however, the storm recovery bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for the storm recovery bonds even if the receipt of collected storm recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the storm recovery bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount.  Acceleration of the final maturity date after an event of default may result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life.  In addition, if a larger portion of the delayed payments on the storm recovery bonds is received in later years, the storm recovery bonds may have a longer weighted average life.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase storm recovery property from the seller. We and Entergy Arkansas have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the sale agreement.

Sale and Assignment of the Storm Recovery Property

The seller will offer and sell storm recovery property to us, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. We will finance the purchase of storm recovery property through the issuance of storm recovery bonds. On the date of issuance of storm recovery bonds, the seller will sell to us, without recourse, its entire right, title and interest in and to the storm recovery property to be transferred to us on that transfer date. The storm recovery property will include all of the seller’s rights under the financing order related to such storm recovery property to impose, bill, collect and receive storm recovery charges in an amount sufficient to recover the storm recovery costs and the financing costs approved in that financing order.

Under the Act, each such sale of storm recovery property will constitute a true sale under state law (other than for federal and state income tax purposes) and is not affected by:

•	the commingling of amounts arising with respect to the storm recovery property with other amounts,

•
the retention by Entergy Arkansas of a partial or residual interest, including an equity interest or entitlement to any surplus, in the storm recovery property, whether direct or indirect, or whether subordinate or otherwise,

•
any recourse that we may have against Entergy Arkansas, except that any such recourse shall not be created, contingent upon, or otherwise occurring or resulting from the inability or failure of one or more of Entergy Arkansas’ customers to timely pay all or a portion of the storm recovery charge,

•
any indemnifications, obligations, or repurchase rights made or provided by Entergy Arkansas, except that such indemnity or repurchase rights shall not be based solely upon the inability or failure of Entergy Arkansas’ customers to timely pay all or a portion of the storm recovery charge,

•	Entergy Arkansas acts as a collector of storm recovery charges relating to the storm recovery property,

•	the contrary or other treatment of the sale, conveyance, assignment, or other transfer for tax, financial reporting, or other purposes

•
granting or providing to holders of the storm recovery bonds a preferred right to the storm recovery property or credit enhancement by the electric utility or its affiliates with respect to the storm recovery bonds, or

•	our status as a subsidiary of Entergy Arkansas.

In accordance with the Act, a valid and enforceable lien and security interest in the storm recovery property will be created upon the issuance of the financing order, the execution and delivery of the security agreement in connection with the issuance of the storm recovery bonds and the receipt of value for the storm recovery bonds.  The lien and security interest attaches when the conditions in the previous sentence have been met and is perfected through the timely filing of the applicable financing statement with the Secretary of State of the State of Arkansas, in accordance with the rules prescribed under the Act, and will be a continuously perfected lien and security interest in the storm recovery property and all proceeds of the storm recovery property. Upon the issuance of the financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of the applicable financing statement with the Arkansas Secretary of State in accordance with the rules prescribed under the Act, the transfer of the storm recovery property will be perfected as against all third persons, including subsequent judicial or other lien creditors.

Conditions to the Sale of Storm Recovery Property

Our obligation to purchase and the seller’s obligation to sell storm recovery property on any transfer date is subject to the satisfaction or waiver of each of the following conditions:

•	on or prior to the transfer date, the seller must deliver to us a duly executed bill of sale identifying storm recovery property to be conveyed on that date;

•	on or prior to the transfer date, the seller must have received a financing order from the APSC creating the storm recovery property;

•
as of the transfer date, the seller may not be insolvent and may not be made insolvent by the sale of storm recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•
as of the transfer date, the representations and warranties of the seller in the sale agreement must be true and correct (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•
as of the transfer date, we must have sufficient funds available to pay the purchase price for storm recovery property to be conveyed and all conditions to the issuance of storm recovery bonds intended to provide the funds to purchase that storm recovery property must have been satisfied or waived;

•
on or prior to the transfer date, the seller must have taken all action required to transfer ownership of storm recovery property to be conveyed to us on the transfer date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Act or the UCC; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the collateral and maintain that security interest as of the transfer date;

•	the seller must deliver appropriate opinions of counsel to us and to the rating agencies;

•
the seller must receive and deliver to us and the trustee a no material adverse tax change opinion of independent tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the trustee) regarding such sale;

•
on and as of the transfer date, our limited liability company agreement, the servicing agreement, the administration agreement, the sale agreement, the indenture, the Act, any issued financing order and any tariff authorizing the collection of storm recovery charges must be in full force and effect;

•	the storm recovery bonds shall have received a rating of AAA, or its equivalent, from each rating agency; and

•	the seller must deliver to us and to the trustee an officer’s certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the transfer date, to the effect, among other things, that:

•
no portion of the storm recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the storm recovery property, the seller owns the storm recovery property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the storm recovery property;

•
on the transfer date, immediately upon the sale under the sale agreement, the storm recovery property transferred on the transfer date will be validly transferred and sold to us, we will own the storm recovery property free and clear of all liens (except for liens created in favor of you and the trustee by the Act and the basic documents) and all filings and actions to be made or taken by the seller (including filings with the Secretary of State of Arkansas under the Act) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us in your favor under the basic documents or the Act) in the storm recovery property will have been made or taken;

•
subject to the clause below regarding assumptions used in calculating the storm recovery charges as of the transfer date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the storm recovery property (including the expected sinking fund schedule and the financing order) is true and correct in all material respects;

•	under the laws of the State of Arkansas (including the Act) and the United States in effect on the transfer date:

•
the financing order pursuant to which the rights and interests of the seller have been created, including the right to impose, bill, collect and receive the storm recovery charges and the interest in and to the storm recovery property, has become final and non-appealable and is in full force and effect;

•
as of the issuance of the storm recovery bonds, those storm recovery bonds are entitled to the protection provided in the Act and, accordingly, the financing order and storm recovery charges are not revocable by the APSC, the tariff is in full force and effect and is not subject to modification by the APSC except for true-up adjustments made in accordance with the Act;

•	the process by which the financing order was approved and the financing order and tariff comply with all applicable laws and regulations;

•	the tariff has been approved by the APSC in the financing order; and

•
no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the storm recovery property transferred on the transfer date, except those that have been obtained or made;

•
under the Act, the State of Arkansas and its agencies, including the APSC, has pledged that it will not alter the provisions of the Act that make the storm recovery charges irrevocable, binding, and nonbypassable, nor take or permit any action that impairs or would impair the value of the storm recovery property, nor reduce, alter, or impair the storm recovery charges relating to the storm recovery property until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds have been paid and performed in full, however, nothing shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges, and consequently the State of Arkansas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Act, which would substantially limit, alter or impair the storm recovery property or other rights vested in the bondholders pursuant to the financing order, or substantially limit, alter, impair or reduce the value or amount of the storm recovery property, unless that action is a reasonable exercise of the State of Arkansas’s sovereign powers and of a character reasonable and appropriate to further a legitimate public purpose, and, under the takings clauses of the Arkansas and United States Constitutions, the State of Arkansas could not repeal or amend the Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the bondholders in the storm recovery property and deprive the bondholders of their reasonable expectations arising from their investments in the storm recovery bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the storm recovery bonds;

•
based on information available to the seller on the transfer date, the assumptions used in calculating the storm recovery charges as of the transfer date are reasonable and are made in good faith; however, notwithstanding the foregoing, Entergy Arkansas makes no representation or warranty, express or implied, that amounts actually collected arising from those storm recovery charges will in fact be sufficient to meet the payment obligations on the storm recovery bonds or that the assumptions used in calculating such storm recovery charges will in fact be realized;

•	upon the effectiveness of the financing order and the tariff with respect to the storm recovery property and the transfer of such storm recovery property to us:

•
the rights and interests of the seller under the financing order, including the right to impose, bill, collect and receive the storm recovery charges established in the financing order, become storm recovery property;

•	the storm recovery property constitutes a present property right vested in us;

•
the storm recovery property includes the right, title and interest of the seller in the financing order and the storm recovery charges, the right to impose, bill, collect and obtain periodic adjustments (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) of the storm recovery charges, and the rates and other charges authorized by the financing order and all revenues, claims, payments, money or proceeds of or arising from the storm recovery charges;

•
the owner of the storm recovery property is legally entitled to bill storm recovery charges and collect payments in respect of the storm recovery charges in the aggregate sufficient to pay the interest on and principal of the storm recovery bonds in accordance with the indenture, to pay the fees and expenses of servicing the storm recovery bonds, to replenish the capital subaccount to the required capital level until the storm recovery bonds are paid in full or until the last date permitted for the collection of payments in respect of the storm recovery charges under the financing order, whichever is earlier, and the customer class allocation percentages in the financing order do not prohibit the owner of the storm recovery property from obtaining adjustments and effecting allocations to the storm recovery charges in order to collect payments of such amounts; and

•	the storm recovery property is not subject to any lien other than the lien created by the basic documents;

•
the seller is a corporation duly organized and in good standing under the laws of the State of Arkansas, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the seller has the corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the storm recovery bonds, to sell and assign those rights and interests to us, whereupon such rights and interests will become storm recovery property;

•
the seller has the corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•
the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•
the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with or result in a breach of any of the terms or provisions of or otherwise constitute (with or without notice or lapse of time) a default under the seller’s organizational documents or any indenture, or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in our favor or any liens created by us pursuant to the Act) or (c) violate any existing law or any existing order, rule or regulation applicable to the seller of any governmental authority having jurisdiction over the seller or its properties;

•	no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and no investigation is pending or threatened before any governmental authority:

•	asserting the invalidity of the Act, the financing order, the sale agreement, the storm recovery bonds and the basic documents;

•	seeking to prevent the issuance of the storm recovery bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•
seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Act, the financing order, the storm recovery bonds, the sale agreement or the other basic documents; or

•	seeking to adversely affect the U.S. federal income tax or state income or franchise tax classification of the storm recovery bonds as debt;

•
except for continuation filings under the UCC and other filings under the Act and the UCC, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Act, the financing order, the storm recovery property or the storm recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of any storm recovery property under the sale agreement, Entergy Arkansas:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed storm recovery charges will be actually collected from customers.

Certain of the representations and warranties that the seller will make in the sale agreement involve conclusions of law. The seller will make those representations and warranties in order to reflect the understanding of the basis on which we are issuing the storm recovery bonds and to reflect the agreement that if this understanding proves to be incorrect, the seller will be obligated to indemnify us.

The representations and warranties made by the seller will survive the execution and delivery of the sale agreement and may not be waived by us or the seller if such waiver would cause the storm recovery bonds not to be rated in one of the four highest categories by each of the applicable rating agencies.  The seller will not be in breach of any representation or warranty as a result of any change in law by means of any legislative enactment, constitutional amendment or voter initiative.

Covenants of the Seller

In the sale agreement, the seller will make the following covenants:

•
Subject to its right to assign its rights and obligations under the sale agreement, and for a successor to assume the seller’s rights and obligations under the sale agreement, so long as any of the storm recovery bonds are outstanding, the seller or such successor will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization and (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents.

•
Except for the conveyances under the sale agreement, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the storm recovery property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders and itself, in, to and under the storm recovery property against all claims of third parties claiming through or under the seller. The seller also will covenant that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the storm recovery property.

•
If the seller receives any payments in respect of the storm recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

•	The seller will notify us and the trustee promptly after becoming aware of any lien on any of the storm recovery property, other than the conveyances under the sale agreement.

•
The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the storm recovery property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the storm recovery bonds are outstanding, the seller will:

•	treat the storm recovery bonds as debt for all purposes and specifically as our debt, other than for financial reporting, state or federal regulatory or tax purposes;

•
disclose in its financial statements that we and not the seller are the owner of the storm recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any storm recovery bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•	The seller will agree that, upon the sale by the seller of storm recovery property to us pursuant to the sale agreement:

•
to the fullest extent permitted by law, including applicable APSC regulations and the Act, we will have all of the rights originally held by the seller with respect to the storm recovery property, including the right (subject to the terms of the servicing agreement) to exercise any and all rights and remedies to collect any amounts payable by any retail customer in respect of the storm recovery property) and, notwithstanding any objection or direction to the contrary by the seller (and the seller agrees not to make any such objection or to take any such contrary action.

•	So long as any of the storm recovery bonds are outstanding:

•
in all proceedings relating directly or indirectly to the storm recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the storm recovery property that is inconsistent with our ownership interest (other than for financial accounting, state or federal regulatory, or tax purposes),

•
the seller will not take any action in respect of the storm recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents,

•
the seller will not sell storm recovery property under a separate financing order in connection with the issuance of additional storm recovery bonds unless the rating agency condition has been satisfied, and

•
neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for U.S. federal and state income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

•
The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect our ownership interest in and the trustee’s lien on the storm recovery property, including all filings required under the Act and the UCC relating to the transfer of the ownership of the rights and interests related to the storm recovery bonds under the financing order by the seller to us and the pledge of the storm recovery property to the trustee.  The seller will institute any action or proceeding necessary to compel performance by the APSC, the State of Arkansas or any of their respective agents of any of their obligations or duties under the Act and the financing order.  The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Act, the financing order or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee.  The costs of any such actions or proceedings described in clause (ii) above shall be reimbursed by the issuing entity to the seller from amounts on deposit in the collection account as an operating expense.  The seller’s obligations shall survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed (it being understood and agreed that the seller may be required to temporarily advance its own funds to satisfy its obligations hereunder).  The seller designates the issuing entity as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the issuing entity, it being understood that the issuing entity shall have no obligation to execute any such instruments.

•
Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the storm recovery bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

•
So long as any of the storm recovery bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the storm recovery property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect at all times.

•
Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee, the APSC and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the storm recovery property in accordance with the financing order and the Act.

•
Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s respective officers, directors, employees and agents against:

•	any and all amounts of principal and interest on the storm recovery bonds not paid when due or when scheduled to be paid,

•	any deposits required to be made by or to us under the basic documents or the financing order which are not made when required, and

•	any and all other liabilities, obligations, losses, claims, damages, payment, costs or expenses incurred by any of these persons in each case, as a result of a breach by the seller of any of its representations, warranties and covenants in the sale agreement.

The seller will indemnify us and the trustee (for itself and for the benefit of the bondholders) and each of their respective officers, directors, employees, trustees, managers, and agents for, and defend and hold harmless each such person from and against, any and all taxes (other than taxes imposed on the bondholders as a result of their ownership of a storm recovery bonds) that may at any time be imposed on or asserted against any such person as a result of (i) the sale of the storm recovery property to us, (ii) our ownership and assignment of the storm recovery property, (iii) the issuance and sale by us of the storm recovery bonds or (iv) the other transactions contemplated in the basic documents, including any franchise, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes but excluding, any taxes imposed as a result of a failure of such person to withhold or remit taxes with respect to payments on any storm recovery bonds.

In addition, the seller will indemnify, defend and hold harmless the trustee (for itself), our independent manager(s) and any of the Trustee’s or the independent manager’s respective affiliates, officers, directors, employees and agents against any and all liabilities, obligations, losses, claims, damages, payments, costs or expenses incurred by any of these parties as a result of the seller’s breach of any of its representations and warranties or covenants contained in the sale agreement, except to the extent of such losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of a representation or warranty made by such indemnified persons in the indenture or any related documents that gives rise to the seller’s breach.

The seller will indemnify the servicer (if the servicer is not the seller) for the costs of any action instituted by the servicer pursuant to the servicing agreement which are not paid as an operating expense under the indenture.

The indemnification provided for in the sale agreement will survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Act or any financing order and will survive the resignation or removal of the trustee, or the termination of the sale agreement and will rank in priority with other general, unsecured obligations of the seller.

Successors to the Seller

Any entity (a) into which the seller may be merged or consolidated, (b) which results from the division of the seller into two or more entities, (c) which may result from any merger or consolidation or (d) which may otherwise succeed to all or the major part of the electric distribution business of the seller, such entity executing an agreement of assumption to perform every obligation of the seller, such entity shall be the successor to the seller to Entergy Arkansas under the sale agreement.  So long as the conditions of any such assumption are met, Entergy Arkansas will automatically be released from its obligations under the sale agreement. The conditions include that:

•
immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement;

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us, the trustee and the rating agencies, and

•	the rating agencies specified in the sale agreement will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and us, if notice of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee and.  If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of storm recovery bonds is also required.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the storm recovery property. We and Entergy Arkansas have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject and qualified by reference to the provisions of the servicing agreement.

Servicing Procedures

The servicer, as our agent, will manage, service and administer, and bill and collect payments in respect of the storm recovery property according to the terms of the servicing agreement. The servicer’s duties will include: calculating, billing and collecting the storm recovery charges; responding to inquiries of retail customers, the APSC or any other governmental authority regarding the storm recovery property; calculating electricity usage; accounting for collections; furnishing periodic reports and statements to us, the rating agencies and to the trustee; making all filings with the APSC and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the storm recovery property; making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral that is not storm recovery property; selling, as our agent, as our interests may appear, defaulted or written off accounts; and taking all necessary action in connection with true-up adjustments. The servicer is required to notify us, the trustee and the rating agencies in writing of any laws or APSC regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, if we request, the servicer will provide to us public information about the servicer and any material information about the storm recovery property that is reasonably available, as may be reasonably necessary to enable us to monitor the servicer’s performance, and, so long as any storm recovery bonds are outstanding, any information necessary to calculate the storm recovery charges applicable to each customer class. The servicer will also prepare any reports to be filed by us with the SEC and will cause to be delivered required opinions of counsel to the effect that all filings with the APSC necessary to preserve, protect and perfect the interests of the trustee in the storm recovery property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer, in servicing and administering the storm recovery property, to employ or cause to be employed procedures and exercise or cause to be exercised the same care and diligence it customarily employs and exercises with respect to billing and collection activities it conducts for its own account and, if applicable, for others.

The servicing agreement will require the servicer to (i) manage, service, administer and make collections in respect of the storm recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the APSC, (ii) follow customary standards, policies and procedures for the industry in Arkansas in performing its duties, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the storm recovery property and to bill and collect the storm recovery charges, (iv) comply with all requirements of law including all applicable regulations of the APSC applicable to and binding on it relating to the storm recovery property, (v) file all financing statements with the APSC described in the Act and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the sale agreement, and (vi) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority.

The servicer is responsible for instituting any proceeding to compel performance by the State of Arkansas or the APSC of their respective obligations under the Act, the financing order, any true-up adjustment or any tariff. The servicer is also responsible for instituting any proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or judicial invalidation of the Act or the financing order or the rights of holders of storm recovery property by legislative enactment, voter initiative or constitutional amendment that would be materially adverse to holders or which would cause an impairment of the rights of the issuing entity or the holders. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of Entergy Arkansas’ electric distribution facilities, the servicer will assert that the court ordering such condemnation must treat such municipality as a successor to Entergy Arkansas under the Act and the financing order. The servicing agreement also designates the servicer as the custodian of our records and documents. The servicing agreement requires the servicer to indemnify us, our independent manager(s) and the trustee (for itself and for your benefit) for any negligent act or omission relating to the servicer’s duties as custodian.

The Storm Recovery Charge Adjustment Process

Among other things, the servicing agreement requires the servicer to file, and the Act requires the APSC to approve, semi-annual true-up adjustments to the rate at which storm recovery charges are billed to customers. For more information on the true-up process, please read “Entergy Arkansas’ Financing Order—True-Ups.”

The financing order requires the servicer to make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final payment date and the legal final maturity of the last bond tranche or class), provided that the first true-up adjustment may occur more than six months following the storm recovery bond issuance date.  The true-up adjustment procedure is intended to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other amounts in respect of the storm recovery bonds during the next two semi-annual periods (approximately 12 months) (or during the next quarterly period following the scheduled final payment date of the last bond tranche or class) (as applicable) and to replenish any draws upon the capital subaccount.  When filing for a true-up adjustment, the servicer is required to use its most recent forecast of billing determinants, estimates of ongoing financing costs and forecasted uncollectibles to enhance the accuracy of the adjustment.  There is no limit on the amount of the storm recovery charge which may be imposed as a result of a true-up adjustment.

The APSC must be given at least 15 days’ notice prior to making the semi-annual true-up adjustment.  During this 15 day period the APSC will confirm the mathematical accuracy of the servicer’s true-up adjustment; the APSC’s rights of review are limited to arithmetic errors.  In the event any correction to a true-up adjustment due to mathematical errors in the calculation of the adjustment or otherwise is necessary, it will be made in a future true-up adjustment.

As part of each true-up adjustment, the servicer will calculate the storm recovery charges necessary to result in:

•	all accrued and unpaid interest being paid in full,

•	the outstanding principal balance of the storm recovery bonds equaling the amount provided in the expected amortization schedule,

•	the amount on deposit in the capital subaccount equaling the required capital level, and

•	all other fees, expenses and indemnities of the issuing entity (up to the authorized amounts of such payments set forth in the financing order) being paid.

Remittances to Collection Account

The servicer will make periodic payments on account of storm recovery charge collections to the trustee for deposit in the collection account. The servicer will remit received collection payments on the storm recovery charges to the collection account no later than the third business day following receipt of such storm recovery charges.  For a description of the allocation of the deposits, please read “Security for the Storm Recovery Bonds—How Funds in the Collection Account Will Be Allocated.”  Until storm recovery charge collections are remitted to the collection account, the servicer will not segregate them from its general funds.  Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

Commencing on the date set forth in the prospectus supplement, the servicer will remit to the trustee all storm recovery charges collections received for such remittance date.  In the event that the servicer does not collect in full the amounts owing on bills from customers, such partial payments will be first applied to any amounts due with respect to customer deposits; second, to all electric service charges of the servicer; third, to storm recovery charges and fourth to additional pledges billed to customer.  The portion owed in respect of storm recovery charges may be further allocated as between other affiliates of Entergy Arkansas who have issued or may in the future issue storm recovery bonds under the Act.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	$145,000 or

•
if Entergy Arkansas or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and us; however, the APSC must approve the appointment of the successor servicer, and the annual servicing fee may not exceed 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds without the approval of the APSC and the satisfaction of the rating agency condition.

The servicing fee shall be paid semi-annually with half of the servicing fee being paid on each payment date. The servicer will also be entitled to retain any interest earnings on storm recovery charge collections prior to remittance to the collection account. However, if the servicer has failed to remit storm recovery charge collections to the collection account on or before the third business day that the servicer received such storm recovery charge collections on more than three occasions during any 12 month period that the storm recovery bonds are outstanding, then thereafter the servicer will be required to pay to the trustee any interest earnings on the storm recovery charge collections received by the servicer and invested by the servicer prior to remittance to the collection account for so long as the storm recovery bonds remain outstanding. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the storm recovery bonds.  So long as Entergy Arkansas or an affiliate is the servicer, Entergy Arkansas’ servicing compensation will be included as an identified revenue credit and reduce revenue requirements for setting its transmission and distribution rates.  The expenses of servicing shall likewise be included as a cost of service in setting such rates.

Servicer Representations and Warranties; Indemnification

In the servicing agreement, the servicer will represent and warrant to us, as of the date of the issuance of the storm recovery bonds, among other things, that:

•
the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization, with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the storm recovery property and hold the records related to the storm recovery property, and to execute, deliver and carry out the terms of the servicing agreement;

•
the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the storm recovery property) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the storm recovery property);

•
the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•
the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

•
the consummation of the transactions contemplated by the servicing agreement does not conflict with, result in any breach of, nor constitute a default under the servicer’s organizational documents or any indenture or other agreement or instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement or other instrument (other than any lien that may be granted under the basic documents or any lien created pursuant to Section 23-18-907 of the Act) or violate any existing law or any existing order, rule or regulation applicable to the servicer;

•
each report or certificate delivered in connection with an issuance report letter or delivered in connection with any filing made to the APSC by us with respect to the storm recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions will be reasonably based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•
no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority, are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those which have previously been obtained or made or are required to be made by the servicer in the future; and

•
no proceeding or investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of storm recovery bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of the servicing agreement or the other basic documents or which could reasonably be expected to adversely affect the U.S. federal income tax or state income or franchise tax classification of the storm recovery bonds as debt.

The servicer will not be responsible for any ruling, action or delay of the APSC, except those caused by the servicer’s failure to file required applications in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also will not be liable for the calculation of the storm recovery charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in an imprudent manner.

The Servicer Will Indemnify Us, Other Entities and the APSC in Limited Circumstances

The servicer will indemnify, defend and hold harmless us and the trustee (for itself and for your benefit) and the independent manager(s) and each of their respective officers, directors, employees and agents from any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, arising as a result of:

•	the servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its duties or observance of its covenants under the servicing agreement,

•	the servicer’s breach of any of its representations or warranties, and

•	litigation and related expenses relating to its status and obligations as servicer (other than any proceeding the servicer is required to institute under the servicing agreement).

The servicer will not be liable, however, for any liabilities, obligations, losses, damages, payments or claims, or reasonable costs or expenses, resulting from the willful misconduct, bad faith or gross negligence of the party seeking indemnification.

The servicing agreement will also provide that the servicer will release us and our independent manager(s), the trustee and each of our respective officers, directors and agents from any actions, claims and demands which the servicer, in the capacity of servicer or otherwise, may have against those parties relating to the storm recovery property or the servicer’s activities, other than actions, claims and demands arising from the willful misconduct, bad faith or gross negligence of the parties.

Alternative Energy Suppliers

So long as any of the storm recovery bonds are outstanding, if there is a fundamental change in the regulation of public utilities which permits an alternative electric supplier (an AES) to sell electric service to a customer using the transmission or distribution service of EAI, the servicer will take reasonable efforts to assure that the AES bills or collects the storm recovery charges on our behalf.  If an AES does bill and collect storm recovery charges on our behalf, the servicer will take reasonable steps to assure that the AES provides us with public financial information with regard to the AES, and any material information relating to the storm recovery property to the extent it is reasonably necessary to monitor the AES’ performance under the servicing agreement.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2011 or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31(or preceding period since the closing date of the issuance of the storm recovery bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent public accountants, at the servicer’s expense, will furnish annually to us, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2011 or, if earlier, on the date on which the annual report on Form 10-K relating to the bonds is required to be filed, an annual accountant’s report, which will include an attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted. The report will also indicate that the accounting firm providing the report is independent of the servicer within the meaning of the rules of the Public Company Accounting Oversight Board.

Copies of the above reports will be filed with the APSC.  You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver monthly reports and copies of any filings made with the APSC to us and to the trustee and the rating agencies. In addition, the servicer is required to make certain disclosures to its retail customers as is reasonably requested by the rating agencies.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of storm recovery charges received during the preceding calendar month and, shortly before each payment date, a report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the storm recovery bonds and the amounts specified in the related expected amortization schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date.  The servicer is required to file copies of these reports with the APSC.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies.  The servicer is also required to prepare and deliver certain disclosures to its retail customers.

Matters Regarding the Servicer

The servicing agreement will provide that Entergy Arkansas may not resign from its obligations and duties as servicer thereunder, except when Entergy Arkansas delivers to the trustee and the APSC an opinion of independent legal counsel to the effect that Entergy Arkansas’ performance of its duties under the servicing agreement is no longer permissible under applicable law.  No resignation by Entergy Arkansas as servicer will become effective until a successor servicer has assumed Entergy Arkansas’ servicing obligations and duties under the servicing agreement.

The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of its duties. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel reasonably acceptable to the trustee or on any document submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Under the circumstances specified in the servicing agreement, any entity which becomes the successor by merger, sale, transfer, lease, management contract or otherwise to all or substantially all of the servicer’s electric transmission and distribution business (or, subject to the satisfaction of the rating agency condition, part of the distribution system business assets) may assume all of the rights and obligations of the servicer under the servicing agreement. If transmission and distribution are not provided by a single entity after any such transaction, the entity which provides distribution service directly to retail customers taking service at facilities, premises located in the servicer’s Arkansas service territory may assume all of the servicer’s rights and obligations under the servicing agreement. The following are conditions to the transfer of the duties and obligations to a successor servicer:

•
immediately after the transfer, no representation, warranty or covenant made by the servicer in the servicing agreement will have been breached and no servicer default or event which after notice of, lapse of time or both, would become a servicer default, has occurred and is continuing;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•
the servicer has delivered to us, the APSC, the trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with;

•
the servicer has delivered to us and to the trustee and the rating agencies an opinion of counsel stating either that all necessary filings, including those with the APSC, to preserve, perfect and maintain the priority of our interests in and the trustee’s lien on the storm recovery property, have been made or that no filings are required;

•	the servicer has given prior written notice to the rating agencies; and

•	the servicer has delivered to us, the APSC, the trustee and the rating agencies a no material adverse tax change opinion of independent tax counsel regarding such transfer.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of Entergy Arkansas, the servicer must receive notice from the rating agencies that the appointment will not result in a reduction or withdrawal of the then current ratings on any tranche of storm recovery bonds. In the event such notice is not received from the rating agencies, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include, among other things:

•
any failure by the servicer to remit payments arising from the storm recovery charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make storm recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is an affiliate of Entergy Arkansas, by Entergy Arkansas to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party in its capacity as servicer, which failure materially and adversely affects the rights of related bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is an affiliate of Entergy Arkansas, by Entergy Arkansas by us or by the trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document will prove to have been incorrect in a material respect when made, which has a material adverse effect on us or the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

In the event of a servicer default that remains unremedied, the trustee will upon the instruction of the holders of storm recovery bonds evidencing not less than a majority in principal amount of then outstanding storm recovery bonds, terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnity obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. After the termination, the trustee will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

In addition, when a servicer defaults through failure to remit storm recovery charges as described in the first bullet above under “Servicer Defaults,” the bondholders (subject to the provisions of the indenture) and the trustee as beneficiary of any statutory lien permitted by the Act will be entitled to (i) apply to Pulaski County (Arkansas) Circuit Court for sequestration and payment of revenues arising from the storm recovery property, (ii) foreclose on or otherwise enforce the lien and security interests in the storm recovery property and (iii) apply to the APSC for an order that amounts arising from the storm recovery charges be transferred to a separate account for the benefit of the bondholders. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than an appointment of a bankruptcy trustee or similar official has occurred, that trustee or official may have the power to prevent the trustee or the bondholders from effecting a transfer of servicing. Please read “Risk Factors—Risks Associated With Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

Under certain circumstances, the trustee may petition the APSC or a court of competent jurisdiction for the appointment of a successor servicer which, among other conditions, satisfies the rating agency condition. In no event will the trustee be liable for its appointment of a successor servicer.  If Entergy Arkansas or any of its affiliates is not the servicer, the servicing fee will be negotiated by the successor servicer and us; however, the APSC must approve the appointment of, and any annual servicing fee in excess of 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds for, any successor servicer.  In addition, the servicing fee for any replacement servicer may not exceed 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds unless the rating agency condition is satisfied.

Waiver of Past Defaults

Holders of storm recovery bonds evidencing not less than a majority in principal amount of the then outstanding storm recovery bonds, on behalf of all bondholders, together with the APSC, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the collection account under the servicing agreement. The servicing agreement will provide that no waiver will impair the bondholders’ rights relating to subsequent defaults.

Successor Servicer

If for any reason a third-party assumes the role of the servicer under the servicing agreement, the servicing agreement will require the servicer to cooperate with us and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.  The APSC must approve the appointment of any successor servicer and the annual servicing fee for the successor servicer may not exceed 1.25% of the aggregate initial principal amount of all outstanding storm recovery bonds without approval of the APSC and satisfaction of the rating agency condition. The servicing agreement will provide that the servicer will be liable for the reasonable costs and expenses incurred in transferring the storm recovery property records to the successor servicer and amending the servicing agreement to reflect such succession if such transfer is the result of a servicer default. In all other cases such costs and expenses will be paid by the party incurring them.

Amendment

The servicing agreement may be amended in writing by the servicer and us, if the rating agency condition has been satisfied, with the prior written consent of the trustee.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

Entergy Arkansas will represent and warrant that the transfer of the storm recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that storm recovery property by Entergy Arkansas to us. It will be a condition of closing for the sale of storm recovery property pursuant to the sale agreement that Entergy Arkansas will take the appropriate actions under the Act, including filing a financing statement describing storm recovery property, to perfect this sale. The Act provides that a transfer of storm recovery property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the relevant storm recovery property. We and Entergy Arkansas will treat such a transaction as a sale under applicable law. However, we expect that storm recovery bonds will be reflected as debt on Entergy Arkansas’ consolidated financial statements. In addition, we anticipate that the storm recovery bonds will be treated as debt of Entergy Arkansas for U.S. federal income tax purposes.  Please read “Material U.S. Federal Income Tax Consequences.” In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the storm recovery property to us pursuant to the sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Entergy Arkansas and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the storm recovery bonds.

In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate... sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

We and Entergy Arkansas have attempted to mitigate the impact of a possible recharacterization of a sale of storm recovery property as a financing transaction under applicable creditors’ rights principles.  The sale agreement will provide that if the transfer of the applicable storm recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by Entergy Arkansas will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all Entergy Arkansas’ right, title and interest in and to the storm recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement relating to the storm recovery property and the proceeds thereof in accordance with the Act. As a result of this filing, we would be a secured creditor of Entergy Arkansas and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by a bankruptcy of Entergy Arkansas. Further, if, for any reason, a financing statement relating to the storm recovery property is not filed under the Act or we fail to otherwise perfect our interest in the storm recovery property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Entergy Arkansas.

The Act provides that the creation, granting, perfection and enforcement of liens and security interests in storm recovery property are governed by the Act and not by the Arkansas UCC. Under the Act, a valid and enforceable lien and security interest in storm recovery property may be created only by a financing order issued under the Act and the execution and delivery of a security agreement with a holder of storm recovery bonds or a trustee or agent for the holder. The lien and security interest attaches automatically from the time value is received for the storm recovery bonds. Upon perfection through the filing of a financing statement with the Secretary of State of Arkansas the security interest shall be a continuously perfected lien and security interest in the storm recovery property, with priority in the order of filing and shall take precedence over any subsequent judicial or other lien creditor.  None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of Entergy Arkansas. Further, if, for any reason, a  financing statement relating to the storm recovery property is not filed under the Act or we fail to otherwise perfect our interest in the storm recovery property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of Entergy Arkansas.

Consolidation of the Issuing Entity and Entergy Arkansas

If Entergy Arkansas were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Entergy Arkansas and us. We and Entergy Arkansas have taken steps to attempt to minimize this risk. Please read “Entergy Arkansas Restoration Funding, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if Entergy Arkansas were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of Entergy Arkansas. Substantive consolidation would result in payment of the claims of the beneficial owners of the storm recovery bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Storm Recovery Property as Current Property

Entergy Arkansas will represent in the sale agreement, and the Act provides, that the storm recovery property sold pursuant to the sale agreement constitutes a current property right on the date that it is first transferred or pledged in connection with the issuance of the storm recovery bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Entergy Arkansas, a court would not rule that the applicable storm recovery property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable storm recovery property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders of the storm recovery bonds would attach to the storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the storm recovery property has been sold to us. If it were determined that the storm recovery property had not been sold to us, and the security interest in favor of the storm recovery bondholders did not attach to the storm recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against Entergy Arkansas. If so, there would be delays and/or reductions in payments on the storm recovery bonds. Whether or not a court determined that storm recovery property had been sold to us pursuant to the sale agreement, no assurances can be given that a court would not rule that any storm recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of Entergy Arkansas, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of Entergy Arkansas’ costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the storm recovery charge receipts used to make payments on the storm recovery bonds.

Regardless of whether Entergy Arkansas is the debtor in a bankruptcy case, if a court were to accept the argument that storm recovery property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Entergy Arkansas arising before that storm recovery property came into existence could have priority over our interest in that storm recovery property. Adjustments to the storm recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If Entergy Arkansas were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against Entergy Arkansas as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against Entergy Arkansas. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against Entergy Arkansas based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Entergy Arkansas.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Act permits the trustee to enforce the security interest in the storm recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the APSC or the Pulaski County (Arkansas) Circuit Court to order the sequestration and payment to holders of storm recovery bonds of all revenues arising from the applicable storm recovery charges. There can be no assurance, however, that the APSC or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the APSC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the storm recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the storm recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Act provides that the relative priority of a lien created under the Act is not defeated or adversely affected by the commingling of storm recovery charges arising with respect to the storm recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the storm recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled storm recovery charges held as of that date and could not recover the commingled storm recovery charges held as of the date of the bankruptcy.

However, if the court were to rule on the ownership of the commingled storm recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled storm recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled storm recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the APSC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that Entergy Arkansas as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the storm recovery bonds.  Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that acquire their storm recovery bonds at the initial offering price and hold their storm recovery bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, persons who hold storm recovery bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” U.S. persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations).  This summary also does not address the consequences to holders of the storm recovery bonds under state, local or foreign tax laws.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof.  All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” means a beneficial owner of a storm recovery bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person under applicable Treasury Regulations. A “Non-U.S. Holder” means a beneficial owner of a storm recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a storm recovery bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding storm recovery bonds (and partners in such partnerships) are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them.  Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF STORM RECOVERY BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

Taxation of the Issuing Entity and Characterization of the Storm Recovery Bonds

Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Sidley Austin LLP, as tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from Entergy Arkansas and (2) the storm recovery bonds will be treated as debt of Entergy Arkansas.  By acquiring a storm recovery bond, a storm recovery bondholder agrees to treat the storm recovery bond as debt of Entergy Arkansas, our sole member, for U.S. federal income tax purposes.  This opinion is based on certain representations made by us and Entergy Arkansas, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the storm recovery bonds.

Tax Consequences To U.S. Holders

Interest

Interest income on the storm recovery bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.  We expect that the storm recovery bonds will not be issued with original issue discount.  If the storm recovery bonds are issued with original issue discount, the prospectus supplement for those storm recovery bonds will address the tax consequences of the purchase, ownership and disposition  storm recovery bonds with original issue discount.

Sale or Retirement of Storm Recovery Bonds

On a sale, exchange or retirement of a storm recovery bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the storm recovery bond.  A U.S. Holder’s tax basis in its storm recovery bonds is the U.S. Holder’s cost, subject to adjustments.  Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the storm recovery bond was held for more than one year at the time of disposition.  If a U.S. Holder sells the storm recovery bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the storm recovery bond but that has not yet been paid by the sale date.  To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

Tax Consequences to Non-U.S. Holders

Withholding Taxation on Interest

Payments of interest income on the storm recovery bonds received by a Non-U.S. Holder that does not hold its storm recovery bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Entergy entitled to vote, is not a controlled foreign corporation that is related to Entergy through stock ownership, is not a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and Entergy or its paying agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•
a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•
a withholding certificate from a person representing to be a “qualified intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•
a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to Entergy Arkansas or its paying agent in order to claim any of the foregoing exemptions from U.S. federal withholding tax on payments of interest.  Interest paid to a Non-U.S. Holder will be subject to a U.S. federal withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the U.S. federal withholding tax or except where the interest is effectively connected with a U.S. trade or business as described in the next sentence.  A Non-U.S. Holder generally will be taxable in the same manner as a U.S. person with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States).  Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty.  In order to claim that interest income is effectively connected with the conduct of a U.S. trade or business, a Non-U.S. Holder must timely provide the appropriate IRS form, generally, IRS Form W-8ECI, to the withholding agent.  Any IRS forms that a Non-U.S. Holder provides to a withholding agent may be required to be periodically updated.

Capital Gains Tax Issues

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of storm recovery bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the storm recovery bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner.  Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients.  Payments made in respect of the storm recovery bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption.  A U.S. Holder can obtain a complete exemption from backup withholding by filing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).  Compliance with the identification procedures described above under “—Withholding Taxation on Interest” would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of a storm recovery bond to (or through) a broker, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met).  The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met).  Certification of the registered owner’s non-U.S. status would be made normally on an IRS Form W-8BEN under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation

Recently enacted legislation will impose a 3.8% tax on the net investment income (which includes interest and gross proceeds of a disposition of notes) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on plans subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of a plan in connection with the investment of the assets of the plan. For purposes of this discussion, “plans” include employee benefit plans and other plans and arrangements that provide retirement income, including individual retirement accounts and annuities and Keogh plans, as well as some collective investment funds and insurance company general or separate accounts in which the assets of those plans, accounts or arrangements are invested. A fiduciary of an investing plan is any person who in connection with the assets of the plan:

•	exercises discretionary authority or control over the management of the plan,

•	exercises authority or control over the disposition of the assets of the plan, or

•	provides investment advice for a fee.

Some plans, such as governmental plans, and certain church plans, plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non resident aliens, and the fiduciaries of those plans, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the storm recovery bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes certain general fiduciary requirements on fiduciaries, including:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents lawfully governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” unless a statutory or administrative exemption is available. Parties in interest include parties in interest under ERISA and disqualified persons under the Internal Revenue Code. The types of transactions that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Regulation of Assets Included in a Plan

A fiduciary’s investment of the assets of a plan in the storm recovery bonds may cause our assets to be deemed assets of the plan. Section 2510.3-101 of the regulations of the U.S. Department of Labor, as modified by Section 3(42) of ERISA, provides that the assets of an entity will be deemed to be assets of a plan that purchases an interest in the entity only if the interest that is purchased by the plan is an equity interest, equity participation by benefit plan investors is significant and none of the exceptions contained in Section 2510.3-101 of the regulations applies. An equity interest is defined in Section 2510.3-101 of the regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the storm recovery bonds will be treated as indebtedness under local law without any substantial equity features.

If the storm recovery bonds were deemed to be equity interests in us, equity participation by benefit plan investors were deemed to be significant, and none of the exceptions contained in Section 2510.3-101 of the regulations were applicable, then our assets would be considered to be assets of any plans that purchase the storm recovery bonds. The extent to which the storm recovery bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to Section 2510.3-101 of the regulations, as modified by Section 3(42) of ERISA, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and/or Section 4975 of the Internal Revenue Code.

In addition, the acquisition or holding of the storm recovery bonds by or on behalf of a plan could give rise to a prohibited transaction if we or the trustee, Entergy Arkansas, any other servicer, Entergy, any underwriter or certain of their affiliates has, or acquires, a relationship to an investing plan. Each purchaser of the storm recovery bonds will be deemed to have represented and warranted that its purchase and holding of the storm recovery bonds will not result in a prohibited transaction.

Before purchasing any storm recovery bonds by or on behalf of a plan, you should consider whether the purchase and holding of storm recovery bonds might result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the purchase and holding of the storm recovery bonds.

Prohibited Transaction Exemptions

If you are a fiduciary of a plan, before purchasing any storm recovery bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•
the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the storm recovery bonds by, or on behalf of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, storm recovery bonds may not be purchased with assets of any plan if we or the trustee, Entergy Arkansas, any other servicer, Entergy, any underwriter or any of their affiliates:

•	has authority or control over the investment of the assets of the plan used to purchase the storm recovery bonds; or

•
has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the storm recovery bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan.

Consultation with Counsel

If you are a fiduciary which proposes to purchase the storm recovery bonds on behalf of or with assets of a plan, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

PLAN OF DISTRIBUTION

We may sell the storm recovery bonds to or through the underwriters named in the prospectus supplement by a negotiated firm commitment underwriting and public reoffering by the underwriters or another underwriting arrangement that may be specified in the prospectus supplement. We may also offer or place the storm recovery bonds either directly or through agents. We intend that storm recovery bonds will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the storm recovery bonds may be made through a combination of these methods.

The distribution of storm recovery bonds may be effected in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

In connection with the sale of the storm recovery bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell storm recovery bonds to dealers at prices less a concession. Underwriters may allow, and the dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the storm recovery bonds may be deemed to be underwriters and any discounts or commissions received by them from the issuing entity and any profit on the resale of the storm recovery bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any of these underwriters or agents, and describe any compensation we give them, in the prospectus supplement.

RATINGS FOR THE STORM RECOVERY BONDS

It is a condition to issuance of the storm recovery bonds that each tranche be rated “Aaa” by Moody’s, “AAA” by S&P, and “AAA” by Fitch Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.  No person is obligated to maintain the rating on any storm recovery bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the storm recovery bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any tranche of storm recovery bonds is revised or withdrawn, the liquidity of this tranche of the storm recovery bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the storm recovery bonds other than the payment in full of each tranche of the storm recovery bonds by the tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, nationally recognized statistical rating organizations (NRSROs) providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the storm recovery bonds.  As a result, an NRSRO other than the NRSRO hired by the sponsor (hired NRSRO) may issue ratings on the storm recovery bonds (Unsolicited Ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs.  The Unsolicited Ratings may be issued prior to, or after, the closing date in respect of the storm recovery bonds and may not be reflected in the prospectus supplement.  Issuance of any Unsolicited Rating will not affect the issuance of the storm recovery bonds.  Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the storm recovery bonds might adversely affect the value of the storm recovery bonds and, for regulated entities, could affect the status of the storm recovery bonds as a legal investment or the capital treatment of the storm recovery bonds. Investors in the storm recovery bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings disclosed in the prospectus supplement.

A portion of the fees paid by EAI to the rating agencies is contingent upon the issuance of the storm recovery bonds.  In addition to the fees paid by EAI to the rating agencies at closing , EAI will pay a fee to the rating agencies for ongoing surveillance for so long as the storm recovery bonds are outstanding.  However, the rating agencies are under no obligation to continue to monitor or provide a rating on the storm recovery bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and Entergy Arkansas have filed with the SEC relating to the storm recovery bonds. This prospectus and the prospectus supplement describe the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus and the prospectus supplement do not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete. Each statement concerning those provisions is qualified in its entirety by reference to the respective exhibit. Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also read and copy the registration statement, the exhibits and any other documents we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

Entergy Arkansas Restoration Funding, LLC
425 West Capitol Avenue, 27th floor
Little Rock, Arkansas 72201
Telephone No. (501) 377 – 5886

We or Entergy Arkansas as sponsor will also file with the SEC all of the periodic reports we or the sponsor are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder.

The SEC allows us to “incorporate by reference” into this prospectus information we or the sponsor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in a prospectus supplement or information that we or the sponsor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future filing, which we or Entergy Arkansas, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any annual reports on Form 10-K). These reports will be filed under our own name as issuing entity.  Any statement contained in this prospectus, in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or the prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the storm recovery bonds, including certain U.S. federal income tax matters, will be passed on by Sidley Austin LLP, counsel to Entergy Arkansas and the issuing entity.  Certain other legal matters relating to the storm recovery bonds will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity, by Williams & Anderson PLC, Little Rock, Arkansas, Arkansas regulatory counsel to Entergy Arkansas and the issuing entity, and by Pillsbury Winthrop Shaw Pittman LLP, counsel to the underwriters. Pillsbury Winthrop Shaw Pittman LLP regularly represents affiliates of Entergy Arkansas in connection with various legal matters not relating to the offering of storm recovery bonds covered by this prospectus.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of some of the defined terms used in this prospectus which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement:

Act means the Arkansas Electric Utility Storm Recovery Securitization Act, codified as Ark. Code Ann. 23-18-901 et seq., that allows, among other things, for the securitization of storm recovery costs.

AES means an alternative energy supplier.

APSC means the Arkansas Public Service Commission.

Basic documents means, with respect to the storm recovery bonds, the administration agreement, sale agreement, servicing agreement, indenture and any supplements thereto or bills of sale given by the seller and the notes evidencing the storm recovery bonds.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Little Rock, Arkansas or New York, New York are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to the required capital level.

Clearstream means Clearstream Banking, société anonyme.

Collateral means all of the assets of the issuing entity pledged to the trustee for the benefit of the holders of the storm recovery bonds, which includes the storm recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the storm recovery bonds, all rights to the collection account and the subaccounts of the collection account (other than cash released to us from earnings on amounts in the capital account), and all other property of the issuing entity relating to the storm recovery bonds, including all proceeds in respect of the foregoing.

Collection account means the segregated trust account designated the collection account and held by the trustee under the indenture.

DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

Eligible institution means (1) the corporate trust department of the trustee or a subsidiary thereof, so long as the trustee or a subsidiary thereof have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade or (2) a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which (i) has either (A) a short-term issuer rating of “AAA” by S&P and “A2” by Moody’s, and, if rated by Fitch, “AAA” by Fitch or (B) a long-term issuer rating of “A-1 +” by S&P and “P-1” by Moody’s or any other long-term or short-term rating acceptable to the rating agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Entergy Arkansas means Entergy Arkansas, Inc.

Entergy Arkansas Funding means Entergy Arkansas Restoration Funding, LLC.

Entergy means Entergy Corporation.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear means Euroclear Bank SA/NV.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Financing costs means the debt service costs and the other costs of issuing, supporting and servicing the storm recovery bonds, as authorized in the financing order.

Financing order, as used in this prospectus, means an irrevocable order issued by the APSC to Entergy Arkansas which, among other things, governs the amount of storm recovery bonds that may be issued and terms for collections of the storm recovery charges.  As used in a prospectus supplement, the term may be used to refer to a financing order relating to specific storm recovery bonds, including the order issued on June 16, 2010 which became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the storm recovery bonds.

Fitch means Fitch, Inc.

General subaccount means that subaccount of the collection account that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of storm recovery bonds, as the same may be amended and supplemented from time to time.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

IRS means the Internal Revenue Service of the United States.

Issuing Entity means Entergy Arkansas Restoration Funding, LLC.

kWh means kilowatt-hour.

Moody’s means Moody’s Investors Service, Inc.

MWh means megawatt-hour.

No material adverse tax change opinion means, with respect to any action, an opinion of independent tax counsel that, as a result of such action (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the storm recovery bonds will be treated as debt of our sole owner for United States federal tax purposes and (ii) for United States federal income tax purposes, the issuance of the storm recovery bonds will not result in gross income to the seller.

Nonbypassable refers to the right of the servicer to collect the storm recovery charges from all existing and future retail customers located within Entergy Arkansas’ service territory, even if its service territory is acquired by another utility.

Non-U.S. Holder means a beneficial owner of a storm recovery bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.

Payment date means the date or dates on which interest and principal are to be payable on the storm recovery bonds.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

Rating agencies means Moody’s, S&P and Fitch.

Rating agency condition means, with respect to any action, the notification in writing to each rating agency of such action and the confirmation by S&P to the servicer, the trustee and the issuing entity that such action will not result in a suspension, reduction or withdrawal of the then rating by such rating agency of any outstanding tranche of storm recovery bonds.

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each storm recovery bond is registered will be paid on the respective payment date.

Required capital level means the amount required to be funded in the capital subaccount for the storm recovery bonds, which will equal 0.50% of the principal amount of storm recovery bonds issued by us.

Retail customer or retail electric customer means a retail customer within Entergy Arkansas’ service territory.

S&P means Standard and Poor’s Ratings Services, a Division of The McGraw-Hill Companies.

Sale agreement means the sale agreement to be entered into between the issuing entity and Entergy Arkansas, pursuant to which Entergy Arkansas sells and the issuing entity buys storm recovery property.

SEC means the U.S. Securities and Exchange Commission.

Series supplement means a supplement to the indenture which establishes the terms of the storm recovery bonds.

Service territory means, with regard to Entergy Arkansas, the certificated service area of Entergy Arkansas as it existed on June 16, 2010 (the date of the financing order), as the same may expanded thereafter, within which Entergy Arkansas may recover storm recovery costs and financing costs through nonbypassable storm recovery charges assessed on retail electric customers within that area.

Servicer means Entergy Arkansas, acting as the servicer, and any successor or assignee servicer, which will service the storm recovery property under the servicing agreement with the issuing entity.

Servicing agreement means the servicing agreement to be entered into between the issuing entity and the servicer, as the same may be amended and supplemented from time to time, pursuant to which the servicer undertakes to service storm recovery property.

Storm recovery charges means statutorily-created, nonbypassable, consumption-based charges.  Storm recovery charges are irrevocable and payable through Entergy Arkansas by existing and future retail electric customers who consume electricity that is transmitted or distributed within EAI’s service territory.

Storm recovery property means, with regard to Entergy Arkansas or the issuing entity, all of Entergy Arkansas’ right, title, and interest in and to certain property established pursuant to a financing order which is then transferred to the issuing entity, including the irrevocable right to impose, bill, collect and receive storm recovery charges payable by existing and future retail customers in Entergy Arkansas’ service territory as it existed on June 16, 2010, as it may be expanded, in an amount sufficient to recover the storm recovery costs and financing costs established in the financing order.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up mechanism or true-up adjustment means the mechanism required by the financing order whereby the servicer will file with APSC semi-annual adjustments to the applicable storm recovery charges based on the forecast of the most recent billing determinants, estimates of ongoing financing costs and forecasted uncollectibles by the servicer to ensure the projected recovery of amounts sufficient to provide timely payment of the scheduled principal of and interest on the storm recovery bonds and all financing costs during the two subsequent payment periods (approximately 12 months).  To the extent any storm recovery bonds remain outstanding after the scheduled maturity date of the last bond tranche, true-up adjustments will be made quarterly until the storm recovery bonds and all financing costs are paid in full.  Adjustments will immediately be reflected in the customers’ next billing cycle.  Any corrections for mathematical errors will be reflected in the next true-up.  There is no “cap” on the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up mechanism.  Through the true-up mechanism, retail electric customers in each customer class cross share in the liabilities of all other retail electric customers in such customer class for the payment of storm recovery charges.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

UCC means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

U.S. Holder means a beneficial owner of a storm recovery bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the United States is able to exercise primary supervision over administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in place to be treated as a U.S. person under applicable Treasury Regulations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered hereunder other than underwriting discounts and commissions.

Registration Fee	$ 71.30
Printing Expenses	**
Trustee Fees and Expenses	**
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Rating Agencies’ Fees	**
Miscellaneous	**

Total	$71.30

*
All amounts, other than the Registration Fee, are estimates of expenses to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $1,000,000 of securities registered by this Registration Statement.

**	To be filed by Amendment.

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Entergy Arkansas, Inc. (“EAI”) has insurance covering expenditures that might arise in connection with lawful indemnification of its directors and officers for certain of their liabilities and expenses. EAI’s directors and officers also have insurance that insures them against certain other liabilities and expenses. The corporation laws of Arkansas permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, and, under EAI’s Articles of Incorporation and By-Laws, its officers and directors may generally be indemnified to the full extent of such laws.

Article X of the limited liability company agreement pursuant to which Entergy Arkansas Restoration Funding, LLC (the “Issuing Entity,” and together with EAI, the “Registrants”) is formed provides that to the fullest extent permitted by law, the Issuing Entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Issuing Entity, by reason of the fact that such person is or was a manager, member, officer, controlling person, employee, legal representative or agent of the Issuing Entity, or is or was serving at the request of the Issuing Entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, partnership, corporation, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Issuing Entity, and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided that such person shall not be entitled to indemnification if such judgment, penalty, fine or other expense was directly caused by such person’s fraud, gross negligence or willful misconduct.

Further, the expenses of each person who is or was a manager, member, officer, controlling person, employee, legal representative or agent, or is or was serving at the request of the Issuing Entity as a member, manager, director, officer, partner, shareholder, controlling person, employee, legal representative or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Issuing Entity as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Issuing Entity.

 ITEM 16.  EXHIBITS

1.1	Form of Underwriting Agreement for the Senior Secured Storm Recovery Bonds.*
3.1	Second Amended and Restated Articles of Incorporation of Entergy Arkansas, effective August 19, 2009 (filed as Exhibit 3 to Form 8-K dated August 24, 2009 in 1-10764).**
3.2	By-Laws of Entergy Arkansas, Inc. effective November 26, 1999, and as presently in effect (filed as Exhibit 3(ii)(c) to the Form 10-K for the year ended December 31, 1999 in 1-10764).**
3.3	Certificate of Formation of Entergy Arkansas Restoration Funding, LLC.*
3.4	Limited Liability Company Agreement of Entergy Arkansas Restoration Funding, LLC.*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Senior Secured Storm Recovery Bonds).*
5.1	Opinion of Sidley Austin llp with respect to legality.*
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*
23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1, 8.1 and 99.6).*
23.2	Consent of Williams & Anderson PLC (included in its opinion filed as exhibit 99.7).*
24.1	Power of Attorney Entergy Arkansas, Inc., included on page II-7.***
24.2	Power of Attorney Entergy Arkansas Restoration Funding, LLC, included on page II-8.***
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.*
99.2	Form of Storm Recovery Property Purchase and Sale Agreement between Entergy Arkansas, Inc. and the Issuing Entity.*
99.3	Form of Administration Agreement.*
99.5	Financing Order.*
99.6	Opinion of Sidley Austin llp with respect to federal constitutional matters.*
99.7	Opinion of Williams & Anderson PLC, with respect to Arkansas constitutional matters.*

*	To be filed by amendment.
**	Incorporated by reference herein as indicated.
***	Included in Part II of this Registration Statement.
 ITEM 17.  UNDERTAKINGS

(a)	As to Rule 415:

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement; and provided further, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrants are relying on Rule 430B:

(i) each prospectus filed by the Registrants pursuant to Rule 424(b)(3), shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for purposes of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each Registrant undertakes that in a primary offering of securities of such Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrants or used or referred to by the Registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrants or the securities provided by or on behalf of the Registrants; and

(iv) any other communication that is an offer in the offering made by the Registrants to the purchaser.

(b)	As to qualification of trust indentures:

The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	As to documents subsequently filed that are incorporated by reference:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

(e)	As to incorporating by reference subsequent Exchange Act documents by third parties:

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act each filing of an annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 7th day of July, 2010.

ENTERGY ARKANSAS, INC.

By   /s/ Theodore H. Bunting, Jr.
Name:Theodore H. Bunting, Jr.
Title:	Senior Vice President and
Chief Accounting Officer

KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal and Frank Williford, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hugh T. McDonald Hugh T. McDonald	Chairman of the Board, Director, and President and Chief Executive Officer (Principal Executive Officer)	June 7, 2010
/s/ Gary J. Taylor Gary J. Taylor	Director, Group President, Utility Operations	July 7, 2010
/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 7, 2010
/s/ Steven C. McNeal Steven C. McNeal	Vice President and Treasurer (Principal Financial Officer)	July 7, 2010
/s/ Leo P. Denault Leo P. Denault	Director	July 7, 2010
/s/ Mark T. Savoff Mark T. Savoff	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans and State of Louisiana, on the 7th day of July, 2010.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC

By   /s/ Theodore H. Bunting, Jr.
Name:Theodore H. Bunting, Jr.
Title:	Chief Accounting Officer

KNOW ALL MEN, that each person whose signature appears immediately below constitutes and appoints Theodore H. Bunting, Jr., Steven C. McNeal and Frank Williford, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hugh T. McDonald Hugh T. McDonald	Manager and President (Principal Executive Officer)	June 7, 2010
/s/ Theodore H. Bunting, Jr. Theodore H. Bunting, Jr.	Chief Accounting Officer (Principal Accounting Officer)	July 7, 2010
/s/ Tucker Raney Tucker Raney	Manager and Secretary	July 7, 2010
/s/ Steven C. McNeal Steven C. McNeal	Manager, Vice President and Treasurer (Principal Financial Officer)	July 7, 2010
/s/ Albert C. King Albert C. King	Manager	July 7, 2010

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1	Form of Underwriting Agreement for the Senior Secured Storm Recovery Bonds.*
3.1	Second Amended and Restated Articles of Incorporation of Entergy Arkansas, effective August 19, 2009 (filed as Exhibit 3 to Form 8-K dated August 24, 2009 in 1-10764).**
3.2	By-Laws of Entergy Arkansas, Inc. effective November 26, 1999, and as presently in effect (filed as Exhibit 3(ii)(c) to the Form 10-K for the year ended December 31, 1999 in 1-10764).**
3.3	Certificate of Formation of Entergy Arkansas Restoration Funding, LLC.*
3.4	Limited Liability Company Agreement of Entergy Arkansas Restoration Funding, LLC.*
4.1	Form of Indenture between the Issuing Entity and the Indenture Trustee (including forms of the Senior Secured Storm Recovery Bonds).*
5.1	Opinion of Sidley Austin llp with respect to legality.*
8.1	Opinion of Sidley Austin llp with respect to federal tax matters.*
23.1	Consent of Sidley Austin llp (included in its opinions filed as Exhibits 5.1, 8.1 and 99.6).*
23.2	Consent of Williams & Anderson PLC (included in its opinion filed as exhibit 99.7).*
24.1	Power of Attorney Entergy Arkansas, Inc., included on page II-7.***
24.2	Power of Attorney Entergy Arkansas Restoration Funding, LLC, included on page II-8.***
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of [Trustee].*
99.1	Form of Storm Recovery Property Servicing Agreement between the Issuing Entity and the Servicer.*
99.2	Form of Storm Recovery Property Purchase and Sale Agreement between Entergy Arkansas, Inc. and the Issuing Entity.*
99.3	Form of Administration Agreement.*
99.5	Financing Order.*
99.6	Opinion of Sidley Austin llp with respect to federal constitutional matters.*
99.7	Opinion of Williams & Anderson PLC, with respect to Arkansas constitutional matters.*
*	To be filed by amendment.
**	Incorporated by reference herein as indicated.
***	Included in Part II of this Registration Statement.